QuickLinks -- Click here to rapidly navigate through this document

Exhibit T3E

BROOKFIELD RENEWABLE POWER INC.

INFORMATION CIRCULAR

WITH RESPECT TO A MEETING
TO BE HELD ON OCTOBER 25, 2011
OF THE HOLDERS OF THE FOLLOWING NOTES
OF BROOKFIELD RENEWABLE POWER INC.

5.25% Medium Term Notes, Series 3
5.84% Medium Term Notes, Series 4
6.132% Medium Term Notes, Series 6
5.14% Medium Term Notes, Series 7

Meeting Date:	October 25, 2011
Adjourned Meeting Date (if required):	November 16, 2011

These materials are important and require your immediate attention. They require noteholders of Brookfield Renewable Power Inc. to make important decisions. If you are in doubt as to how to make such decisions, please consult your financial, legal or other professional advisors. If you have any questions or require more information with regard to voting your notes, please contact Zev Korman of Brookfield Renewable Power Inc. by telephone at (416) 359-1955 or by e-mail at zev.korman@brookfield.com.

September 28, 2011

Dear Noteholder:

        You have received notice of a meeting (the "Meeting") of the holders (the "Noteholders") of the Series 3, Series 4, Series 6 and Series 7 notes (collectively, the "Notes") issued by Brookfield Renewable Power Inc. ("BRPI"), to be held on October 25, 2011 at 10:00 am (Toronto time) at the offices of Torys LLP located at 79 Wellington Street West, 33rd Floor, Toronto, Ontario, M5K 1N2.

Details and Purpose of Meeting

        The purpose of the Meeting is to obtain your approval and consent to certain transactions and changes to the indenture (the "Indenture") under which the Notes were created and issued to reflect such transactions and certain additional changes. BRPI is proposing to complete a strategic combination (the "Combination") of all of its renewable power assets located in Canada, the United States and Brazil with the renewable power assets of Brookfield Renewable Power Fund (the "Fund") to create Brookfield Renewable Energy Partners L.P. ("BREP"), a global publicly traded Bermuda limited partnership which will have a high-quality, diversified and virtually fully contracted renewable power portfolio. BREP and its related entities, together known as "Brookfield Renewable", will be Brookfield Asset Management Inc.'s (with its subsidiaries, "Brookfield") primary vehicle through which it will acquire renewable power assets on a global basis. BRPI is a significant unitholder of the Fund and has been the manager of the Fund since its inception. Accompanying this letter is an Information Circular (the "Information Circular") with respect to the Meeting. BRPI's infrastructure, energy trading and non-power generation assets and enterprise will not be included in the Combination.

        The Meeting has been called for the purpose of obtaining the requisite approval of the Noteholders (by "Extraordinary Resolution" for purposes of the Indenture) to the giving effect of the following matters (the "Meeting Matters"):

  (a)
  the assumption by a newly formed single purpose subsidiary of BREP (formed under the laws of Alberta) of the obligations of BRPI under the Indenture and the Notes, and the substitution of such subsidiary as the "Corporation" for purposes of the Indenture and the Notes;

  (b)
  the acceptance of guarantees from BREP and certain of its key holding subsidiaries, of the obligations of the issuer under the Indenture and the Notes;

  (c)
  the release of BRPI from all covenants, obligations and liabilities under the Indenture and the Notes; and

  (d)
  the making of certain amendments and modifications to the Indenture set out in the Information Circular to reflect the foregoing and such additional modifications to the Indenture as may be approved by Noteholders at the Meeting (the "Proposed Amendments") or as may be necessary or desirable to reflect the completion of the Combination or to give effect to the matters approved by Noteholders.

Standard & Poor's Ratings Services and DBRS Limited have confirmed that, subject to their review of final executed documentation, their respective credit ratings of the Notes will not be affected as a result of the proposed Combination or the Proposed Amendments.

        The board of directors of BRPI retained separate legal counsel to specifically consider the Combination and the Meeting Matters from the perspective of the Noteholders. BRPI's board of directors, including the independent directors, unanimously approved the Combination and concluded that the proposed transactions were fair to Noteholders.

        To facilitate a timely and positive response from Noteholders, BRPI will pay a fee equal to C$1.25 per C$1,000 principal amount of Notes (inclusive of all applicable sales and use taxes) to all Noteholders if the extraordinary resolution is passed by the requisite majority of Noteholders at the Meeting (or any adjournment of the Meeting) and the Combination is completed. If the Extraordinary Resolution is passed and the Combination is completed, BRPI will pay this fee to all Noteholders promptly after such completion.

About the Combination

        If approved, the Combination will be implemented by way of a plan of arrangement under the Business Corporations Act (Ontario) (the "Arrangement"). BREP will be established as a publicly traded Bermuda limited partnership, which is a known structure for owning infrastructure-like assets that BRPI believes is well suited to support BREP's long-term growth strategy and objectives. On the completion of the Arrangement, Brookfield will own approximately 73% of BREP on a fully exchanged basis, with the existing public unitholders of the Fund owning approximately 27% of BREP.

        The general partner of BREP will be a wholly-owned subsidiary of Brookfield and will have sole responsibility and authority for the management and control of BREP. In addition, Brookfield will provide management services to Brookfield Renewable under a long-term Master Services Agreement. The general partner of BREP will have a board consisting of seven directors, the majority of whom will be independent of Brookfield. It is expected that Brookfield Renewable's portfolio of assets will be managed by the same experienced team of professionals that has an established track record with BRPI and the Fund, and substantially all operating and administrative employees within BRPI and the Fund's operating platforms will be transferred to Brookfield Renewable.

Benefits of the Combination

        The board of directors of BRPI and the board of trustees of Brookfield Renewable Power Trust have unanimously approved the Arrangement. BRPI believes that if the Combination is completed, it will offer a number of compelling and strategic benefits, including the following:

        Superior cash flow and coverage metrics.    Brookfield Renewable will operate 179 power facilities (including the facilities currently under construction) in three countries, and will be established as a publicly traded, "pure-play" renewable power entity. Brookfield Renewable's portfolio is expected to generate approximately US$1.1 billion of annual EBITDA and approximately US$550 million of annual cash flow from operations based on long-term average hydrology and assuming the completion of the projects currently under construction that are scheduled to be commissioned by the end of 2012, determined on a combined pro forma basis and subject to certain adjustments. The combined adjusted pro forma EBITDA and cash flow of Brookfield Renewable is expected to exceed that of BRPI primarily due to the new fixed price energy contract that will be in place on completion of the Combination for certain of Brookfield Renewable's U.S. assets and the fact that BREP will own 100% of the Fund's assets (whereas BRPI currently owns approximately 34% of the Fund). As a result, BRPI expects that the ratio of BREP's EBITDA to its interest requirements will increase to (i) approximately two and a half times (from the current two times for BRPI) on a consolidated basis, and (ii) approximately nine times (from the current six times for BRPI) on a deconsolidated basis.

        Structural enhancement benefitting Noteholders.    Noteholders are currently structurally subordinate to unitholders of the Fund and the Preferred Shareholders (as defined below), as BRPI's interest in the Fund is pari passu with the interests of all other unitholders. Accordingly, cash flows generated from the Fund's assets are distributed to its unitholders (including BRPI) and only the portion received by BRPI is currently available to service the Notes. If the Combination is completed, Noteholders will benefit from guarantees from BREP's key holding subsidiaries, providing Noteholders with recourse to entities that are closer in ownership to the actual operating assets than is currently the case for BRPI, particularly with respect to the underlying operating assets of the Fund. In addition, the recourse of the Noteholders will become structurally senior to the interests of all public securityholders of BREP.

        Continued focus on attractive hydroelectric asset class.    BREP will benefit from an asset class representing one of the longest life, lowest cost and most environmentally preferred forms of power generation. BREP's predominantly hydroelectric portfolio will be unique compared to other listed renewable power platforms and its scale and quality are expected to provide significant scarcity value to investors.

        Continued stable, high-quality cash flows.    BRPI expects that BREP will have a highly stable, predictable cash flow sourced from a diversified portfolio of low operating cost, long-life hydroelectric and wind power assets, the vast majority of which sell electricity under long-term, fixed price contracts with creditworthy counterparties. Virtually all of BREP's generation output will be sold pursuant to contracts with public power authorities, load-serving utilities, industrial users and BRPI or its subsidiaries. The power contracts for BREP's assets will have a weighted average remaining duration of 24 years, providing long-term cash flow stability. The North American hydro assets have substantial water storage, providing protection against periods of low precipitation. In Brazil, the portfolio benefits from a regulatory regime which levelizes hydrology across all participants and substantially eliminates exposure to fluctuations in generation.

        Enhanced liquidity and capitalization.    BREP will have significant scale. BRPI expects that upon completion of the Combination, BREP's initial market capitalization will exceed US$6 billion (on a fully exchanged basis), and that BREP will have approximately US$13 billion of power generating assets and a conservative leverage profile with a consolidated debt-to-total capitalization of approximately 40%. In addition, BREP has applied to list its limited partnership units on the Toronto Stock Exchange, or the TSX, under the symbol "BEP.UN". Following closing, BREP intends to apply to have the limited partnership units listed for trading on the New York Stock Exchange. BRPI expects this will also enhance BREP's trading liquidity and deepen its investor base, broadening its access to capital and ability to secure and fund new transactions globally.

        Continued strategic relationship with Brookfield.    Brookfield Renewable will continue to benefit from a strategic relationship with Brookfield which has in the past provided BRPI with significant access to diversified sources of low cost capital. BREP will be Brookfield's primary vehicle through which it will acquire renewable power assets on a global basis.

Fund Approvals and Timing of Closing of Combination

        The proposed Combination was announced by Brookfield and the Fund on September 13, 2011. Its completion is conditional upon, among other things: (i) the approval of the Meeting Matters by Noteholders by extraordinary resolution; (ii) the approval by a majority of the votes cast by unitholders of the Fund (other than BRPI or a "related party" (as defined under and in accordance with Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions) of BRPI, at a unitholder meeting and the approval of not less than two-thirds of the votes cast by unitholders of the Fund at such meeting; (iii) the approval of holders of not less than two-thirds of votes cast by the Class A preferred shareholders (the "Preferred Shareholders") of Brookfield Renewable Power Preferred Equity Inc., a subsidiary of the Fund, at a meeting of Preferred Shareholders; (iv) the approval of the Arrangement by the Ontario Superior Court of Justice; and (v) receiving certain other third party consents and governmental approvals and the satisfaction of certain customary closing conditions.

        If the Noteholders do not approve the Meeting Matters (including the release of BRPI), BRPI will have the right to terminate or proceed with the Arrangement without the Proposed Amendments contemplated hereby. If the Preferred Shareholders do not approve the proposed Arrangement, BRPI will have the right to either terminate or proceed with the Arrangement. If BRPI so elects to proceed with the Arrangement, all of the Preferred Shares will be redeemed in accordance with their terms.

        If the Fund approvals are obtained and all other conditions to the completion of the Combination are satisfied or waived, the closing of the Combination is expected to occur during the fourth quarter of 2011.

Proposed Indenture Amendments Requiring Noteholder Approval

        The completion of the Combination does not require Noteholder approval and is permitted under the terms of the Indenture. However, BRPI is proposing that Brookfield Renewable assume all of BRPI's obligations under and in respect of the Indenture and the Notes, that BRPI be released from those obligations upon such assumption, and that the Proposed Amendments be made to the Indenture (which does require Noteholder approval).

        The Meeting Matters require the approval by Noteholders by extraordinary resolution. To become effective, the extraordinary resolution requires the approval of not less than 66 2/3% of the votes cast by the Noteholders represented in person or by proxy at the Meeting or, if applicable, at any adjournment thereof. Noteholders of record as at the close of business on September 14, 2011, the record date established for the Meeting, will be entitled to one vote for each $1,000 principal amount of Notes held, on all matters that come before the Meeting. A single vote of Noteholders of all Series of Notes, voting together, will be held at the Meeting to approve the extraordinary resolution.

        Pursuant to the provisions of the Indenture, any extraordinary resolution passed at the Meeting, or any adjournment of the Meeting, will, if passed in accordance with the provisions contained in the Indenture, be binding upon all Noteholders, whether present or absent from the Meeting.

        If the Noteholders do not approve the Meeting Matters (including the release of BRPI), BRPI will have the right to terminate or proceed with the Arrangement. If BRPI terminates the Arrangement, the Proposed Amendments will not be implemented. If BRPI proceeds with the Arrangement, the Notes will remain obligations of BRPI and Brookfield Renewable will contractually assume these obligations as between it and BRPI (and not in favour of the Noteholders) and the Noteholders will not obtain many of the benefits described above (including the structural enhancement resulting from the direct guarantees from certain key BREP holding subsidiaries).

        Please read the attached Information Circular carefully and complete and return the form of proxy or a voting instruction form provided to you in accordance with the instructions provided by your broker or intermediary, as the case may be, in accordance with the instructions set out on the form in order to vote on the proposed extraordinary resolution described in the Information Circular.

        The board of directors of BRPI believes it is in the best interests of Noteholders to approve the Meeting Matters for the reasons described above. Following the Combination, Noteholders will continue to benefit from the same high-quality, low cost and long life renewable assets that have delivered stable and dependable cash flows under BRPI, while gaining a largely contracted portfolio and structural enhancement. We hope to have your support and vote at the Meeting.

        If you have any questions or require more information with regard to voting your Notes, please contact Zev Korman of BRPI by telephone at (416) 359-1955 or by e-mail at zev.korman@brookfield.com.

Yours very truly,

BROOKFIELD RENEWABLE POWER INC.

By:
Name:	Richard Legault
Title:	Chief Executive Officer

GENERAL PROXY MATTERS	1
PRINCIPAL AMOUNT OF NOTES OUTSTANDING	7
OVERVIEW OF PROPOSED COMBINATION	8
GOVERNANCE	11
STRATEGIC BENEFITS OF THE COMBINATION	13
OVERVIEW OF MATTERS TO BE CONSIDERED AT THE MEETING	14
RATINGS	16
BUSINESS OF BROOKFIELD RENEWABLE	16
CAPITALIZATION OF BROOKFIELD RENEWABLE	19
BROOKFIELD RENEWABLE'S PRINCIPAL AGREEMENTS	21
APPROVALS AND ANTICIPATED TIMING FOR COMBINATION	28
DETAILS OF THE ARRANGEMENT	29
MEETING MATTERS	31
PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	33
PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	35
RISK FACTORS	40
OFFICES OF BNY TRUST COMPANY OF CANADA	50
GLOSSARY OF TERMS	52
APPENDIX "A" — EXTRAORDINARY RESOLUTION	A-1
APPENDIX "B" — SIXTH SUPPLEMENTAL INDENTURE	B-1
APPENDIX "C" — FORM OF GUARANTEE	C-1
APPENDIX "D" — PLAN OF ARRANGEMENT	D-1
APPENDIX "E" — BREP PRO FORMA FINANCIAL STATEMENTS	E-1
APPENDIX "F" — NOTICE OF APPLICATION TO THE COURT FOR FINAL HEARING	F-1

        Reference is made to the Glossary of Terms for detailed definitions of certain defined terms used in this Information Circular. References to "$" or "dollars" are to United States dollars unless otherwise specified. Capitalized terms used in this Information Circular but not defined herein have the meanings given to them in the indenture dated as of December 16, 2004 between BNY Trust Company of Canada, as trustee, The Bank of New York Mellon, as trustee, and Brookfield Renewable Power Inc., as supplemented, amended or restated from time to time (the "Indenture").

BROOKFIELD RENEWABLE POWER INC.
INFORMATION CIRCULAR

GENERAL PROXY MATTERS

Introduction and Summary of the Purpose of the Meeting

        This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of Brookfield Renewable Power Inc. ("BRPI") for use at the Meeting and any adjournment(s) thereof. The Meeting is being convened by BNY Trust Company of Canada in its capacity as trustee for the Noteholders in accordance with the Indenture. Copies of this Information Circular are available to anyone, upon request, from BRPI, and without charge to Noteholders.

        BRPI is proposing to complete a strategic combination of all of its renewable power assets with the renewable power assets of Brookfield Renewable Power Fund (the "Fund") to create a global publicly traded Bermuda limited partnership called Brookfield Renewable Energy Partners L.P. ("BREP"), which will have a high-quality, diversified and virtually fully contracted renewable power portfolio. BREP and its related entities, together known as "Brookfield Renewable", will be Brookfield's primary vehicle through which it will acquire renewable power assets on a global basis. BRPI is a significant unitholder of the Fund and has been the manager of the Fund since its inception.

        The combination will take place by way of a Plan of Arrangement under the Business Corporations Act (Ontario). BREP will be established as a publicly traded Bermuda limited partnership, which is a known structure for owning infrastructure-like assets that BRPI believes is well suited to support BREP's long-term growth strategy and objectives. On completion of the Arrangement, Brookfield will own approximately 73% of BREP on a fully exchanged basis, with the existing public unitholders of the Fund owning approximately 27% of BREP.

        The Indenture does not require Noteholder approval for the completion of the Combination. However, BRPI is seeking Noteholder approval because BRPI is proposing that Brookfield Renewable assume all of BRPI's obligations under and in respect of the Indenture and the Notes, that BRPI be released from those obligations upon such assumption, and that certain changes be made to the Indenture (described more fully under the heading "Meeting Matters") to reflect:

  (a)
  the assumption by BRP Finance ULC (the "Corporation"), a newly formed single purpose subsidiary of BREP formed under the laws of the Province of Alberta, of the obligations of BRPI under the Indenture and the Notes, and the substitution of such subsidiary as the "Corporation" for purposes of the Indenture and the Notes;

  (b)
  the delivery and acceptance of guarantees from BREP and certain of its key holding subsidiaries of the obligations of the Corporation under the Indenture and the Notes;

  (c)
  the release of BRPI from all covenants, obligations and liabilities under the Indenture and the Notes; and

  (d)
  the making of certain amendments and modifications to the Indenture identified in this Information Circular to reflect the foregoing and such additional modifications to the Indenture as may be approved by Noteholders at the Meeting (the "Proposed Amendments") or as may be necessary or desirable to reflect the Combination or to give effect to the matters approved by Noteholders.

        The solicitation of proxies by this Information Circular is being made by BRPI and any proxy solicitation agents that BRPI may retain from time to time. It is expected that the solicitation of proxies for the Meeting will be made primarily by mail but proxies may also be solicited in person or by telephone or electronic mail by employees or advisers of BRPI. The cost of the solicitation of proxies will be borne directly by BRPI.

        This Information Circular has been prepared solely by BRPI and not by the Fund. The information contained in this Information Circular is given as at September 28, 2011, except where otherwise noted. No person is authorized to give any information or to make any representations in connection with the matters to be considered at the Meeting, the Arrangement or the proposed Combination other than those contained in this Information Circular and, if given or made, any such information or representations must not be relied upon as having been authorized.

        All summary descriptions of the Proposed Amendments and the proposed terms of the Guarantees contained in this Information Circular are qualified in their entirety by reference to the specific terms and conditions set forth in the Amended and Restated Indenture appended as Exhibit "A" to the Sixth Supplemental Indenture (which is attached as Appendix "B") and the form of Guarantee attached to this Information Circular as Appendix "C".

Forward Looking Statements

        This Information Circular contains forward-looking statements and information concerning the business, operations and financial condition of BRPI, BREP and Brookfield Renewable. Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this Information Circular include statements regarding the proposed combination of assets of BRPI and the Fund, as well as the creation and structure of BREP and its anticipated ratings, the anticipated benefits of the Combination, the quality of BREP's assets and the resiliency of the cash flow they will generate, BREP's anticipated financial performance, liquidity and future growth prospects, the listing and liquidity of the limited partnership units of BREP, BREP's liquidity and access to capital and the timing of the transaction. Forward-looking statements can be identified by the use of words such as "will", "expected", "intend", "continue", and "targets", or variations of such words and phrases. Although BRPI believes that BREP's anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this Information Circular are based upon reasonable assumptions and expectations, BRPI can give no assurance that such expectations will prove correct. The reader should not place undue reliance on forward-looking statements and information as such statements and information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BREP to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

        Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the risk that the conditions precedent to be met and the regulatory and third party approvals to be obtained for the Combination to occur, are not met or obtained; changes to hydrology at Brookfield Renewable's hydroelectric stations or in wind conditions at its wind energy facilities; the risk that counterparties to contracts do not fulfill their obligations and, as its contracts expire, Brookfield Renewable may not be able to replace them with agreements on similar terms; Brookfield Renewable's operations being highly regulated and exposed to increased regulation which could result in additional costs; the risk that Brookfield Renewable's concessions and licenses will not be renewed; the risk that a portion of Brookfield Renewable's hydroelectric portfolio is subject to re-contracting and may become subject to price risk; the risk that Brookfield Renewable may fail to comply with the conditions in, or may not be able to maintain, its governmental permits; the risk that future acquisitions may subject Brookfield Renewable to additional risks; the risk that Brookfield Renewable may experience equipment failure; and other risks and factors detailed from time to time in BRPI and the Fund's public filings, including the meeting materials to be sent to their securityholders in connection with the Combination and the additional risk factors described in this Information Circular (see "Risk Factors"). BRPI cautions that the foregoing list of important factors that may affect future results is not exhaustive. Except as required by law, BRPI does not undertake any obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may result from new information, future events or otherwise.

        Nothing in this Information Circular constitutes a representation, warranty or covenant on the part of BRPI, Brookfield Renewable, the Fund, Brookfield, the Trustee, the U.S. Trustee or any of their affiliates, nor any of their respective directors, officers, employees, agents, partners, unitholders or investors.

Cautionary Statement Regarding the Use of Non-IFRS Accounting Measures

        This Information Circular contains references to "EBITDA" and "operating cash flow", which are not generally accepted accounting measures under International Financial Reporting Standards ("IFRS") and may differ from definitions of EBITDA and operating cash flow used by other companies. Management of BRPI believes that EBITDA and operating cash flow are useful supplemental measures that may assist investors in assessing the financial performance and the cash anticipated to be generated by the operating portfolio of BREP.

  EBITDA

        EBITDA as referred to in this Information Circular means 100% of revenues from the operating portfolio of BREP less direct costs (including energy marketing costs), before interest, taxes, depreciation, amortization and asset management fees. See "Business of Brookfield Renewable — Adjusted Pro Forma EBITDA and Cash Flow".

  Operating Cash Flow

        Operating cash flow as referred to in this Information Circular means 100% of revenues from the operating portfolio of BREP less direct costs (including energy marketing costs), interest expense, cash taxes, and asset management fees, and has been adjusted for non-controlling interests. See "Business of Brookfield Renewable — Adjusted Pro Forma EBITDA and Cash Flow".

        Neither of the two measures identified above should be considered as a sole measure of performance, or considered in isolation from, or a substitute for, analysis of the financial statements prepared in accordance with IFRS and attached as Appendix "E" to this Information Circular.

Appointment of Proxies

        Enclosed is a form of proxy for use in connection with the Meeting. The form of proxy contemplates that a Noteholder may vote the Notes held by it for or against the Extraordinary Resolution.

        The persons named in the enclosed form of proxy are Richard Legault and Donald Tremblay, the Chief Executive Officer and the Executive Vice President, respectively, of BRPI. Each Noteholder has the right to appoint a person other than the persons named in the enclosed form of proxy to represent the Noteholder at the Meeting. A Noteholder who wishes to appoint some other person to represent the holder at the Meeting may do so by inserting such person's name in the blank space provided in the form of proxy. Such other person need not be a Noteholder. To the extent that a Noteholder's proxy does not provide an instruction with respect to the Extraordinary Resolution, the principal amount of the Notes represented by the proxy will be voted FOR the approval of the Extraordinary Resolution.

        The persons appointed under the enclosed form of proxy are conferred with discretionary authority with respect to amendments or variations of matters identified in the form of proxy and this Information Circular and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in this Information Circular are properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business. At the date of this Information Circular, there are no such amendments, variations or other matters which are expected to come before the Meeting other than the matters referred to in this Information Circular and routine matters incidental to the conduct of the Meeting.

        To be valid, proxies must be filled out, correctly signed and deposited with BNY Trust Company of Canada, c/o CIBC Mellon Trust Company, Proxies Department, 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6 or by facsimile to (416) 368-2502, in each case so as to arrive not later than 5:00 p.m. (Toronto time) on October 21, 2011, and if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the day of the adjourned Meeting. Proxies may also be delivered to the chairperson or the scrutineers at the Meeting or any adjournment thereof prior to commencement of the Meeting. If the Meeting is adjourned, any proxy properly submitted prior to the time called for the Meeting will, unless revoked in the manner described below, be effective at the adjourned Meeting.

        The document appointing a proxy must be in writing and completed and signed by a Noteholder or his or her attorney authorized in writing or, if the Noteholder is a corporation, by a duly authorized officer or attorney thereof. Persons signing as officers, attorneys, executors, administrators, trustees, etc., should so indicate and may be asked to provide satisfactory evidence of such authority.

        A Noteholder that has given a proxy may revoke the proxy: (a) by completing and signing a form of proxy bearing a later date and depositing it as set forth above with BNY Trust Company of Canada; (b) by depositing an instrument in writing executed by the Noteholder (or by his or her attorney authorized in writing) clearly indicating an intention to revoke a previously given proxy at the registered office of BNY Trust Company of Canada as set forth above, at any time up to and including 5:00 p.m. (Toronto time) on the second business day preceding the day of the Meeting or any adjournment(s) or postponement(s) thereof; or (c) in any manner permitted by law. A Non-Registered Holder who wishes to revoke a voting instruction form or proxy given to an intermediary should contact their intermediary for instructions.

Non-Registered Holders

        These materials are being sent to both registered and non-registered owners of Notes. If you are a non-registered Holder, and the Trustee or its agent has sent these materials directly to you, your name and address and information about your holdings of Notes have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

        Only registered Noteholders, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. The Notes are registered in a "book-entry only" system under which such issued and outstanding Notes are evidenced by global certificates that are registered in the name of and held by CDS Clearing and Depository Services Inc. or its nominee ("CDS"). In order to exercise its voting rights, a beneficial owner of Notes (a "Non-Registered Holder") is required to exercise its voting rights through CDS and, if applicable, the intermediary that the Non-Registered Holder deals with in respect of the Notes. Intermediaries include banks, trust companies, securities dealers or brokers.

        BRPI has distributed copies of the Notice of Meeting and this Information Circular and the form of proxy (collectively, the "meeting materials") to CDS and intermediaries for onward distribution to Non-Registered Holders.

        In order for Non-Registered Holders to vote their Notes at the Meeting, they must carefully follow the procedures and instructions received from their intermediary accompanying this Information Circular. Applicable regulatory policy in Canada requires intermediaries to seek voting instructions from Non-Registered Holders in advance of securityholders' meetings. Intermediaries should forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Many brokers now delegate the responsibility for obtaining instructions from Non-Registered Holders to Broadridge Financial Solutions (Canada) Inc. ("Broadridge"). Broadridge typically prepares a machine-readable voting instruction form, mails those forms to Non-Registered Holders and asks Non-Registered Holders to return the forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions representing the voting of the securities to be represented at the applicable meeting. A Non-Registered Holder receiving a Broadridge voting instruction form cannot use that voting instruction form to vote his, her or its Notes directly at the Meeting. The voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have the Notes voted.

        Although Non-Registered Holders may not be recognized directly at the Meeting for the purposes of voting their Notes registered in the name of an intermediary, a Non-Registered Holder may attend at the Meeting as proxyholder for the registered holder (i.e., the intermediary) and vote their Notes in that capacity.

        Non-Registered Holders should receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Notes they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive:

  (a)
  Voting Instruction Form.    In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form.

    (i)
    If You Do Not Wish to Attend the Meeting.    If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on its behalf), complete and sign the voting instruction form and return it in accordance with the instructions on the form. Voting instruction forms sent by Broadridge may permit the completion of the voting instruction form by telephone or through the Internet at www.proxyvote.com. As a Non-Registered Holder, you may revoke a voting instruction form given to an intermediary in accordance with any instructions indicated on the voting instruction form or as otherwise communicated by your intermediary.

    (ii)
    If You Wish to Attend the Meeting.    If as a Non-Registered Holder, you wish to attend and vote at the Meeting in person (or have another person, who need not be a Noteholder, attend and vote on your behalf), you must follow the instructions on the voting instruction form that you receive or seek the appropriate form or forms of proxy from your intermediary or other party who is the registered Noteholder or otherwise holds such securities and follow the instructions from such intermediary carefully to ensure you may vote at the Meeting.

    or

  (b)
  Form of Proxy.    Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, applicable forms of proxy that have already been signed by the intermediary (typically by a facsimile, stamped signature) which is restricted as to the principal amount of Notes beneficially owned by the Non-Registered Holder but which is otherwise not completed. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the holder's behalf), then in order to exercise the related voting rights the Non-Registered Holder must complete the applicable form or forms of proxy and deposit each with BNY Trust Company of Canada, c/o CIBC Mellon Trust Company, Proxies Department, 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6 or by facsimile to (416) 368-2502. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the holder's behalf), the Non-Registered Holder must strike out the names of the persons named in the applicable form or forms of proxy and insert the Non-Registered Holder's (or such other attending person's) name in the blank space provided.

  Non-Registered Holders should follow the instructions on the forms they receive and contact their intermediaries promptly if they need assistance.

        If your Notes are not registered in your name or held by you directly and you plan to attend and vote at the Meeting, please obtain a valid voting instruction form or form of proxy from the intermediary or other party who is the registered holder or otherwise holds such securities and follow the instructions from such intermediary carefully in order to ensure you may vote at the Meeting.

        If you have any questions about the procedures to be followed in order to ensure that you can vote at the Meeting or about obtaining, completing or depositing proxies, please contact CIBC Mellon Trust Company at 1-800-387-0825 and a representative will be pleased to assist you.

Voting of Proxies

        The persons named in the enclosed form of proxy will vote the Notes in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions of the Noteholder as indicated on the proxy and, if the Noteholder specifies a choice with respect to any matter to be acted upon, the Notes will be voted accordingly. To the extent that a Noteholder's proxy does not provide an instruction with respect to the Extraordinary Resolution, the principal amount of the Notes represented by the proxy will be voted FOR the approval of the Extraordinary Resolution.

        The enclosed form of proxy confers discretionary authority upon the persons named in the enclosed form of proxy with respect to amendments to or variations of matters identified in the Notice of Meeting and this Information Circular and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, there are no such amendments, variations or other matters which are expected to come before the Meeting other than the matters referred to in the Notice of Meeting and this Information Circular and routine matters incidental to the conduct of the Meeting.

Information for United States Noteholders

        The securities to be issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), and such securities will be issued in reliance upon the exemption from the registration requirements of the 1933 Act as set forth in Section 3(a)(10) thereof and only to the extent that corresponding exemptions from the registration or qualification requirements of state "blue sky" securities laws are available. The Notes will not be listed for trading on any United States stock exchange. Securityholders in the United States should be aware that Canadian disclosure requirements are different from those of the United States applicable to registration statements under the 1933 Act and proxy statements under the 1934 Act. Specifically, information concerning the operations of BRPI, the Fund and Brookfield Renewable contained or incorporated by reference herein has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. The unaudited pro forma financial statements of BREP appended to this Information Circular were prepared in accordance with IFRS and are subject to Canadian auditing and auditor independence standards, which differ from United States generally accepted accounting principles and auditing and auditor independence standards, respectively, in certain material respects, and thus may not be comparable to financial statements of United States entities.

        Section 3(a)(10) of the 1933 Act exempts the issuance of certain securities exchanged for one or more outstanding securities from the registration requirements of the 1933 Act where, among other things, the fairness of the terms and conditions of the exchange of such securities have been approved by certain courts, after a hearing upon the fairness of the terms and conditions of the exchange at which all persons to whom the securities will be issued have the right to appear and receive timely notice thereof. The Court is authorized pursuant to applicable Canadian law to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. The Court will be advised that if the terms and conditions of the Arrangement are approved by the Court pursuant to the Final Order, the securities to be issued pursuant to the Arrangement will not require registration under the 1933 Act pursuant to Section 3(a)(10) thereof. Therefore, if the Court approves the Plan of Arrangement, its approval will constitute the basis for the securities to be issued without registration under the 1933 Act. The Arrangement will only be effective if approved by the Court. An application for the final order of the Court pursuant to section 182(5) of the OBCA approving the Arrangement is expected to be made on November 22, 2011 at 10:00 a.m. (Toronto time) in Toronto, Ontario.

        The securities to be issued under the Arrangement will generally not be "restricted securities" (as such term is defined in Rule 144 under the 1933 Act) in the United States, unless those securities are issued to persons who are "affiliates" (as such term is defined in Rule 144 under the 1933 Act) of the issuer of such securities (or were "affiliates" of the issuer of such securities within 90 days before the effective time of the Arrangement). Persons who may be deemed to be "affiliates" of an issuer include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

        Any resale of such securities by such an "affiliate" is subject to the registration requirements of the 1933 Act and must accordingly be made pursuant to an effective registration statement or in a transaction exempt from registration. Subject to certain limitations, such "affiliates" may immediately resell such securities outside the United States without registration under the 1933 Act pursuant to Regulation S under the 1933 Act. With respect to transactions inside the United States, Rule 144 under the 1933 Act generally provides that such "affiliates" may not sell the securities received pursuant to the Arrangement on an unregulated basis except in accordance with certain volume, current public information and manner of sale limitations set out in Rule 144 under the 1933 Act. These limitations generally require that any sales made by an "affiliate" in any three-month period not exceed the greater of 1% of the outstanding securities or, if such securities are listed on a United States securities exchange (such as the NYSE or NASDAQ), the average weekly trading volume over the four calendar weeks preceding the placement of the sell order, and that sales be made in unsolicited, open market "brokers' transactions" (as such term is defined in Rule 144 under the 1933 Act) at times when certain information specified by Rule 144 under the 1933 Act is publicly available with respect to the issuer of such securities.

        The solicitation of proxies for the Meeting is not subject to the proxy requirements of Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"). Accordingly, the solicitations and transactions contemplated in this Information Circular are made in the United States for securities of a Canadian issuer in accordance with Canadian securities laws, and this Information Circular has been prepared in accordance with disclosure requirements applicable in Canada, which differ from requirements applicable to registration statements under the 1933 Act and proxy statements under the 1934 Act.

        Each of BRPI, the Fund, BREP, BRELP, the Corporation, CanHoldco and Bermuda Holdco are entities existing under the laws of jurisdictions outside of the United States. Some or all of the directors and officers of these entities may be residents of countries other than the United States. All or some of these entities' assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon any of these entities, their officers and directors, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of these entities, their directors and officers.

        The foregoing discussion is only a general overview of certain requirements of United States securities laws applicable to the securities received upon completion of the Arrangement. All holders of such securities are urged to consult with counsel to ensure that the resale of their securities complies with applicable securities legislation.

        NEITHER THE ARRANGEMENT NOR THE SECURITIES TO BE ISSUED PURSUANT TO THE ARRANGEMENT HAVE BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Information for Canadian Noteholders

        All securities to be issued pursuant to the Arrangement will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian securities laws and, following completion of the Arrangement, such securities will generally be "freely tradable" (other than as a result of any "control block" restrictions which may arise by virtue of the ownership thereof) under the applicable securities laws of the provinces of Canada.

PRINCIPAL AMOUNT OF NOTES OUTSTANDING

        The principal amount of the Notes outstanding on the date hereof is as follows:

	Principal Amount	Due Date
Series 3 Notes	C$200,000,000	November 5, 2018
Series 4 Notes	C$150,000,000	November 5, 2036
Series 6 Notes	C$300,000,000	November 30, 2016
Series 7 Notes	C$450,000,000	October 13, 2020

        Each holder of Notes of record at the close of business on September 14, 2011, the record date established for the Meeting, will be entitled to one vote for each C$1,000 principal amount of Notes held, on all matters that come before the Meeting.

        A single vote of Noteholders of all series of Notes, voting together, will be held at the Meeting to approve the Extraordinary Resolution.

 OVERVIEW OF PROPOSED COMBINATION

        If completed, the Combination will result in the strategic combination of all of the renewable power assets of the Fund and BRPI in Brookfield Renewable Energy Partners L.P., or BREP, and will establish BREP as a global publicly traded Bermuda limited partnership with a high-quality, diversified and virtually fully contracted renewable power portfolio. BRPI is a significant unitholder of the Fund and has been the manager of the Fund since its inception. BREP will be Brookfield's primary vehicle through which it will acquire renewable power assets on a global basis.

        Following the Combination, Brookfield Renewable will have 172 existing generating stations totaling an aggregate of approximately 4,400 MW of installed capacity in Canada, the United States and Brazil, with long-term average annual generation of approximately 17,000 GWh. Brookfield Renewable will also have three wind farms and four hydro facilities under construction that are scheduled to be commissioned over the next twenty-four months. These facilities are expected to grow the aggregate capacity of Brookfield Renewable's portfolio to approximately 4,800 MW. Brookfield Renewable will benefit from comprehensive operating and developing platforms in each of its focus markets in Canada, the United States and Brazil, as well as a portfolio of renewable power development projects that will attractively position BREP for continued growth.

        BRPI currently has interests in certain infrastructure assets, primarily focused on utilities and energy, transportation and timber assets in North and South America, Australasia and Europe, through an approximate 28% interest in an affiliate of Brookfield Infrastructure Partners L.P. and a 10% interest in Transelec Chile S.A. (the owner and operator of the majority of Chile's national transmission grid). BRPI's investments in these infrastructure assets and its energy trading and non-power generation assets and enterprises will not be transferred to Brookfield Renewable and will remain with BRPI. These assets and businesses do not fit with the strategy of Brookfield Renewable's "pure-play" renewable power platform.

        The general partner of BREP (the "Managing General Partner") will be a wholly-owned subsidiary of Brookfield and will have sole responsibility and authority for the management and control of BREP. The Managing General Partner will have a board consisting of seven directors, the majority of whom will be independent. The governance of BREP is described more fully under the heading "Governance". As part of the Combination, substantially all of the operating and administrative employees within BRPI and the Fund's operating platforms will be transferred to Brookfield Renewable. On completion of the Combination, Brookfield will also provide management services to Brookfield Renewable under a long-term Master Services Agreement. It is expected that Brookfield Renewable's portfolio of assets will be managed by the same experienced team of professionals that has an established track record with BRPI and the Fund.

        On the completion of the Arrangement, Brookfield will own approximately 73% of BREP on a fully exchanged basis, with the existing public Unitholders owning approximately 27% of BREP.

Pre and Post Combination Structures

        The following diagram illustrates the simplified current organizational structure of BRPI's renewable power business (including its interest in the Fund).

Simplified Current Organizational Structure

(1)
BRPI owns interests in other infrastructure assets primarily focused on utilities and energy, transportation and timber assets in North and South America, Australasia and Europe, through an approximate 28% interest in Brookfield Infrastructure LP and an approximate 10% interest in Transelec Chile S.A. BRPI's infrastructure, energy trading and non-power generation assets and enterprise will not be transferred to BREP as they are not part of BRPI's renewable power business and will remain with BRPI.

(2)
Assuming the exchange by BRPI of the exchangeable shares of a subsidiary of the Fund into units of the Fund.

        As part of the Arrangement, Unitholders will become limited partners of BREP, and the Fund and Brookfield Renewable Power Trust ("BRPT") will be wound up. The following diagram illustrates the simplified organizational structure of BREP immediately following the completion of the Arrangement, assuming that the Preferred Shareholders approve the Arrangement and Noteholders approve the Extraordinary Resolution.

        Please note that on this chart (and the one above) all interests are 100% unless otherwise indicated and "GP Interest" denotes a general partnership interest and "LP Interest" denotes a limited partnership interest. Upon the completion of the Arrangement, Brookfield will own approximately 73% of BREP on a fully exchanged basis, with the existing public Unitholders owning approximately 27% of BREP. BREP's sole material asset will be a 50.1% limited partnership interest in BRELP, a newly formed Bermuda limited partnership. Brookfield will hold the remaining 48.9% limited partnership interest in BRELP as well as a 1% general partnership interest entitling Brookfield to receive incentive distributions linked to the growth of BRELP's distribution per limited partnership unit.

Simplified Organizational Structure of BREP Following Completion of the Arrangement

(1)
BRPI's general partner interest is held through 2288509 Ontario Inc., an Ontario corporation that is wholly owned by BRPI.

(2)
BRPI's general partner interest is held through BRELP Holding L.P., a Bermuda limited partnership, the sole general partner of which is 2288508 Ontario Inc., an Ontario corporation that is wholly owned by BRPI, and the sole limited partner of which is BRPI.

(3)
BRPI's limited partnership interest in BRELP is redeemable for cash or exchangeable for limited partnership units of BREP in accordance with the redemption-exchange mechanism contained in BRELP's limited partnership agreement, which could result in BRPI eventually owning approximately 73% of BREP's issued and outstanding limited partnership units on a fully exchanged basis.

(4)
BRPI will provide an aggregate of $5 million of working capital to Bermuda Holdco through a subscription for shares. In addition, BRPI will hold special shares the redemption price of which will be tied to the successful development of projects in Brazil.

(5)
Subject to Noteholder approval, the Corporation will be substituted for BRPI as the issuer of all outstanding Notes, BRPI will be released from the obligations relating to the Notes, and BREP, BRELP, CanHoldco and Bermuda Holdco will provide guarantees of the Notes. Absent such Noteholder approval, if the Arrangement is completed, the Corporation will contractually assume the obligations of BRPI under the Notes and the Indenture, but BRPI will remain the issuer of the Notes.

(6)
If the Arrangement is approved by holders of not less than two-thirds of votes cast by Preferred Shareholders, the Preferred Shares will remain outstanding on closing of the Arrangement and the existing guarantee by the Fund will be replaced by a subordinate guarantee from each of BREP, BRELP, CanHoldco and Bermuda Holdco. If Preferred Shareholders do not approve the Arrangement, BRPI will have the right to either terminate the Arrangement or to proceed and redeem all of the Preferred Shares in accordance with their terms.

(7)
BRPI owns interests in other infrastructure assets primarily focused on utilities and energy, transportation and timber assets in North and South America, Australasia and Europe, through an approximate 28% interest in Brookfield Infrastructure LP and an approximate 10% interest in Transelec Chile S.A. BRPI's infrastructure, energy trading and non-power generation assets and enterprise will not be transferred to BREP as they are not part of BRPI's renewable power business and will remain with BRPI.

        The Managing General Partner, a wholly-owned subsidiary of Brookfield, has the sole authority for the management and control of BREP, and exercises that authority exclusively by its board of directors in Bermuda. The Managing General Partner's board of directors will be set at seven directors. At least three directors and at least a majority of the directors holding office must be independent of the Managing General Partner and Brookfield, as determined by the full board of directors using the standards for independence established under applicable securities laws. The Managing General Partner's independent directors will approve a conflicts policy which will address the approval and other requirements for certain transactions with Brookfield. (See also "Governance".)

        BREP's only interest in BRELP consists of limited partnership interests in BRELP, which by law do not entitle the holders thereof to participate in partnership decisions. Pursuant to a voting agreement, however, BREP, through the Managing General Partner, will have the right to direct all eligible votes in the election of the directors of the general partner of BRELP. Initially, the board of directors of the general partner of BRELP will be identical to the board of directors of the Managing General Partner and will have substantially similar governance arrangements as BREP.

GOVERNANCE

Management

        As required by law, the limited partnership agreement of BREP will provide for the management and control of BREP by a general partner rather than a board of directors and officers. The Managing General Partner, which is a wholly-owned subsidiary of BRPI, serves as BREP's general partner and will have a board of directors, a majority of whom will be independent of Brookfield. The Managing General Partner has and will have no executive officers. Each director of the Managing General Partner will serve as a director until a successor is appointed to replace him or her.

BREP

        BREP is a Bermuda exempted limited partnership registered under the Limited Partnership Act 1883 and the Exempted Partnerships Act 1992. BREP has a perpetual existence and will continue as a limited liability partnership unless terminated or dissolved in accordance with the limited partnership agreement of BREP.

        The Managing General Partner will have sole responsibility and authority for the central management and control of BREP, which will be exercised through its board of directors.

        The purpose of BREP will be to: acquire and hold interests in BRELP and, subject to the approval of the Managing General Partner, any other subsidiary of BREP; engage in any activity related to the capitalization and financing of BREP's interests in such entities; and engage in any other activity that is incidental to or in furtherance of the foregoing, that is approved by the Managing General Partner and that lawfully may be conducted by a limited partnership organized under the Limited Partnership Act 1883, the Exempted Partnerships Act 1992 and the limited partnership agreement of BREP. The Managing General Partner will exercise its powers and carry out its functions honestly and in good faith and the Managing General Partner will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, in each case subject to, and after taking into account, the terms and conditions of the Relationship Agreement, the Master Services Agreement and BREP's conflicts policy.

        The BREP limited partnership agreement will include other provisions relating to protections for limited partners, capital contributions, indemnification of the general partner, distributions and allocation of income and losses. There will be no restrictions on the transferability of the LP Units in BREP. In addition, the Managing General Partner may transfer all or any part of its general partnership interests without first obtaining approval of the LP Unitholders. As a condition of this transfer, the transferee must be an affiliate of the BRELP general partner and must assume the rights and duties of the Managing General Partner to whose interest that transferee has succeeded, agree to be bound by the provisions of limited partnership agreement of BREP and furnish an opinion of counsel regarding limited liability and tax matters. Any transfer of the general partnership interest will be subject to prior notice to and approval of the relevant Bermuda regulatory authorities. At any time, the shareholders of the Managing General Partner will be able to sell or transfer all or part of their shares in the Managing General Partner without the approval of the LP Unitholders.

BRELP

        BRELP is a Bermuda exempted limited partnership registered under the Limited Partnership Act 1883 and the Exempted Partnerships Act 1992. BRELP will have a perpetual existence and will continue as a limited liability partnership unless the partnership is terminated or dissolved in accordance with the limited partnership agreement of BRELP. The BRELP general partner, which is owned by BRPI, will have sole responsibility and authority for the central management and control of BRELP, which is exercised through its board of directors. The BRELP general partner's board will be the same as the board of the Managing General Partner. The BRELP general partner will exercise its powers and carry out its functions honestly and in good faith and will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, in each case, subject to, and after taking into account, the terms and conditions of the Relationship Agreement, the Master Services Agreement and BRELP's conflicts policy.

        Under the limited partnership agreement of BRELP, the purpose of BRELP will be to: acquire and hold interests in the Holding Entities and, subject to the approval of the BRELP general partner, any other subsidiary of BRELP; engage in any activity related to the capitalization and financing of BRELP's interests in such entities; and engage in any other activity that is incidental to or in furtherance of the foregoing, that is approved by the BRELP general partner and that lawfully may be conducted by a limited partnership organized under the Limited Partnership Act 1883, the Exempted Partnerships Act 1992 and the limited partnership agreement of BRELP.

        In connection with the Combination, BRELP will issue two classes of limited partnership units. The first class of units will be issued to BRPI and subsequently transferred to BREP and the second class of units, referred to as the Redeemable Partnership Units, will be issued to wholly-owned subsidiaries of BRPI. Redeemable Partnership Units are identical to the limited partnership units held by BREP, except that at any time after two years from the date of closing of the Combination, one or more wholly-owned subsidiaries of BRPI that hold Redeemable Partnership Units will have the right to require BRELP to redeem for cash all or a portion of the Redeemable Partnership Units held by such subsidiary, subject to BREP's right of first refusal, as described below, provided that exercise of the right of redemption or the payment of the redemption amount would not otherwise cause BRELP to be in breach or violation of any agreement material to BRELP or Brookfield Renewable or applicable law. Such redeeming subsidiary will receive, subject to BREP's right of first refusal for each unit that is presented, cash in an amount equal to the market value of one of the limited partnership units of BREP multiplied by the number of units to be redeemed (as determined by reference to the five day volume weighted average of the trading price of the limited partnership units of BREP and subject to certain customary adjustments). BREP will have a right of first refusal entitling it, at its sole discretion, to elect to acquire all (but not less than all) units described in such notice and presented to BRELP for redemption in exchange for units on a one for one basis (subject to certain customary adjustments). Upon a redemption for cash, the holder's right to receive distributions with respect to BRELP's units so redeemed will cease.

        The BRELP limited partnership agreement will provide for the general partner to receive incentive distributions linked to the growth of BRELP's distributions per limited partnership unit.

        The BRELP limited partnership agreement will include other provisions relating to protections for limited partners, capital contributions, indemnification of the general partner, distributions and allocation of income and losses. There will be no restrictions on the transferability of the limited partnership interests in BRELP. In addition, the BRELP general partner will be able to transfer all or any part of its general partnership interests without first obtaining approval of unitholders of BRELP. As a condition of this transfer, the transferee must be an affiliate of the Managing General Partner and must assume the rights and duties of the general partner to whose interest that transferee has succeeded, agree to be bound by the provisions of limited partnership agreement of BREP and furnish an opinion of counsel regarding limited liability and tax matters. Any transfer of the general partnership interest will be subject to prior notice to and approval of the relevant Bermuda regulatory authorities. At any time, the owners of the BRELP general partner will be able to sell or transfer all or part of their interests in the general partner without the approval of BRELP unitholders.

STRATEGIC BENEFITS OF THE COMBINATION

        The proposed Combination does not constitute a sale of all or substantially all of the assets of BRPI and therefore, no consent is required under the Indenture in order to implement the Combination. However, completion of the Combination is conditional in favour of Brookfield upon Noteholders approving the Extraordinary Resolution and BRPI believes that it would be beneficial to Noteholders to facilitate the Combination by approving the proposed assumption of the Notes and Indenture by the Corporation (with the consequent release of BRPI) and the Proposed Amendments.

        The Combination will, if completed, provide a number of compelling and strategic benefits to Brookfield Renewable and, consequently, the Noteholders, including:

  Superior cash flow and coverage metrics

        Brookfield Renewable will operate 179 power facilities (including the facilities currently under construction) in three countries, and will be established as a publicly traded, "pure-play" renewable power entity. Brookfield Renewable's portfolio is expected to generate approximately $1.1 billion of annual EBITDA and approximately $550 million of annual cash flow from operations based on long-term average hydrology and assuming the completion of the projects currently under construction that are scheduled to be commissioned by the end of 2012, determined on a combined pro forma basis and subject to the adjustments described below under the heading "Business of Brookfield Renewable — Adjusted Pro Forma EBITDA and Cash Flow". The combined adjusted pro forma annual EBITDA and annual cash flow of Brookfield Renewable is expected to exceed that of BRPI primarily due to the new fixed price energy contract that will be in place on completion of the Combination for certain of Brookfield Renewable's U.S. assets and the fact that BREP will own 100% of the Fund's assets (whereas BRPI currently owns approximately 34% of the Fund). As a result, BRPI expects that the ratio of BREP's EBITDA to its interest requirements will increase to (i) approximately two and a half times (from the current two times for BRPI) on a consolidated basis, and (ii) approximately nine times (from the current six times for BRPI) on a deconsolidated basis.

  Structural enhancement benefitting Noteholders

        Noteholders are currently structurally subordinate to Unitholders and the Preferred Shareholders as BRPI's interest in the Fund is pari passu with the interests of all other Unitholders. Accordingly, cash flows generated from the Fund's assets are distributed to Unitholders (including BRPI) and only the portion received by BRPI is currently available to service the Notes. If the Combination is completed, Noteholders will benefit from guarantees from BREP's key holding subsidiaries, providing Noteholders with recourse to entities that are closer in ownership to the actual operating assets than is currently the case for BRPI, particularly with respect to the underlying operating assets of the Fund. In addition, the recourse of the Noteholders will become structurally senior to the interests of all public securityholders of BREP.

  Continued focus on attractive hydroelectric asset class

        BREP will benefit from an asset class representing one of the longest life, lowest cost and most environmentally preferred forms of power generation. BREP's predominantly hydroelectric portfolio will be unique compared to other listed renewable power platforms and its scale and quality are expected to provide significant scarcity value to investors.

  Continued stable, high-quality cash flows

        BRPI expects that BREP will have a highly stable, predictable cash flow sourced from a diversified portfolio of low operating cost, long-life hydroelectric and wind power assets, the vast majority of which sell electricity under long-term, fixed price contracts with creditworthy counterparties. Virtually all of BREP's generation output will be sold pursuant to contracts with public power authorities, load-serving utilities, industrial users and BRPI or its subsidiaries. The power contracts for BREP's assets will have a weighted average remaining duration of 24 years, providing long-term cash flow stability.

  Enhanced liquidity and capitalization

        BREP will have significant scale. BRPI expects that upon completion of the Combination, BREP's initial market capitalization will exceed $6 billion (on a fully exchanged basis), and that BREP will have approximately $13 billion of power generating assets and a conservative leverage profile with a consolidated debt-to-total capitalization of approximately 40%. In addition, BREP has applied to list its limited partnership units on the Toronto Stock Exchange, or the TSX, under the symbol "BEP.UN". Following closing, BREP intends to apply to have the limited partnership units listed for trading on the New York Stock Exchange. BRPI expects this will also enhance BREP's trading liquidity and deepen its investor base, broadening its access to capital and ability to secure and fund new transactions globally.

  Continued strategic relationship with Brookfield

        Brookfield Renewable will continue to benefit from a strategic relationship with Brookfield which has in the past provided BRPI with significant access to diversified sources of low cost capital. BREP will be Brookfield's primary vehicle through which it will acquire renewable power assets on a global basis.

  Creating one of the largest, listed "pure-play" renewable power platforms

        On completion of the Combination, BRPI expects that Brookfield Renewable will own one of the world's largest, publicly traded, "pure-play" renewable power portfolios with approximately 4,400 MW of installed capacity and long term average generation of approximately 17,000 GWh annually. Among its portfolio of 172 generating stations, Brookfield Renewable will own 168 existing hydroelectric generating stations on 67 river systems. Brookfield Renewable will also have three wind farms and four hydro facilities under construction that are expected to grow the aggregate capacity of the portfolio to approximately 4,800 MW and average annual generation to more than 18,000 GWh. The portfolio will be diversified across ten power markets in Canada, the United States and Brazil, providing significant geographic and operational diversification.

OVERVIEW OF MATTERS TO BE CONSIDERED AT THE MEETING

Proposed Amendments and Meeting Matters

        As part of the Arrangement, BRPI is proposing that Brookfield Renewable (through the Corporation as the successor issuer of the Notes and through Guarantees to be provided by each of BREP, BRELP, CanHoldco and Bermuda Holdco) assume all of the obligations under the Indenture and the Notes, and that BRPI be released from such obligations. These matters require the approval of Noteholders by Extraordinary Resolution. BRPI has the right to terminate the Arrangement if Noteholders do not approve the Extraordinary Resolution. If

BRPI elects to proceed with the Arrangement without the requisite Noteholder approval having been obtained, the Notes will remain obligations of BRPI, the guarantees of BREP, BRELP, CanHoldco and Bermuda Holdco will not be provided, the Corporation will contractually assume BRPI's obligations under the Notes and Indenture in favour of BRPI (and not in favour of the Noteholders) and Noteholders will continue to be structurally subordinate to the public Unitholders with respect to the assets of BREP.

        The Meeting is being called for the purpose of obtaining the requisite approval of the Noteholders to the Extraordinary Resolution in the form attached as Appendix "A" (so as to constitute an "Extraordinary Resolution" for purposes of the Indenture), approving the following matters (such matters, together with certain related transactions are referred to as the "Meeting Matters"):

  (a)
  the assumption by the Corporation of the obligations of BRPI under the Indenture and the Notes, and the substitution of the Corporation as the "Corporation" for purposes of the Indenture and the Notes (with the Corporation becoming the obligor under the existing Notes and the issuer of future Notes);

  (b)
  the acceptance of the Guarantees from each of BREP, BRELP, and their key holding subsidiaries, CanHoldco and Bermuda Holdco, in substantially the form attached as Appendix "C";

  (c)
  the full and unconditional release of BRPI from all covenants, obligations and liabilities under the Indenture and the Notes;

  (d)
  the making of the amendments and modifications to the Indenture highlighted by the Amended and Restated Indenture attached as Exhibit "A" to the Sixth Supplemental Indenture (the "Proposed Amendments") and such other modifications to the Indenture as may be approved by Noteholders at the Meeting by the requisite majority of Noteholders, and the entering into of the Sixth Supplemental Indenture in the form attached as Appendix "B"; and

  (e)
  the making of any additional modifications to the Indenture as Corporation Counsel may advise is necessary or desirable to reflect the completion of the Combination or to give effect to the matters approved by the Extraordinary Resolution.

Consent Fee Payable to Noteholders upon Closing

        To facilitate a timely and positive response from Noteholders, BRPI will pay a fee equal to C$1.25 per C$1,000 principal amount of Notes (inclusive of all applicable sales and use taxes) to all Noteholders if the Extraordinary Resolution is passed by the requisite majority of Noteholders at the Meeting (or any adjournment of the Meeting) and the Combination is completed. If the Extraordinary Resolution is passed and the Combination is completed, BRPI will pay this fee to all Noteholders promptly after such completion.

Highlights of Certain Tax Consequences

        For Canadian federal income tax purposes, the assumption by the Corporation of the obligations of BRPI under the Indenture and the Notes and the full release of BRPI from all covenants, obligations and liabilities as the obligor under the existing Notes will be considered to operate as a novation by substitution for the Noteholders of all rights, benefits and interests in connection with the existing Notes. The novation by substitution will be considered a disposition of debt comparable to a redemption or repurchase by the issuer for the purposes of the Tax Act. On a disposition or deemed disposition of a Note (including a redemption, repurchase by the issuer or a repayment by the issuer on maturity) (see "Principal Canadian Federal Income Tax Considerations — Residents of Canada — Disposition" below), a Canadian Noteholder will generally be required to include in income (as interest) the aggregate amount of interest accrued (or deemed to have accrued) on the Note from the date of the last interest payment to the date of disposition (whether or not payable on such date), to the extent that such amount has not otherwise been included in the Canadian Noteholder's income for the taxation year or a previous taxation year. In general, a disposition or a deemed disposition of Notes will result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any amount included in the Noteholder's income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the Notes to the Noteholder immediately before the disposition. See "Principal Canadian Federal Income Tax Considerations".

        For U.S. federal income tax purposes, the approval of the Extraordinary Resolution and completion of the Combination will result in a deemed exchange of notes of BRPI for new notes of the Corporation. As a result, a U.S. Holder (as defined under the heading "Principal United States Federal Income Tax Considerations") generally will recognize a gain or loss for U.S. federal income tax purposes with respect to such deemed exchange. See "Principal United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Noteholders if the Extraordinary Resolution is Approved and the Combination is Completed".

RATINGS

        The Notes have been assigned investment grade ratings of "BBB (high)" with a stable outlook by DBRS and "BBB" with a stable outlook by S&P. The Rating Agencies have confirmed that, subject to their review of final documentation giving effect to these transactions, their respective ratings of the Notes will not be affected as a result of the Combination or the Proposed Amendments.

        DBRS and S&P have publicly announced that they anticipate assigning investment grade unsecured issuer ratings to BREP of "BBB (high)" and "BBB", respectively. See "Capitalization of Brookfield Renewable — BREP Credit Ratings".

BUSINESS OF BROOKFIELD RENEWABLE

Description of Business

        Following the Combination, Brookfield Renewable will have 172 existing generating stations totaling an aggregate of approximately 4,400 MW of installed capacity in Canada, the United States and Brazil, and with long-term average annual generation of approximately 17,000 GWh. Brookfield Renewable will also have three wind farms and four hydro facilities under construction that are scheduled to be commissioned over the next twenty-four months, that are expected to grow the aggregate capacity of Brookfield Renewable's portfolio to approximately 4,800 MW. Brookfield Renewable is expected to generate high-quality, stable cash flows derived from a virtually fully contracted portfolio of assets.

        BRPI expects Brookfield Renewable to be one of the largest listed "pure-play" renewable power platforms globally. This, combined with being Brookfield's primary vehicle through which it will acquire renewable power assets on a global basis, will position it well for continued growth. Brookfield Renewable will have comprehensive operating platforms in each of its focus markets in Canada, the United States and Brazil which will have full scale operating and development capabilities and will position it to maintain and increase the value of its business over time. It will also have a significant early stage development portfolio comprising over 20 projects with an aggregate potential installed capacity of approximately 2,000 MW, which it can selectively develop in the future based on returns and relative opportunities. The table below outlines the portfolio of BREP following the Combination.

Markets	Rivers		Generating Stations	Generating Units	Capacity MW		LTA(2) GWh	Storage GWh
Operating Capacity
Hydroelectric								—
Canada	18		32	72	1,323		5,061	1,261
United States	26		101	268	1,950		6,643	2,146
Brazil	23		35	79	626		3,541	—

Total Hydroelectric	67		168	419	3,899		15,245	3,407
Total Wind	—		2	148	240		660	—

Total Renewable	67		170	567	4,139		15,905	3,407

Other	—		2	6	215		880	—

Total	67		172	573	4,354	(1)	16,785	3,407

Under Construction
Hydroelectric
Canada	—		—	—	—		—	—
United States	—	(3)	2	24	16		104	—
Brazil	—	(3)	2	4	48		247	—
Wind
Canada	—		1	72	166		538	—
United States	—		2	67	201		542	—

Total Under Construction	—		7	167	431		1,431	—

Total	67		179	740	4,785	(4)	18,216	3,407

(1)
Total net ownership after minority interest is 3,957 MW.

(2)
Expected generation is based on long-term average, except for Brookfield Renewable's other assets (natural gas-fired facilities) which are based on historical operating rates.

(3)
All projects under construction are on the same river systems as the existing hydroelectric assets.

(4)
Total net ownership interest after minority interest is 4,308 MW.

        Brookfield Renewable's portfolio will offer high-quality and stable cash flow derived from predominantly hydroelectric assets. Its cash flow stability will be derived from the combination of long-term, fixed price contracts with its significant portfolio diversification. Accordingly, it will have a high degree of predictability in respect of revenue on a per megawatt hour basis.

        Following the Combination, BRPI expects Brookfield Renewable's business to generate approximately $1.1 billion of combined pro forma adjusted annual EBITDA based on long-term average hydrology and, assuming that certain of the projects currently under construction are commissioned by the end of 2012 as expected. It is expected to have a stable and predictable revenue profile driven by both long-term PPAs with a weighted average remaining duration of 24 years, combined with a well-diversified generation portfolio that reduces variability in generation volumes. As outlined in the graph below, the majority of Brookfield Renewable's long-term PPAs will be with investment-grade rated or creditworthy counterparties such as government-owned utilities or power authorities, BRPI or its subsidiaries or industrial power users. See "Risk Factors — Counterparties to Brookfield Renewable's contracts may not fulfill their obligations; as its contracts expire, Brookfield Renewable may not be able to replace them with agreements on similar terms".

Counterparties to Brookfield Renewable's Power Contracts

        Brookfield Renewable's contract profile will decline from 99% contracted in 2012 to 87% contracted in 2016, largely as a result of PPA expiries in Brazil that are expected to re-contract in the normal course. The following table highlights the contract maturity profile over the next five years.

	2012	2013	2014	2015	2016
Contracted generation
% of total	99	98	94	91	87

        Brookfield Renewable's portfolio will benefit from significant hydrology diversification, with assets distributed on 67 rivers in three countries. Its water storage capabilities and its access to the hydrological balancing pool administered by the government of Brazil will amount to approximately 43% of its annual generation, allowing it to mitigate hydrological fluctuations, optimize production and minimize losses due to outages.

  North America

        In North America, Brookfield Renewable will generate revenues primarily through energy sales by way of long-term PPAs with creditworthy counterparties such as government-owned utilities or power authorities (including for example, the Ontario Power Authority, Ontario Electricity Financial Corporation, Hydro-Québec, BC Hydro and the Long Island Power Authority), load-serving utilities (such as Entergy Louisiana), BRPI or its subsidiaries, and in some cases industrial power users. Its North American portfolio will be almost fully contracted pursuant to long-term PPAs that are generally structured on a "take or pay" basis without fixed or minimum volume commitments. As a result, there is minimal risk of having to supply power from the market to customers when it experiences low water or wind conditions. Most of the PPAs also provide for annual escalation of the realized price, typically linked to inflation. In respect of power sold to BRPI or its subsidiaries, the purchaser will in some cases have entered into back to back power resale agreements in respect to output purchased from Brookfield Renewable.

  Brazil

        In the Brazilian electricity market, virtually all energy is sold under long-term contracts either to regulated load-serving distribution companies, or "free customers", which are customers with more than 0.5 MW of annual demand and who can choose their own electricity supplier. Both types of customers are required to demonstrate that they have contracts in place to meet all forecast demand annually. In the regulated market, BRPI has (and Brookfield Renewable will) typically entered into 20-30 year PPAs with creditworthy state-owned utilities. In the "free customer" market, BRPI has typically (and Brookfield Renewable is expected to) entered into three to eight year PPAs with creditworthy, large industrial and commercial customers, generally engaged in producing essential services or products such as the telephone, food and pharmaceutical industries. The PPAs in Brazil typically provide a fixed price that is fully indexed to inflation annually. The Brazilian portfolio has a weighted average contract term of 12 years and BRPI believes is well positioned to capture higher prices in the medium term as 28% of the portfolio is scheduled to be re-contracted in 2014 and a further 20% is scheduled to be re-contracted in 2015.

Adjusted Pro Forma EBITDA and Cash Flow

        The pro forma financial statements presented in Appendix "E" reflect 2010 actual results, adjusted to reflect the effects of the Combination as described therein. The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management of BRPI, are provided for information purposes only and may not be indicative of the results that would have occurred if the above transactions had been effected on the dates indicated.

        In 2010, the pro forma annual EBITDA of BRPI's power division (which is being transferred to BREP) totaled approximately $841 million and annual cash flow from operations totaled approximately $384 million. These results reflect actual generation volume in 2010, which was approximately 1,973 gigawatt hours (or two standard deviations) lower than the long term average. In addition, the results reflect the payment of a $27 million break fee related to the early redemption by BRPI of corporate bonds in December 2010. BREP's pro forma annual EBITDA and annual cash flow from operations have been adjusted to reflect long term average generation and assets acquired or to be commissioned by the end of 2012. Accordingly, (i) the 2010 pro forma annual EBITDA of BREP would increase by approximately $100 million when adjusted for increased long term average generation and $130 million when adjusted for projects acquired or under construction that are scheduled to be commissioned by the end of 2012; and (ii) the 2010 pro forma annual cash flow from operations of BREP would increase by approximately $100 million when adjusted for increased long term average generation and $60 million when adjusted for projects acquired or under construction that are scheduled to be commissioned by the end of 2012. Accordingly, on an adjusted pro forma basis, Brookfield Renewable expects to realize annual EBITDA and annual cash flow from operations of approximately $1.1 billion and $550 million, respectively.

CAPITALIZATION OF BROOKFIELD RENEWABLE

Overview

        Brookfield Renewable intends to pursue a conservative approach to its capitalization, using a combination of limited recourse project financing, corporate debt and credit facilities that in each case is structured in accordance with an overall philosophy of financing its operations on an investment grade basis. It is expected that the long-life nature of Brookfield Renewable's assets, combined with their high-quality and stable cash flows, will allow it to secure financing on attractive terms. In addition, BRPI believes that Brookfield Renewable's significant operating cash flow, combined with its anticipated access to public and private sources of equity, will provide it with strong liquidity to fund the construction of its planned development projects and fund its acquisition opportunities.

        It is anticipated that Brookfield Renewable will finance its assets principally at the operating subsidiary level through the use of long-term limited recourse debt, structured on the principles of: (i) long-term final maturities with little or no principal amortization, matching the long-life nature of the underlying assets and reducing the risks associated with refinancing; (ii) fixing interest rates to reduce interest rate risks; (iii) when it is economically attractive, incurring debt in the same currency as the underlying project cash flows, to reduce and hedge currency risks; and (iv) securing attractive covenants that ensure minimal restrictions on the distribution of net cash flows from operating entities and in some cases permit the issuance of additional debt over time. BRPI believes that Brookfield's operating expertise, the strong sponsorship of Brookfield and a long-standing track record of maintaining investment-grade credit ratings, will attractively position Brookfield Renewable to secure low-cost debt capital.

Pro Forma Consolidated Capitalization and Indebtedness.

        The following table sets out BREP's pro forma capitalization and indebtedness as at June 30, 2011, as though the Combination had occurred on June 30, 2011, and as though Noteholders have approved the Extraordinary Resolution (with the consequent substitution of the Corporation as the issuer of the Notes). This information should be read in conjunction with the BREP pro forma financial statements, including the respective notes thereto, attached as Appendix "E" to this Information Circular.

June 30, 2011 Pro Forma
(in thousands)
Corporate borrowings
Credit facilities	$140
Corporate debt	1,136
Non-recourse borrowings	4,023

5,299
Deferred tax liabilities	2,082
Equity
Non-controlling interest	472
Partnership equity	6,043

6,515

$13,896

Debt to total capitalization ratio	38%

Project Financing

        Pro forma for the Combination, as at June 30, 2011, Brookfield Renewable had approximately $4 billion in project financing outstanding. The majority of the project financings in North America are structured as interest-only or limited amortization financings that permit the issuance of additional senior or subordinate debt provided that a minimum credit rating is maintained and certain financial tests are satisfied. In North America, the project financings generally have no financial maintenance covenants but contain provisions (i) requiring the maintenance of debt service and capital expenditure reserve accounts; and (ii) restricting distributions unless a financial coverage test is met.

        In Brazil, Brookfield Renewable's project financings are primarily denominated in Real, which reduces currency risk, and are placed with the Brazilian Development Bank, a state-owned development bank providing attractive low-cost financings for the construction of new facilities. However, Brookfield Renewable's financings in Brazil are generally tied to local floating interest rate benchmarks and typically require a greater degree of financial maintenance covenants, significant principal amortization and restrictions on distribution than is currently the case in North America. Over time, Brookfield Renewable believes that the debt capital markets in Brazil will deepen, leading to an ability to secure lower cost financing structured on more attractive terms, which should enhance the ability to distribute cash flow from Brazil to BREP.

Liquidity

        Following the Combination, Brookfield Renewable intends to operate its business with approximately $600 million of total liquidity which can be utilized along with ongoing cash flow from operations to fund growth initiatives, capital expenditures and unitholder distributions. On or before closing, Brookfield Renewable intends to obtain one or more corporate credit facilities. Total liquidity is defined as cash and cash equivalents plus amounts available under committed credit facilities and, on closing, Brookfield Renewable is expected to have approximately $325 million of cash and equivalents, and over $300 million of available committed credit facilities.

BREP Credit Ratings

        Each of the Rating Agencies has publicly announced it expects to assign the following issuer credit ratings to BREP:

	DBRS		S&P
Issuer Rating	BBB(high	)	BBB

        BREP's ratings are influenced by the anticipated long-term contracted nature of its portfolio, the geographic diversification of its assets and its prudent level of debt financing.

        DBRS's rating of BBB is the fourth highest of DBRS's ratings categories and indicates an issuer of adequate credit quality. Protection of interest and principal is considered acceptable, but the entity is fairly susceptible to adverse changes in financial and economic conditions, or there may be other adverse conditions present which reduce the strength of the entity and its rated securities. S&P's rating of BBB is the fourth highest of S&P's ratings categories and indicates adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

        The assignment of a "(high)" or "(low)" or "(+)" or "(-)" modifier within each rating category indicates relative standing within such category.

        An issuer's credit rating is a current opinion of an obligor's overall financial capacity or creditworthiness to pay its financial obligations. Ratings are intended to provide investors with an independent measure of credit quality of any issue of securities and are indicators of the likelihood of the payment capacity and willingness of a company to meet its financial commitment on an obligation in accordance with the terms of the obligation.

BROOKFIELD RENEWABLE'S PRINCIPAL AGREEMENTS

        If the Arrangement is completed, BREP and its subsidiaries will enter into a number of agreements with Brookfield, including the agreements described below. For more detail regarding these agreements and the counterparties, Noteholders should refer to the Fund Information Circular or the full text of such agreements each of which will be filed by BREP on SEDAR.

Relationship Agreement

        Brookfield Asset Management and certain of its subsidiaries will enter into the Relationship Agreement with BREP, BRELP and the Holding Entities pursuant to which Brookfield will commit that Brookfield Renewable will serve as Brookfield's primary vehicle through which it will acquire renewable power assets on a global basis. Brookfield Asset Management is a global alternative asset manager with approximately $150 billion in assets under management. It has over a 100-year history of owning and operating assets with a focus on real estate, infrastructure, power and private equity. Brookfield Asset Management is co-listed on the TSX and the NYSE under the symbol BAM, and on NYSE Euronext under the symbol BAMA.

        Brookfield is not required under the Relationship Agreement to allocate any minimum level of dedicated resources for the pursuit of acquisitions of power generation operations or developments for Brookfield Renewable, and Brookfield has established or advised, and may continue to establish or advise, other entities that rely on the diligence, skill and business contacts of its professionals and the information and acquisition opportunities they generate during the normal course of their activities (including in the power generation sector). Brookfield may, but is not required to, offer Brookfield Renewable the opportunity to acquire (i) an integrated utility, even if a significant component of such utility's operations consists of renewable power generation, (ii) a non-renewable power generation operation or development, such as a power generation operation that uses coal or natural gas, (iii) a portfolio of power operations if a significant component of such portfolio's operations consist of non-renewable power generation, or (iv) renewable power generation operations or developments that comprise part of a broader enterprise, unless the primary purpose of such acquisition, as determined by Brookfield, acting in good faith, is to acquire the underlying operation or development.

        Brookfield Renewable acknowledges and agrees that (i) members of Brookfield carry on a diverse range of businesses worldwide, including the development, ownership and/or management of power, transmission and other infrastructure assets, and investing and advising on investing in any of the foregoing or loans, debt instruments and other securities with underlying infrastructure collateral or exposure, including renewable power generation operations or developments, both as principal and through other public companies that are Affiliates of Brookfield or through private investment vehicles and accounts established or managed by Affiliates of Brookfield, and (ii) except as explicitly provided in the Relationship Agreement, the Relationship Agreement will not in any way limit or restrict members of Brookfield from carrying on their respective business.

        If Brookfield Renewable intends to pursue an acquisition opportunity presented by Brookfield, one or more members of Brookfield may participate in the acquisition opportunity if Brookfield Renewable does not have the financial capacity (as determined by Brookfield) to acquire all of the opportunity or if Brookfield allocates participation in the opportunity between Brookfield Renewable and one or more members of Brookfield, after taking into consideration the purpose of the investment opportunity, the risk/return profile, the source of the investment opportunity and other factors that Brookfield considers relevant. If Brookfield Renewable declines an acquisition opportunity presented by Brookfield, Brookfield may pursue such acquisition opportunity for its own account, without restriction. Due to the foregoing, Brookfield Renewable may from time to time compete with Brookfield or other third-parties for access to the benefits that it expects to realize from Brookfield's involvement in its business.

        An integral part of Brookfield Renewable's strategy will be to participate with institutional investors in Brookfield sponsored or co-sponsored consortiums for acquisitions that fit its strategy. It is currently intended that future renewable power acquisitions identified by Brookfield may be funded with commitments pursuant to these funds and Brookfield Renewable would fund Brookfield's participation where renewable power investments are made by Brookfield's sponsored institutional funds. In addition, Brookfield has agreed that it will not sponsor transactions that are suitable for Brookfield Renewable in the renewable power sector unless Brookfield Renewable is given an opportunity to participate.

        If the Master Services Agreement terminates, the Relationship Agreement would also terminate (including Brookfield's commitment to present acquisition opportunities to Brookfield Renewable).

Master Services Agreement

        BREP, BRELP and the Holding Entities will enter into a Master Services Agreement pursuant to which the Manager will provide or arrange for other service providers to provide management and administration services to BREP and the other Service Recipients. The Operating Entities are not a party to the Master Services Agreement.

        The following is a summary of certain provisions of the Master Services Agreement. Because this description is only a summary of the Master Services Agreement, it does not necessarily contain all of the information that you may find useful.

  Appointment of the Manager and Services Rendered

        Under the Master Services Agreement, the Service Recipients will appoint the Manager, as the service provider, to provide or arrange for the provision by an appropriate service provider of the following services:

  •
  causing or supervising the carrying out of all day to day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations;

  •
  providing overall strategic advice to the Holding Entities including advising with respect to the expansion of their business into new markets;

  •
  establishing and maintaining or supervising the establishment and maintenance of books and records;

  •
  identifying, evaluating and recommending to the Holding Entities acquisitions or dispositions from time to time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

  •
  recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

  •
  causing or supervising the preparation and implementation of any operating plan, capital expenditure plan or marketing plan;

  •
  recommending to the Holding Entities suitable candidates to serve on the governing bodies of the Operating Entities;

  •
  making recommendations with respect to the exercise of any voting rights to which the Holding Entities are entitled in respect of the Operating Entities;

  •
  making recommendations with respect to the payment of dividends by the Holding Entities or any other distributions by the Service Recipients, including distributions by BREP to its LP Unitholders;

  •
  monitoring and/or oversight of the applicable Service Recipient's accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts and managing litigation in which a Service Recipient is sued or commencing litigation after consulting with, and subject to the approval of, the Governing Body of the relevant Service Recipient;

  •
  attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up of a Service Recipient, subject to approval by the Governing Body of the relevant Service Recipient;

  •
  supervising the timely calculation and payment of taxes payable, and the filing of all tax returns due, by each Service Recipient;

  •
  causing or supervising the preparation of the Service Recipients' annual consolidated financial statements, quarterly interim financial statements and other public disclosure;

  •
  making recommendations in relation to and effecting the entry into insurance of each Service Recipient's assets, together with other insurances against other risks including directors and officers insurance, as the relevant Service Provider and the relevant Governing Body may from time to time agree;

  •
  arranging for individuals to carry out the functions of the principal executive, accounting and financial officers for BREP only for purposes of applicable securities laws;

  •
  providing individuals to act as senior officers of Holding Entities as agreed from time to time, subject to the approval of the relevant Governing Body;

  •
  advising the Service Recipients regarding the maintenance of compliance with applicable laws and other obligations; and

  •
  providing all such other services as may from time to time be agreed with the Service Recipients that are reasonably related to the Service Recipient's day to day operations.

        The Manager's activities will be subject to the supervision of the board of directors of the Managing General Partner and the Governing Bodies of each of the other Service Recipients, as applicable. The Manager agrees to exercise the power and discharge the duties conferred under the Master Services Agreement honestly and in good faith, and will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, subject to, and after taking into account, the terms and conditions of the Relationship Agreement.

  Management Fee

        Pursuant to the Master Services Agreement, Brookfield Renewable will pay an annual base management fee, referred to as the Base Management Fee, to the Manager equal to $20 million (subject to an annual adjustment by a specified inflation factor beginning on January 1, 2013) plus 1.25% of increases in the amount by which the Total Capitalization Value (which is specifically defined in the Master Services Agreement and is generally determined with reference to the aggregate of the value of all outstanding LP Units (on a fully exchanged basis) and securities of the other Service Recipients that are not held by Brookfield Renewable, plus all outstanding third party debt with recourse to BREP, BRELP or a Holding Entity, less all cash held by such entities) of BREP exceeds an initial reference value determined at closing of the Combination. In the event the measured Total Capitalization Value of BREP in a given period is less than the initial reference value, the Manager will only receive a Base Management Fee of $20 million. The Base Management Fee will be calculated and paid on a quarterly basis.

        To the extent that under any other arrangement Brookfield Renewable is obligated to pay a base management fee (directly or indirectly through an equivalent arrangement) to the Manager (or any Affiliate) on a portion of Brookfield Renewable's capital that is comparable to the Base Management Fee, the Base Management Fee payable for each quarter in respect thereof will be reduced on a dollar for dollar basis by Brookfield Renewable's proportionate share of the comparable base management fee (or equivalent amount) under such other arrangement for that quarter. The Base Management Fee will not be reduced by the amount of any incentive distribution payable by any Service Recipient or operating entity to the Manager (or any other Affiliate) (for which there is a separate credit mechanism under the Amended and Restated Limited Partnership Agreement of BRELP), or any other fees that are payable by any operating entity to Brookfield for financial advisory, operations and maintenance, development, operations management and other services.

  Reimbursement of Expenses and Certain Taxes

        The relevant Service Recipient will reimburse the Manager for all other out-of-pocket fees, costs and expenses incurred in connection with the provision of the services including those of any third-party. Such out-of-pocket fees, costs and expenses include, among other things, (i) fees, costs and expenses relating to any debt or equity financing; (ii) fees, costs and expenses incurred in connection with the general administration of any Service Recipient; (iii) taxes, licenses and other statutory fees or penalties levied against or in respect of a Service Recipient; (iv) amounts owed under indemnification, contribution or similar arrangements; (v) fees, costs and expenses relating to Brookfield Renewable's financial reporting, regulatory filings and investor relations and the fees, costs and expenses of agents, advisors and other persons who provide services to or on behalf of a Service Recipient; and (vi) any other fees, costs and expenses incurred by the Manager that are reasonably necessary for the performance by the Manager of its duties and functions under the Master Services Agreement. However, the Service Recipients will not be required to reimburse the Manager for the salaries and other remuneration of its management, personnel or support staff who carry out any services or functions for such Service Recipients or overhead for such persons.

        In addition, the Service Recipients will be required to pay all fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any acquisition that is made or that is proposed to be made by Brookfield Renewable. Where the acquisition or proposed acquisition involves a joint acquisition that is made alongside one or more other persons, the Manager will be required to allocate such fees, costs and expenses in proportion to the notional amount of the acquisition made (or that would have been made in the case of an unconsummated acquisition) among all joint investors. Such additional fees, expenses and costs represent out-of-pocket costs associated with investment activities that will be undertaken pursuant to the Master Services Agreement.

        The Service Recipients will also be required to pay or reimburse the Manager for all sales, use, value added, goods and services, harmonized sales, withholding or other taxes or customs duties or other governmental charges levied or imposed by reason of the Master Services Agreement or any agreement it contemplates, other than income taxes, corporation taxes, capital taxes or other similar taxes payable by the Manager, which are personal to the Manager.

  Termination

        The Master Services Agreement continues in perpetuity, until terminated in accordance with its terms. However, the Service Recipients may terminate the Master Services Agreement effective upon written notice of termination to the Manager if any of the following occurs:

  •
  the Manager defaults in the performance or observance of any material term, condition or covenant contained in the agreement in a manner that results in material harm to the Service Recipients and the default continues unremedied for a period of 60 days after written notice of the breach is given to the Manager;

  •
  the Manager engages in any act of fraud, misappropriation of funds or embezzlement against any Service Recipient that results in material harm to the Service Recipients;

  •
  the Manager is grossly negligent in the performance of its duties under the agreement and such gross negligence results in material harm to the Service Recipients; or

  •
  certain events relating to the bankruptcy or insolvency of the Manager.

        The Service Recipients have no right to terminate for any other reason, including if the Manager or Brookfield experiences a change of control. The Managing General Partner may only terminate the Master Services Agreement on behalf of BREP with the prior unanimous approval of the Managing General Partner's independent directors.

        The Master Services Agreement expressly provides that the agreement may not be terminated by the Service Recipients due solely to the poor performance or the underperformance of any of Brookfield Renewable's operations.

        The Manager may terminate the Master Services Agreement effective upon written notice of termination to the Service Recipients if any Service Recipient defaults in the performance or observance of any material term, condition or covenant contained in the agreement in a manner that results in material harm to the Manager and the default continues unremedied for a period of 60 days after written notice of the breach is given to the Service Recipients. The Manager may also terminate the Master Services Agreement upon the occurrence of certain events relating to the bankruptcy or insolvency of any Service Recipient.

        If the Master Services Agreement is terminated, the Relationship Agreement and any of Brookfield's obligations under the Relationship Agreement would also terminate.

  Indemnification and Limitations on Liability

        Under the Master Services Agreement, the Manager does not assume and will not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and will not be responsible for any action that the Service Recipients take in following or declining to follow the advice or recommendations of the Manager. The Manager agrees to indemnify each of the Service Recipients and their Affiliates, and their directors, officers, agents, members, partners, shareholders, employees and other representatives to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) resulting from the Manager's bad faith, fraud, willful misconduct, gross negligence and, in the case of a criminal matter, conduct undertaken with the knowledge that the conduct was unlawful. The maximum amount of the aggregate liability of the Manager and its Affiliates, the directors, officers, employees, contractors, agents, advisors and other representatives of the Manager and its Affiliates, will be equal to the amounts previously paid in respect of services pursuant to the Master Services Agreement or any other agreement or arrangement contemplated by the Master Services Agreement in the two most recent calendar years by the Service Recipients. The Service Recipients also agree to indemnify each of the Manager, Brookfield and their directors, officers, agents, subcontractors, delegates, members, partners, shareholders and employees to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with Brookfield Renewable's respective businesses, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Manager, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person's bad faith, fraud, willful misconduct, gross negligence or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the Master Services Agreement, the indemnified persons will not be liable to the Service Recipients to the fullest extent permitted by law, except for conduct that involved bad faith, fraud, willful misconduct, gross negligence, or in the case of a criminal matter, conduct that the indemnified person knew to have been unlawful.

  Outside Activities

        The Master Services Agreement does not prohibit the Manager or its Affiliates from pursuing other business activities or providing services to third-parties that compete directly or indirectly with Brookfield Renewable.

Revenue Agreements — PPA Amendments, Energy Revenue Agreement and Other Power Agreements

  Power Agreement Amendments

        Certain existing contracts with Mississagi Power Trust and Great Lakes Power Limited and BRPT will be amended to, among other things, increase the prices payable to such parties.

  Energy Revenue Agreement

        Brookfield Energy Marketing LP ("BEM LP"), a subsidiary of BRPI, will enter into an Energy Revenue Agreement with Brookfield Power US Holding America Co. ("BPUSHA"), a subsidiary of BRELP that will indirectly acquire all of BRPI's United States facilities (that are not currently owned by the Fund). Pursuant to this agreement, BEM LP will pay to BPUSHA each month an amount equal to the difference between the "Fixed Amount" and the total revenues received by BPUSHA from certain of those facilities. The Fixed Amount is calculated as the energy delivered by those facilities multiplied by a fixed price of $75 per MWh (subject to increase by an inflation factor). Should the revenues received by these facilities from sales of electricity and all ancillary services, capacity and green credits for any month exceed the calculated Fixed Amount at the end of any month, BEM LP will receive from BPUSHA an amount equal to such excess.

        In the Energy Revenue Agreement, BEM LP agrees that at all times that it does not have a minimum net worth of $500 million, it will provide a guarantee or other acceptable security of a person with a minimum net worth of $500 million. Initially this guarantee will be provided by BRPI for a period of not less than three years.

        The Energy Revenue Agreement will have other terms that are consistent with the terms of similar agreements in place between the Fund and/or its subsidiaries and subsidiaries of BRPI for a number of the Fund's facilities. The agreement will have an initial term of 20 years from the Effective Date with automatic renewals for successive 20-year periods unless 180 days before the end of the applicable term (i) both parties agree in writing not to renew the agreement or (ii) BEM LP provides written notice that the agreement will terminate with respect to one or more facilities five years after the end of the applicable term. The agreement is subject to customary termination provisions in the event of a failure to pay or an insolvency event of BPUSHA or BEM LP.

  Other Power Agreements

        The Fund is a party to a number of commercial agreements with BRPI and its subsidiaries, including: PPAs for the sale of generation from the Fund's various facilities to BRPI and its subsidiaries; agreements under which BRPI guarantees the Fund's revenue under PPAs with BRPI's subsidiaries and one industrial power purchaser; and a wind levelization agreement under which BRPI agrees that for each year until 2018, in the event that the actual generation amount for the Fund's Prince wind facilities is lower than the specified levelization amount, BRPI will make a certain payment to BRPT. These agreements will remain in place between BRPI and Brookfield Renewable.

Power Agency Agreements

        In conjunction with the Energy Revenue Agreement described above, BEM LP and each of the owners of the U.S. facilities subject to the Energy Revenue Agreement will enter into Power Agency Agreements pursuant to which BEM LP will be appointed as the exclusive agent of the owner in respect of the sales of electricity, the procurement of transmission and other additional services on a cost reimbursement basis. BEM LP will also be responsible to schedule, dispatch and arrange for the transmission of the power produced and the power supplied to third parties in accordance with prudent industry practice. BEM LP will be entitled to be reimbursed for any third party costs incurred, but will receive no additional fees for its services in connection with the sale of power or providing other services contemplated.

        The Power Agency Agreements will have other terms that are consistent with the terms of similar agreements in place between the Fund and/or its subsidiaries and subsidiaries of BRPI for a number of the Fund's facilities. Each agreement will have an initial term of 20 years from the Effective Date with automatic renewals for successive 20-year periods unless 180 days before the end of the applicable term (i) both parties agree in writing not to renew the agreement or (ii) BEM LP has provided the owner with the written notice to terminate the Energy Revenue Agreement as it relates to the particular facility five years after the end of the applicable term. The Power Agency Agreements are subject to customary termination provisions in the event of a failure to pay or an insolvency event of the applicable Operating Entity or BEM LP.

Energy Marketing Agreement

        BEM LP and CanHoldco will enter into an Energy Marketing Agreement pursuant to which BEM LP will agree to provide energy marketing services to CanHoldco. Under the Energy Marketing Agreement, CanHoldco will appoint BEM LP to provide the following energy marketing services to CanHoldco for Brookfield Renewable's North American power generating facilities:

  •
  preparing and assisting with compliance with an annual marketing plan which seeks to maximize annual generation, taking into account (among other things) (i) the hydrologic or wind resource available to each power generating facility in a prudent manner having regard to obligations under applicable regulatory authorizations, and (ii) the obligation to operate and maintain the power generating facilities in accordance with prudent industry practice and to protect against harm to human life or property of any person;

  •
  preparing and assisting with compliance with a risk management policy; and

  •
  assisting with compliance with the terms of any energy marketing agreement between BEM LP and any subsidiary of CanHoldco holding the power generating facilities.

        Pursuant to the Energy Marketing Agreement, CanHoldco will pay an annual marketing fee, referred to as the Base Fee, to BEM LP equal to $18 million (subject to increase by a specified inflation factor beginning on January 1, 2013), paid in equal monthly installments. To the extent that any amounts are paid to BEM LP (or one of its Affiliates) under other energy marketing or PPAs between certain of the Operating Entities and BEM LP (or one of its Affiliates) that BEM LP determines are comparable to the Base Fee, the Base Fee will be reduced on a dollar for dollar basis by the comparable amounts.

        The Energy Marketing Agreement has a term of 20 years from the Effective Date. Provided that no event of default relating to BEM LP has occurred and is continuing, the Energy Marketing Agreement will be automatically renewed for successive periods of 20 years unless BEM LP provides CanHoldco with written notice to the contrary at least 180 days prior to the expiry of the applicable term.

        Upon the occurrence of an event of default relating to CanHoldco which has not been remedied, BEM LP may terminate the Energy Marketing Agreement by delivery of a written notice of termination to CanHoldco. An event of default relating to CanHoldco will have occurred if (i) CanHoldco fails to pay any amount which is required to be paid by CanHoldco to BEM LP pursuant to the terms of the Energy Marketing Agreement after 15 days from the due date and after receiving a notice thereof from BEM LP, or (ii) upon certain events relating to the bankruptcy or insolvency of CanHoldco.

        Upon the occurrence of an event of default relating to BEM LP which has not been remedied, CanHoldco may terminate the Energy Marketing Agreement by delivery of a written notice of termination to BEM LP. An event of default relating to BEM LP will have occurred upon certain events relating to the bankruptcy or insolvency of BEM LP.

        The maximum amount of the aggregate liability of BEM LP pursuant to the Energy Marketing Agreement is equal to the fees previously paid pursuant to the Energy Marketing Agreement in the two most recent calendar years by CanHoldco. CanHoldco has agreed to indemnify each of BEM LP, its Affiliates, and any directors, officers, agents, subcontractors, members, partners, shareholders, employees or other representatives of each of the foregoing to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) resulting from, in connection with, or arising out of a breach, omission or contravention of CanHoldco's representations and warranties or its obligations, covenants or responsibilities to be performed or executed under the Energy Marketing Agreement, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person's bad faith, fraud, willful misconduct, gross negligence or, in the case of a criminal matter, action that the indemnified person knew to have been unlawful.

        The Energy Marketing Agreement does not prohibit BEM LP or its Affiliates from pursuing other business activities that compete directly or indirectly with Brookfield Renewable.

Development Projects Agreement

        As part of the Combination, Brookfield Renewable will indirectly acquire a number of development projects in Brazil, the United States and Canada from BRPI. To further align interests and incentivize continued development success with respect to these specific projects, BRPI will receive no up-front proceeds on closing for the transfer of these projects, but will be entitled to receive on commercial operation, or sale, of the projects (if developed or sold within 25 years following the closing of the Combination) from Brookfield Renewable up to 100% of the development costs that it contributed to each project and 50% of the fair market value of the projects in excess of a priority return on each party's invested capital or proceeds if sold. These amounts will only be payable on projects upon substantial completion or sale of the project. Fair market value means Brookfield Renewable's pro rata percentage of the fair market value of a development project, as determined by the Manager and the independent directors of the board of CanHoldco, on the date on which substantial completion of the development project has been achieved, or, the proceeds from sale if sold. With respect to the projects located in Canada and the United States, the Development Projects Agreement provides for the reimbursement of expenses to BRPI for such projects and each project entity and BRPI have entered into a separate royalty agreement providing for royalties on each project. With respect to Brookfield Renewable's projects located in Brazil, BRPI subscribed for special shares which contain a redemption feature that provides for the reimbursement of expenses as well as the sharing of the fair market value of a project on projects located in Brazil. These financial arrangements with BRPI will not apply to any future projects.

APPROVALS AND ANTICIPATED TIMING FOR COMBINATION

        The Combination is being effected pursuant to the Combination Agreement between BRPI, the Fund, BRPT and BREP. The Combination Agreement contains covenants, representations and warranties of and from each party. The Combination Agreement is available on SEDAR. Set out below are the key conditions to the completion of the Combination.

Unitholder and Preferred Shareholder Approvals

        It is a condition to the completion of the Combination that the Fund obtain the approval of its Unitholders by not less than 66 2/3% of the votes cast by Unitholders voting together as a single class, represented either in person or by proxy, at a meeting called for that purpose. In addition, under applicable securities laws, as a result of BRPI's ownership of Fund Units, the proposed Arrangement must be approved at such meeting by a majority of the votes cast by Unitholders other than BRPI or a "related party" (as defined under and in accordance with Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions) of BRPI. If the requisite Unitholder approval is obtained and all other conditions to the completion of the Combination are satisfied or waived, the closing of the Combination is expected to occur in the fourth quarter of 2011.

        In addition, BRP Equity, a wholly-owned subsidiary of the Fund, is seeking the approval of the Arrangement by the Preferred Shareholders. If the Arrangement is approved by holders of not less than two-thirds of votes cast by Preferred Shareholders at a meeting called for that purpose, the Preferred Shares will remain outstanding on closing of the Arrangement and the existing guarantee of payments owing under such Preferred Shares will be replaced with guarantees from each of BREP, BRELP, CanHoldco and Bermuda Holdco (which, on their terms, are subordinate to all senior debt including the Guarantees). If the Preferred Shareholders do not approve the Arrangement, BRPI will have the right to either terminate or proceed with the Arrangement. If BRPI elects to proceed with the Arrangement, all of the Preferred Shares will be redeemed in accordance with their terms on the closing date.

Court Approval

        Implementation of the Arrangement requires the approval of the Court. An application will be made to the Court for an interim order authorizing the calling of the meetings of Unitholders and Preferred Shareholders, prescribing the conduct of such meetings and addressing other matters. The application for such interim order is expected to be made on or about October 5, 2011. An application for the final order of the Court pursuant to section 182(5) of the OBCA approving the Arrangement is expected to be made on or about November 22, 2011 at 10:00 a.m. (Toronto time) in Toronto, Ontario. On that application, the Court will consider, among other things, the fairness of the Arrangement to Noteholders, Unitholders and Preferred Shareholders. Noteholders have the right to appear and be heard at that hearing provided they follow the procedures that will be set out in the interim order. A copy of the notice of application issued in respect of that hearing is attached hereto as Appendix "F".

        Copies of both the interim order and the full text of the proposed resolutions to be considered by Unitholders and Preferred Shareholders will be attached to the Fund Information Circular which will be filed on SEDAR.

Stock Exchange Listing Approvals

        BREP has applied to list its limited partnership units on the TSX, under the symbol "BEP.UN". In addition, if the Preferred Shares are not redeemed, they will continue to be listed on the TSX under the new symbol "BEP.PR.A".

Other Approvals and Conditions to Closing

        The Combination is also conditional upon receiving certain other third party consents and governmental approvals, the satisfaction of certain customary closing conditions, including the receipt of material third-party consents and regulatory approvals, and that no material adverse effect having occurred with respect to the affairs of BRPI or the Fund.

Timing of Closing

        The Arrangement will become effective upon the filing with the Director under the OBCA of the Articles of Arrangement and a copy of the Final Order, together with such other materials as may be required by the Director, and the issuance of the Certificate.

        If the Unitholder and Preferred Shareholder meetings are held as scheduled and are not adjourned, and the other necessary conditions to the completion of the Combination are satisfied or waived, BRPI will, in consultation with the independent committee established by the Fund, apply for the Final Order. BRPI and the Fund will have the discretion to determine the closing date for the Arrangement once the Final Order has been granted, and it is currently expected that the closing will occur in the fourth quarter of 2011. It is not possible to state with certainty when the Combination will be completed. The closing date could be delayed for a number of reasons, including an objection before the Court at the hearing of the application for the Final Order.

        The Proposed Amendments (including those reflecting the assumption by the Corporation of the obligations of BRPI under the Notes and the release of BRPI) will not take effect unless (i) the Extraordinary Resolution has been duly passed by the Noteholders, (ii) the Final Order is obtained, (iii) all conditions precedent to the completion of the Arrangement have been satisfied or waived, (iv) the steps outlined in the Arrangement with respect to the transfer of the renewable power assets of BRPI to Brookfield Renewable are completed, and (v) the Guarantors have each delivered their Guarantees in favour of the Trustee.

DETAILS OF THE ARRANGEMENT

        Subject to the conditions precedent to the proposed Arrangement having been satisfied or waived, prior to commencing the Arrangement, BRPI will complete, or cause the completion of, a reorganization, including the formation of entities and the reorganization of its assets in a manner required to complete the Arrangement as agreed to by the relevant parties. As part of this reorganization, the Master Services Agreement will become effective and BRPI will transfer its renewable power assets located in Brazil to Bermuda Holdco, a subsidiary of BRPI that will be the holding company for Brookfield Renewable's Brazilian operations. BRPI will then transfer all of the common shares of Bermuda Holdco to BREP and BRELP in exchange for the issuance of limited partnership units and a non-interest bearing convertible demand promissory note. BREP will then transfer its common shares of Bermuda Holdco (that were acquired from BRPI) to BRELP in exchange for the issuance of limited partnership units of BRELP. BRELP will own all of the issued and outstanding common shares of Bermuda Holdco following these transfers and the convertible note will be converted into Redeemable Partnership Units.

        Pursuant to the Arrangement, the following steps (among others) will occur and will be deemed to occur in the sequence and at the times set out in the Plan of Arrangement (a copy of which is attached to this Information Circular as Appendix "D"):

  •
  Certain existing PPAs with Mississagi Trust and Great Lakes Power Limited will be amended to, among other things, increase the prices payable to such parties.

  •
  The Energy Revenue Agreement between BEM LP and BPUSHA will become effective.

  •
  The Corporation will assume all obligations related to the Notes (including accrued interest) and the Indenture in exchange for an interest-bearing demand promissory note issued by BRPI to the Corporation. This note will subsequently be assigned by the Corporation to CanHoldco in exchange for a promissory note in the same amount from CanHoldco.

  •
  BRPI will transfer its renewable power assets located in Canada and the United States to CanHoldco, a company owned by BRPI and BEM LP that will become the holding company for Brookfield Renewable's Canadian and U.S. operations. The obligations owing by BRPI to CanHoldco pursuant to the promissory note referred to above will be set off and cancelled in connection with this transfer.

  •
  Subject to the Extraordinary Resolution having been passed, (i) the Corporation will be substituted for BRPI as the issuer of the Notes and as the "Corporation" under the Indenture, (ii) BREP, BRELP, CanHoldco and Bermuda Holdco will provide the Guarantees, (iii) BRPI will be released from its obligations under the Notes and the Indenture, and (iv) the Proposed Amendments will be made. The Corporation, BRPI, the Trustee and the US Trustee will enter into the Sixth Supplemental Indenture substantially in the form attached hereto as Appendix "B" implementing the foregoing.

  •
  BRPI will directly or indirectly provide an aggregate of $5 million of working capital to Bermuda Holdco through a subscription for preferred shares.

  •
  BEM LP and BRPI will then transfer all the common shares of CanHoldco to BRELP in exchange for the issuance of Redeemable Partnership Units and a non-interest bearing convertible demand promissory note. BRELP will own all of the issued and outstanding common shares of CanHoldco following these transfers and the convertible note will be converted into Redeemable Partnership Units.

  •
  If the Arrangement is approved by the Preferred Shareholders, the Preferred Shares will remain outstanding and the existing guarantee by the Fund will be replaced by joint and several guarantees from BREP, BRELP, CanHoldco and Bermuda Holdco which, on their terms, are subordinate to all senior debt (including the Guarantees). If the Preferred Shareholders do not approve the Arrangement, BRPI will have the right to terminate the Arrangement or proceed with the Arrangement and redeem all of the Preferred Shares in accordance with their terms.

  •
  Unitholders will transfer all of their Fund Units to BREP in exchange for limited partnership units of BREP on the basis of one limited partnership unit of BREP for each Fund Unit. These transfers will occur in tranches. BREP will then transfer the Fund Units to BRELP in exchange for the issuance of limited partnership units of BRELP on a tranche-by-tranche basis as each tranche is acquired by BRELP. BRELP will then, through a series of transfers, transfer the Fund Units to a subsidiary.

  •
  BRPT will be dissolved and its assets and liabilities will be distributed to, or assumed by, the Fund, and then the Fund itself will be dissolved into a subsidiary of BRELP.

        Upon the completion of the Arrangement, Brookfield will own approximately 73% of BREP on a fully exchanged basis, with the existing public Unitholders owning approximately 27% of BREP. BREP's sole material asset will be a 50.1% limited partnership interest in BRELP, a newly formed Bermuda limited partnership, and Brookfield will hold the remaining 48.9% limited partnership interest in BRELP as well as a 1% general partnership interest entitling Brookfield to receive incentive distributions linked to the growth of BRELP's distribution per limited partnership unit.

 MEETING MATTERS

Required Consents of Noteholders

        The Meeting Matters must be consented to by the Noteholders as described below and under the heading "Overview of Matters to be Considered at the Meeting".

Powers Exercisable by Extraordinary Resolution

        The Indenture grants certain powers to Noteholders that may be exercised by extraordinary resolution. The term "Extraordinary Resolution" is defined in the Indenture to mean, in effect, a resolution passed at a duly convened meeting of Noteholders by the favourable votes of the Noteholders of not less than 66 2/3% of the aggregate principal amount of the Notes represented at a meeting at which the holders of not less than 51% of the aggregate principal amount of the Notes then outstanding are present in person or represented by proxy.

        If a quorum is not constituted at the Meeting within 30 minutes after the time appointed for the Meeting, then the Meeting will be adjourned to November 16, 2011 (being a date that is not less than 21 nor more than 60 days later than the original scheduled date of the Meeting, as is required pursuant to section 11.14 of the Indenture). If the Meeting is so adjourned, the Noteholders present in person or by proxy at such adjourned Meeting will constitute a quorum and may transact the business for which the Meeting was originally convened, and the Extraordinary Resolution, if passed by Noteholders present in person or represented by proxy at such adjourned Meeting who hold not less than 66 2/3% of the aggregate principal amount of Notes voted in respect of such resolution, will be an "Extraordinary Resolution" within the meaning of the Indenture, notwithstanding that the Holders of at least 51% of the aggregate principal amount of the Notes then outstanding are not present in person or represented by proxy at such adjourned Meeting.

        With regard to the Meeting Matters, it is relevant to note that Noteholders by extraordinary resolution have the power to (among other things), pursuant to section 11.12 of the Indenture:

  (a)
  sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or any of them or the Trustee or the U.S. Trustee against BRPI or against its property, where such rights arise under the Indenture or the Notes or otherwise, provided that such sanctioned actions are not prejudicial to the Trustee or the U.S. Trustee;

  (b)
  assent to any modification of or change in or addition to or omission from the provisions contained in the Indenture and authorize the Trustee to concur in and execute an indenture supplemental to the Indenture embodying any modification, change, addition or omission; and

  (c)
  sanction any scheme for the reconstruction or reorganization of BRPI.

        For more information regarding the meeting and voting processes, Noteholders are referred to Article 11 of the Indenture.

Form of Extraordinary Resolution

        The Meeting is being called for the purpose of considering and, if thought appropriate, passing, pursuant to the provisions of the Indenture (as an "Extraordinary Resolution", as that term is defined in the Indenture), an extraordinary resolution (collectively, the "Extraordinary Resolution") substantially in the form attached to this Information Circular as Appendix "A" (with such non-material changes as the Trustee may agree to) authorizing and directing the Trustee and the US Trustee to do the following if the Approval Condition has been satisfied and the Guarantees have been delivered:

  1.
  accept the assumption and substitution of BRP Finance ULC as the issuer of the Notes and as the "Corporation" under the Indenture;

  2.
  accept the delivery of the Guarantees in substantially the form attached as Appendix "C" to this Information Circular from each of BREP, BRELP, CanHoldco and Bermuda Holdco;

  3.
  release and discharge all obligations of BRPI under and in respect of the Notes and the Indenture;

  4.
  execute and deliver the Sixth Supplemental Indenture in substantially the form attached as Appendix "B" to this Information Circular;

  5.
  execute and deliver the Amended and Restated Indenture in the form attached as Exhibit "A" to the Sixth Supplemental Indenture (as provided for in the Sixth Supplemental Indenture) subject to such additional modifications to the Indenture as may be approved by Noteholders at the Meeting or as may be necessary or desirable to reflect the completion of the Combination or to give effect to the matters approved by Noteholders; and

  6.
  execute such other documents and do such other things which the Corporation Counsel may reasonably deem necessary or desirable to give effect to the Extraordinary Resolution and the matters described in this Information Circular.

Proposed Amendments to Indenture

        The Extraordinary Resolution will, among other things, authorize the Trustee to execute the Sixth Supplemental Indenture in the form attached to this Information Circular as Appendix "B". The Sixth Supplemental Indenture will approve (i) the assumption by the Corporation of the obligations of BRPI under the Indenture and the Notes; (ii) the replacement of all references to BRPI in the Indenture (and all supplemental indentures previously executed in connection therewith) with references to the Corporation and the release of BRPI from all of its obligations under the Indenture and the Notes, (iii) the amendments to the Indenture reflected in the Amended and Restated Indenture that is attached as Exhibit "A" to the Sixth Supplemental Indenture, and (iv) the execution by the Trustee and the US Trustee of the Amended and Restated Indenture and a full and absolute release in favour of BRPI of its obligations under the Indenture and the Notes.

        The following is a summary of the changes to the Indenture contemplated by the Sixth Supplemental Indenture and the Amended and Restated Indenture and is qualified by and should be read together with the more detailed information contained in the actual agreement attached to the Sixth Supplemental Indenture:

  (a)
  to reflect the substitution of BRP Finance ULC as the "Corporation";

  (b)
  to reflect the new Guarantees to be provided and adding appropriate references to the Guarantors in the document;

  (c)
  to provide that the Redeemable Partnership Units to be issued by BRELP (or similar redeemable units issued in the future) will not be treated as Indebtedness for purposes of the Indenture since all of those units that may be tendered for redemption may, at the sole option of BREP, be acquired in exchange for BREP units;

  (d)
  to adjust the definition of "Net Worth" to: (i) reflect that BREP will be consolidating all of the assets of Brookfield Renewable (including the Corporation and the Guarantors); (ii) include the consolidated equity of BREP as reflected on its financial statements prepared in accordance with Canadian GAAP (which is now IFRS); and (iii) include the redeemable partnership units of BRELP as equivalent to equity of BREP (because those units may, if tendered for redemption, be effectively exchanged by BREP (at its sole option) for BREP units);

  (e)
  to clarify in the definition of "Control" that a general partner controls the limited partnership of which it is the general partner;

  (f)
  to provide for the reporting of the quarterly and annual financial statements for BREP, on a consolidated basis;

  (g)
  to adjust the covenants relating to the limitations on Indebtedness (see section 6.2 of the Indenture) and the limitations on Indebtedness and Preferred Stock applicable to Subsidiaries (see section 6.6 of the Indenture) to refer to the Funded Indebtedness, Total Consolidated Capitalization and Net Worth of BREP, determined on a consolidated basis; and, with respect to section 6.6 of the Indenture, expressly permit inter-company Preferred Stock and reflect a "basket" clause in paragraph (g) that applies to the Guarantors and their subsidiaries on a global basis;

  (h)
  to add references to the Guarantors in certain of the "Events of Default" in section 8.1; and

  (i)
  to make certain technical changes to Article 10 of the Indenture addressing future reorganization, consolidation, amalgamation, arrangement, merger, transfer or sale transactions, including changes to reflect the release of the then named "Corporation" upon the Successor assuming its obligations under the Indenture.

Related Matters

        Customary legal opinions will be delivered by Torys LLP and Bermuda legal counsel in favour of the Trustee in respect of (i) the Sixth Supplemental Indenture executed by the Corporation, the Trustee and the U.S. Trustee, (ii) the Guarantees being provided by the Guarantors, and (iii) the Amended and Restated Indenture.

PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Torys LLP, the following summary fairly describes, as of the date of this Information Circular, the principal Canadian federal income tax considerations generally applicable to a person who holds Notes and who, at all relevant times and for purposes of the Tax Act, deals at arm's length with BRPI and the Corporation for purposes of the Tax Act and is not affiliated (within the meaning of the Tax Act) with BRPI and the Corporation.

        This summary is not applicable to a Noteholder an interest in which would be a "tax shelter investment" as defined in the Tax Act, a Noteholder that is a "financial institution" as defined in the Tax Act for purposes of certain rules applicable to any income, gain or loss arising from a "mark-to-market property" or "specified debt obligation", each as defined in the Tax Act or a Noteholder that has made a "functional currency" election under the Tax Act to determine its "Canadian tax results" as defined in the Tax Act in a currency other than Canadian currency. Such Noteholders should consult their own tax advisors.

        This summary is based upon the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Changes") and counsel's understanding of the current published administrative and assessing policies and practices of the Canada Revenue Agency. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Changes, does not take into account or anticipate any changes in the law or administrative practice, whether by judicial, governmental or legislative decisions or action, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ significantly from those discussed therein.

        This summary is of a general nature only and is not intended to be and should not be construed to be legal or tax advice to any particular Noteholder and no representations with respect to the income tax consequences to any particular Noteholder are made. Accordingly, Noteholders should consult their own tax advisors for advice with respect to the tax consequences to them of voting for or against the Extraordinary Resolution or of holding and disposing of Notes, including the application and effect, if any, of the income and other tax laws of any country, province, territory, state or local tax authority.

Residents of Canada

        The following portion of the summary generally applies to a Noteholder who, at all relevant times and for purposes of the Tax Act and any applicable tax treaty or convention, is or is deemed to be resident in Canada and who holds the Notes as capital property.

        Generally, the Notes will constitute capital property to a Noteholder provided that the Noteholder does not hold them in the course of carrying on a business of buying and selling securities and does not acquire them as part of an adventure or concern in the nature of trade. Certain Noteholders who might not otherwise be considered to hold their Notes as capital property may, in certain circumstances, be entitled to have them and all other "Canadian securities" (as defined in the Tax Act) owned by such Noteholder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Noteholders contemplating such an election should consult their own tax advisors.

  Assumption by the Corporation and the full release of BRPI

        The assumption by the Corporation of the obligations of BRPI under the Indenture and the Notes and the full release of BRPI from all covenants, obligations and liabilities as the obligor under the existing Notes will be considered to operate as a novation by substitution for the Noteholders of all rights, benefits and interests in connection with the existing Notes. The novation by substitution will be considered a disposition of debt comparable to a redemption or repurchase by the issuer for the purposes of the Tax Act. On a disposition or deemed disposition of a Note (including a redemption, repurchase by the issuer or a repayment by the issuer on maturity), a Canadian Noteholder will generally be required to include in income (as interest) the aggregate amount of interest accrued (or deemed to have accrued) on the Note from the date of the last interest payment to the date of disposition and that is not payable until after such date, to the extent that such amount has not otherwise been included in the Canadian Noteholder's income for the taxation year or a previous taxation year (see "— Disposition" below).

  Interest

        A Noteholder that is a corporation, partnership or unit trust, or a trust of which a corporation or partnership is a beneficiary, will be required to include in computing its income for a taxation year all interest that accrues to such Noteholder on the Notes to the end of that year or that becomes receivable or is received by it before the end of that year, to the extent that such interest was not included in computing the Noteholder's income for a preceding taxation year. Any other Noteholder, including an individual, will be required to include in computing its income for a taxation year all interest on the Notes that is received or receivable by such Noteholder in that year (depending on the method regularly followed by the Noteholder in computing income) to the extent that such interest was not included in computing the Noteholder's income for a preceding taxation year.

  Disposition

        On a disposition or a deemed disposition (which will include a redemption or repayment at maturity and the assumption by the Corporation and the full release of BRPI) of Notes in whole or in part, a Noteholder will generally be required to include in computing its income for the taxation year in which the disposition occurs all interest that accrued on the Notes from the date of the last interest payment to the date of disposition except to the extent that such interest has otherwise been included in the Noteholder's income for that year or a preceding taxation year. In general, a disposition or a deemed disposition of Notes will result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any amount included in the Noteholder's income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the Notes to the Noteholder immediately before the disposition.

        Generally, one-half of any capital gain (a "Taxable Capital Gain") realized by a Noteholder in a taxation year must be included in computing such Noteholder's income for that taxation year, and one-half of any capital loss (an "Allowable Capital Loss") realized by a Noteholder in a taxation year must be deducted from any Taxable Capital Gains realized by the Noteholder in that taxation year. Allowable Capital Losses in excess of Taxable Capital Gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net Taxable Capital Gains realized in such years, subject to and in accordance with the provisions of the Tax Act. Individuals (other than certain trusts) may be subject to the alternative minimum tax provisions of the Tax Act in respect of realized capital gains.

  Approval Fee

        The fee payable to Noteholders upon a timely and positive response if the Extraordinary Resolution is passed by the requisite majority of Noteholders at the Meeting (or any adjournment of the Meeting) and the Combination is completed in accordance with the Arrangement will be income to Noteholders.

  Refundable Tax

        A Noteholder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable for a refundable tax on investment income, including interest and Taxable Capital Gains earned or realized in respect of the Notes.

Non-Residents of Canada

        The following portion of the summary generally applies to a Noteholder that at all relevant times and for purposes of the Tax Act is neither resident nor deemed to be resident in Canada (including as a consequence of an applicable tax treaty or convention) who does not use or hold and is not deemed to use or hold the Notes in, or in the course of, carrying on business in Canada (a "Non-Resident Noteholder"). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

        This summary does not apply to a Non-Resident Noteholder who transfers a Note to a person who is or is deemed to be resident in Canada under the Tax Act with whom the Non-Resident Noteholder does not deal at arm's length for purposes of the Tax Act. Such a Non-Resident Noteholder should consult its own tax advisor.

        Interest paid or credited, or deemed to be paid or credited by BRPI or the Corporation to a Non-Resident Noteholder will not be subject to non-resident withholding tax. There are no other taxes on income, including capital gains upon the disposition of Notes, payable in respect of Notes held by a Non-Resident Noteholder.

PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the principal U.S. federal income tax considerations relating to the approval of the Extraordinary Resolution and the completion of the Combination that may be relevant to a U.S. Holder (as defined below). This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, and administrative rulings and judicial decisions as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. BRPI has not sought any ruling from the U.S. Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This summary assumes that the Old Notes (as defined below) are and the New Notes (as defined below) will be held as capital assets within the meaning of Section 1221 of the Code. This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to U.S. Holders (as defined below) subject to special tax rules, including, without limitation:

  •
  persons subject to the alternative minimum tax;

  •
  banks, insurance companies, or other financial institutions;

  •
  pension funds, individual retirement and other tax deferred accounts, or tax-exempt organizations;

  •
  dealers in securities or commodities;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  regulated investment companies, real estate investment trusts, or hybrid entities;

  •
  persons whose "functional currency" is not the U.S. dollar;

  •
  persons holding the Notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk-reduction transaction;

  •
  persons deemed to sell the Notes under the constructive sale provisions of the Code; or

  •
  persons that are not U.S. Holders (as defined below).

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult an independent tax adviser regarding the tax consequences of the Extraordinary Resolution and the Combination and the ownership of the Notes.

        NOTICE PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230: THIS IS TO ADVISE A U.S. HOLDER IN ACCORDANCE WITH U.S. TREASURY REGULATIONS THAT: (I) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES SET FORTH HEREIN, INCLUDING ATTACHMENTS, IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED; (II) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (III) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

U.S. Federal Income Tax Consequences to U.S. Noteholders if the Extraordinary Resolution is Approved and the Combination is Completed

        Under U.S. federal income tax law, the modification of a debt instrument results in an exchange under section 1001 of the Code on which taxable gain or loss may be realized if the exchange constitutes a "significant modification" of the terms of the debt instrument. The modification of a debt instrument is a significant modification if, based on all the facts and circumstances and taking into account all modifications of the debt instrument, the legal rights and obligations under the debt instrument are altered in a manner that is economically significant.

        BRPI believes, and the rest of this discussion assumes, that the approval of the Extraordinary Resolution and completion of the Combination will constitute a significant modification of the terms of the Notes under the applicable Treasury regulations, and, as a result, a U.S. Holder will be deemed to have exchanged a Note (an "Old Note") for a modified Note (a "New Note"). Accordingly, upon the approval of the Extraordinary Resolution and the completion of the Combination, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized on the deemed exchange of Old Notes for New Notes and such holder's adjusted tax basis in the Old Notes exchanged. The amount realized will be equal to the issue price of the New Notes (discussed below). Subject to the discussion under " — Market Discount" below, any gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss if a holder's holding period for such Old Notes exchanged is more than one year at the time of the deemed exchange, except that any gain that is treated as foreign currency gain will be taxable as ordinary income. For non-corporate U.S. Holders, including individuals, long-term capital gain generally qualifies for preferential tax rates (currently 15%). The deductibility of capital losses is subject to limitations. A U.S. Holder's holding period for the New Notes will begin on the day after the deemed exchange. A U.S. Holder's initial tax basis in the New Notes will equal the issue price of the New Notes on the date of the exchange.

  Issue Price of the New Notes

        The determination of the issue price of the New Notes will depend on whether the New Notes or the Old Notes are "publicly traded" for U.S. federal income tax purposes. Debt instruments are considered to be publicly traded if they are traded on an established market during the 60-day period ending 30 days after the date they are issued, which in the case of an exchange is the date of the exchange. A debt instrument generally is considered to be traded on an established market if it is listed on a major securities exchange (as determined under the Treasury regulations), traded on an interbank market, appears on a quotation medium of general circulation, or otherwise is readily quotable by dealers, brokers, or traders (subject to certain exceptions). If the New Notes are publicly traded, the issue price of the New Notes will equal the fair market value of the New Notes at the time of the deemed exchange of Old Notes for New Notes. If the New Notes are not publicly traded, but the Old Notes are publicly traded, then the issue price of the New Notes generally will equal the fair market value of the Old Notes exchanged for such New Notes at the time of the deemed exchange. If neither the Old Notes nor the New Notes are publicly traded, the issue price of the New Notes should equal the stated principal amount of the New Notes.

        BRPI believes that the Old Notes should be regarded as publicly traded. It is unclear whether the New Notes should be regarded as publicly traded. These rules are complex and each U.S. Holder should consult an independent tax adviser regarding the determination of the issue price of the New Notes.

  Market Discount

        If a U.S. Holder recognizes any gain in the deemed exchange of Old Notes for New Notes and if such holder's Old Notes were acquired at a market discount (generally, if acquired at a non-de minimis discount from principal amount), then such holder generally will be required to treat a portion of any gain recognized on the deemed exchange of such Old Notes for New Notes as ordinary income to the extent of the amount of any accrued market discount not previously included in income for U.S. federal income tax purposes.

  Accrued Interest

        To the extent that amounts a U.S. Holder receives are attributable to accrued interest on the Old Notes, such amounts will be includable in such holder's gross income as interest income if such accrued interest has not been included previously in such holder's gross income for U.S. federal income tax purposes.

Ownership of the New Notes by U.S. Holders

  Stated Interest

        Stated interest on the New Notes generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued in accordance with such holder's method of accounting for U.S. federal income tax purposes. Such income will constitute foreign source income and generally will be treated as passive income for U.S. foreign tax credit purposes. The foreign tax credit rules are complex, and each U.S. Holder should consult an independent tax adviser regarding the application of these rules to stated interest.

  Original Issue Discount

        A New Note will be deemed issued with original issue discount ("OID") if its issue price (discussed above) is less than its stated redemption price at maturity by more than a statutorily defined de minimis amount. The "stated redemption price at maturity" of a note is the total of all payments on the note that are not payments of "qualified stated interest." In general, qualified stated interest is stated interest that is unconditionally payable in cash or property (other than in debt instruments of the issuer) at least annually at a single fixed rate of interest. For the New Notes, all stated interest will be "qualified stated interest," and therefore the stated redemption price at maturity of the New Notes will be the stated principal amount of the New Notes. If the difference between a New Note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount. A U.S. Holder generally will be required to include any OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of such holder's regular method of tax accounting.

        A U.S. Holder may make an election to accrue OID and the stated interest on a constant yield basis. This election is complex, and a U.S. Holder should consult an independent tax adviser regarding such election.

  Bond Premium

        If immediately after the deemed exchange a U.S. Holder has an adjusted tax basis in the New Notes in excess of the stated principal amount of the New Notes, then the New Notes will be treated as issued with "bond premium." Generally, a U.S. Holder may elect to amortize such bond premium as an offset to stated interest income in respect of the New Note, using a constant yield method prescribed under applicable Treasury regulations, over the remaining term of the New Note. A U.S. Holder that elects to amortize bond premium must reduce its basis in the New Note by the amount of the premium used to offset stated interest. Each U.S. Holder should consult an independent tax adviser regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

  Sale, Taxable Exchange, or Other Disposition of the New Notes

        Upon the sale, taxable exchange, or other disposition of a New Note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, taxable exchange or other disposition (excluding accrued but unpaid stated interest, which generally will be taxable as interest) and such holder's adjusted tax basis in the New Notes. A U.S. Holder's adjusted tax basis in the New Notes will equal such holder's initial tax basis in the New Notes, increased by any accrued OID included in such holder's gross income, and decreased by any amortized bond premium. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if a U.S. Holder's holding period for the New Notes is more than one year at the time of the sale, taxable exchange or other disposition. For non-corporate U.S. Holders, including individuals, long-term capital gain generally qualifies for preferential tax rates (currently 15%). The deductibility of capital losses is subject to limitations.

  Foreign Currency Gains or Losses

        Interest payments on the New Notes will be made in Canadian dollars (a "foreign currency"). A cash-basis U.S. Holder that receives an interest payment will be required to include in income the U.S. dollar value of the Canadian dollars received based on the exchange rate in effect on the date the payment is received, regardless of whether the U.S. Holder converts the payment into U.S. dollars on such date.

        A cash-basis U.S. Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (i) calculating the amount of OID allocable to each accrual period in Canadian dollars using the constant-yield method described above, and (ii) translating the amount of Canadian dollars so derived at the average exchange rate in effect during that accrual period (or portion thereof within the U.S. Holder's taxable year) or, at the U.S. Holder's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt if such date is within five business days of the last day of the accrual period. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of a New Note), a U.S. Holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the New Note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        In the case of an accrual-basis U.S. Holder, the amount of interest income (including OID) that such holder realizes will be based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. Holder's taxable year). Alternatively, an accrual-basis U.S. Holder may elect to determine the U.S. dollar value of the accrued income by translating the income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt if such date is within five business days of the last day of the accrual period. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year, however, and cannot change the election without the consent of the IRS. An accrual-method U.S. Holder will recognize foreign currency gain or loss with respect to accrued interest income if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss generally will be treated as U.S.-source ordinary income or loss.

        If a New Note is sold or otherwise disposed of for a foreign currency, the amount that the U.S. Holder will realize for U.S. tax purposes generally will be the U.S. dollar amount of the foreign currency received, calculated at the exchange rate in effect on the date of disposition. Gain or loss that is attributable to changes in exchange rates during a U.S. Holder's holding period generally will be treated as ordinary income or loss. The rules governing foreign currency gain or loss are complex, and each U.S. Holder should consult an independent tax adviser regarding the application of these rules to the ownership of the New Notes, with regard to such holder's particular circumstances.

  Consent Fees

        The tax treatment of a consent fee paid to a U.S. Holder following the approval of the Extraordinary Resolution and the completion of the Combination is unclear, because no authority directly addresses the U.S. federal income tax treatment of such payments. If a consent fee is treated as additional consideration for the Old Notes, such a payment would be treated in the manner described above under the heading " — U.S. Federal Income Tax Consequences to U.S. Noteholders if the Extraordinary Resolution is Approved and the Combination is Completed". It is possible, however, that the IRS will treat the consent fee as a separate fee, in which case the consent fee would be subject to tax as ordinary income rather than additional consideration for the Old Notes. Each U.S. Holder should consult an independent adviser as to the proper U.S. federal income tax treatment of a consent fee.

  Recently Enacted Legislation Affecting Disclosure Obligations for U.S. Individuals

        U.S. tax legislation enacted on March 18, 2010 generally imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on U.S. individuals that hold certain specified foreign financial assets, although these disclosure obligations are temporarily suspended. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. Each U.S. Holder should consult an independent tax adviser regarding the possible implications of this recently enacted legislation for such holder's ownership of New Notes.

  Information Reporting and Backup Withholding

        In general, payments of interest and accrued OID on, and the proceeds of a sale, redemption, or other disposition of, the New Notes or the Old Notes, payable to a U.S. Holder by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations.

        Backup withholding (currently at the rate of 28%) will apply to these payments and to accruals of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders are not subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. A U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Each U.S. Holder should consult an independent tax adviser concerning qualification for exemption from backup withholding and the procedure for obtaining an exemption.

 RISK FACTORS

        There will be numerous risks associated with the assets and business of Brookfield Renewable, many of which are currently applicable to BRPI. These risks include risks related to: changes to hydrology at Brookfield Renewable's hydroelectric stations or in wind conditions at its wind energy facilities that could materially adversely affect the volume of electricity generated; the fact that counterparties to contracts may not fulfill their obligations and as contracts expire, Brookfield Renewable may not be able to replace them with agreements on similar terms; increases in water rental costs (or similar fees) or changes to the regulation of water supply; increased regulation that could result in additional costs; concessions and licenses not being renewed; increased costs of operating its plants; inability or failure to comply with conditions in governmental permits; equipment or dam failures; force majeure events; uninsurable losses; foreign currency risks; availability of transmission systems; occupational health, safety and environmental risks; labour disruptions and economically unfavourable collective bargaining agreements; disputes and possible litigation; general industry risks associated with operating in the North American and Brazilian power market sector; financing; changes in credit ratings; changes in governmental regulations providing incentives for renewable energy; inability to identify and/or complete sufficient acquisition opportunities; future acquisitions; the ability to construct and develop existing sites and find new sites suitable for the development of greenfield power projects; arrangements with communities and joint venture partners; the limited partnership units of BREP; and the taxation of Brookfield Renewable and changes in tax law and practice.

        For further information on these known and unknown risks, please see "Risk Factors" on page 20 of BRPI's Annual Information Form dated March 30, 2011. Without limiting the foregoing, the following are certain particular risks associated with the proposed Combination and Arrangement and with Brookfield Renewable.

Risks Relating to the Combination

  The completion of the Combination is subject to a number of conditions precedent and requires regulatory and third-party approvals.

        The completion of the Arrangement in the form contemplated by the Plan of Arrangement is subject to a number of conditions precedent, some of which are outside the control of BRPI or the Fund, including, without limitation, obtaining the requisite approvals from the unitholders of the Fund and the Preferred Shareholders, the receipt of Noteholder approval, the receipt of material third-party consents and required regulatory approvals, the issuance of the Final Order and the absence of certain events that seriously and adversely affect the national or international markets in general or the business operations or affairs of BRPI. There can be no certainty, nor can BRPI or the Fund provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied or, if not satisfied, will be waived by the applicable party.

        Failure to obtain the Final Order on terms acceptable to the parties to the Combination would likely result in the decision being made not to proceed with the Arrangement. If any of the material third-party consents and required regulatory approvals cannot be obtained on terms satisfactory to the parties to the Combination, or at all, the Plan of Arrangement may have to be amended in order to mitigate against the negative consequence of the failure to obtain any such approval, and accordingly, the benefits resulting from the Combination may be reduced. Alternatively, in the event that the Plan of Arrangement cannot be amended so as to mitigate against the negative consequences of the failure to obtain a required regulatory or third-party approval, the Combination may not proceed at all.

Risks Relating to the Structure of BREP

  BREP is not, and does not intend to become, regulated as an investment company under the Investment Company Act of 1940 (and similar legislation in other jurisdictions) and if BREP is deemed an "investment company" under the Investment Company Act of 1940, applicable restrictions could make it impractical for BREP to operate as contemplated.

        The Investment Company Act and the rules thereunder (and similar legislation in other jurisdictions) provide certain protections to investors and impose certain restrictions on companies that are registered as investment companies. Among other things, such rules limit or prohibit transactions with Affiliates, impose limitations on the issuance of debt and equity securities and impose certain governance requirements. BREP has not been and does not intend to become regulated as an investment company and BREP intends to conduct its activities so as to not be deemed to be an investment company under the Investment Company Act (and similar legislation in other jurisdictions). In order to ensure that BREP is not deemed to be an investment company, it may be required to materially restrict or limit the scope of its operations or plans. It will be limited in the types of acquisitions that it may make, and it may need to modify its organizational structure or dispose of assets of which it would not otherwise dispose. Moreover, if anything were to happen which would potentially cause BREP to be deemed an investment company under the Investment Company Act, it would be impractical for it to operate as intended. Agreements and arrangements between and among it and Brookfield would be impaired, the type and amount of acquisitions that it would be able to make as a principal would be limited and its business, financial condition and results of operations would be materially adversely affected. Accordingly, BREP would be required to take extraordinary steps to address the situation, such as the amendment or termination of the Master Services Agreement, its restructuring, the amendment or termination of its limited partnership agreement, any of which could materially adversely affect its value or its ability to pay Noteholders. In addition, if BREP were deemed to be an investment company under the Investment Company Act, it would be taxable as a corporation for U.S. federal income tax purposes, and such treatment could materially adversely affect its value or its ability to pay the Notes.

  Brookfield has no obligation to source acquisition opportunities for Brookfield Renewable and Brookfield Renewable may not have access to all renewable power acquisitions that Brookfield identifies.

        Brookfield Renewable's ability to grow through acquisitions depends on Brookfield's ability to identify and present it with acquisition opportunities. Brookfield established BREP to hold and acquire renewable power generating operations or developments on a global basis. However, Brookfield has no obligation to source acquisition opportunities specifically for Brookfield Renewable. In addition, Brookfield has not agreed to commit to Brookfield Renewable any minimum level of dedicated resources for the pursuit of renewable power-related acquisitions. There are a number of factors which could materially and adversely impact the extent to which suitable acquisition opportunities are made available from Brookfield, for example:

  •
  it is an integral part of Brookfield's (and Brookfield Renewable's) strategy to pursue the acquisition or development of renewable power assets through consortium arrangements with institutional investors, strategic partners or financial sponsors and to form partnerships to pursue such acquisitions on a specialized or global basis. Although Brookfield has agreed with Brookfield Renewable that it will not enter into any such arrangements that are suitable for Brookfield Renewable without giving Brookfield Renewable an opportunity to participate in them, there is no minimum level of participation to which Brookfield Renewable will be entitled;

  •
  the same professionals within Brookfield's organization that are involved in acquisitions that are suitable for Brookfield Renewable are responsible for the consortiums and partnerships referred to above, as well as having other responsibilities within Brookfield's broader asset management business. Limits on the availability of such individuals will likewise result in a limitation on the availability of acquisition opportunities for Brookfield Renewable;

  •
  Brookfield will only recommend acquisition opportunities that it believes are suitable for Brookfield Renewable. Brookfield Renewable's focus is on assets where it believes that its operations-oriented approach can be deployed to create value. Accordingly, opportunities where Brookfield cannot play an active role in influencing the underlying operating company or managing the underlying assets may not be suitable for Brookfield Renewable, even though they may be attractive from a purely financial perspective. Legal, regulatory, tax and other commercial considerations will likewise be an important consideration in determining whether an opportunity is suitable and will limit Brookfield Renewable's ability to participate in these more passive investments and may limit Brookfield Renewable's ability to have more than 50% of Brookfield Renewable's assets concentrated in a single jurisdiction; and

  •
  in addition to structural limitations, the question of whether a particular acquisition is suitable is highly subjective and is dependent on a number of factors including an assessment by Brookfield relating to Brookfield Renewable's liquidity position at the time, the risk profile of the opportunity, its fit with the balance of Brookfield Renewable's then current operations and other factors. If Brookfield determines that an opportunity is not suitable for Brookfield Renewable, it may still pursue such opportunity on its own behalf, or on behalf of a Brookfield sponsored partnership or consortium.

        In making these determinations, Brookfield may be influenced by factors that result in a misalignment or conflict of interest.

  BREP will not have control over all of its operations.

        Brookfield Renewable has structured some of its operations as joint ventures, partnerships and consortium arrangements. An integral part of the strategy is to participate with institutional investors in Brookfield sponsored or co-sponsored consortiums for single asset acquisitions and as a partner in or alongside Brookfield sponsored or co-sponsored partnerships that target acquisitions that suit its profile. These arrangements are driven by the magnitude of capital required to complete acquisitions of renewable assets and other industry-wide trends that the Managing General Partner believes will continue. Such arrangements involve risks not present where a third party is not involved, including the possibility that partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions. Additionally, partners or co-venturers might at any time have economic or other business interest or goals different from Brookfield Renewable and Brookfield.

        Joint ventures, partnerships and consortium investments generally provide for a reduced level of control over an acquired company because governance rights are shared with others. Accordingly, decisions relating to the underlying operations, including decisions relating to the management and operation and the timing and nature of any exit, are often made by a majority vote of the investors or by separate agreements that are reached with respect to individual decisions. In addition, such operations may be subject to the risk that the company may make business, financial or management decisions with which Brookfield Renewable does not agree or the management of the company may take risks or otherwise act in a manner that does not serve Brookfield Renewable's interests. Because Brookfield Renewable may not have the ability to exercise control over such operations, Brookfield Renewable may not be able to realize some or all of the benefits that it believes will be created from Brookfield Renewable's involvement. If any of the foregoing were to occur, the financial condition and results of operations of Brookfield Renewable could suffer as a result.

        In addition, all of the current operations of Brookfield Renewable with less than 100% ownership are structured as joint ventures, partnerships or consortium arrangements. The sale or transfer of interests in some of these operations are subject to rights of first refusal or first offer, tag along rights or drag along rights and some agreements in these operations provide for buy-sell or similar arrangements. Such rights may be triggered at a time when Brookfield Renewable may not want them to be exercised and such rights may inhibit the ability to sell the interest in an entity within the desired time frame or on any other desired basis. In addition, the operations are also all subject to pre-emptive or default rights which may lead to the joint venture or third parties compulsorily acquiring assets from the joint venture.

  Brookfield will exercise substantial influence over Brookfield Renewable and it will be highly dependent on the Manager.

        Brookfield is the sole shareholder of the Managing General Partner. As a result of its ownership of the Managing General Partner, Brookfield will be able to control the appointment and removal of the Managing General Partner's directors and, accordingly, exercise substantial influence over BREP. In addition, BREP holds its interest in its various operating entities indirectly and will hold any future acquisitions indirectly through BRELP, the general partner of which is indirectly owned by Brookfield. As BREP's only substantial asset is the limited partnership interests that it holds in BRELP, except for the rights granted under a voting agreement, BREP will not have a right to participate directly in the management or activities of BRELP or the Holding Entities, including with respect to the making of decisions (although it will have the right to remove the general partner of BRELP). BREP and BRELP depend on the management and administration services provided by or under the direction of the Manager under the Master Services Agreement. Brookfield personnel and support staff that provide services to Brookfield Renewable under the Master Services Agreement are not required to have as their primary responsibility the management and administration of BREP or BRELP or to act exclusively for either of them and the Master Services Agreement does not require any specific individuals to be provided by Brookfield or the Manager. Any failure to effectively manage Brookfield Renewable's current operations or to implement its strategy could have a material adverse effect on its business, financial condition and results of operations. The Master Services Agreement continues in perpetuity, until terminated in accordance with its terms.

  The departure of some or all of Brookfield's professionals could prevent Brookfield Renewable from achieving its objectives.

        Brookfield Renewable will depend on the diligence, skill and business contacts of Brookfield's professionals and the information and opportunities they generate during the normal course of their activities. Brookfield Renewable's future success will depend on the continued service of these individuals, who are not obligated to remain employed with Brookfield. Brookfield has experienced departures of key professionals in the past and may do so in the future, and Brookfield Renewable cannot predict the impact that any such departures will have on its ability to achieve its objectives. The departure of a significant number of Brookfield's professionals for any reason, or the failure to appoint qualified or effective successors in the event of such departures, could have a material adverse effect on Brookfield Renewable's ability to achieve its objectives. Brookfield is not required to maintain the employment of any of its professionals or to cause any particular professionals to provide services to Brookfield Renewable or on its behalf.

  The role and ownership of Brookfield may change.

        Brookfield Renewable's arrangements with Brookfield do not require Brookfield to maintain any ownership level in BREP or in BRELP. Accordingly, the Managing General Partner may transfer its general partnership interest to a third-party, including in a merger or consolidation or in a transfer of all or substantially all of its assets, without the consent of Noteholders or LP Unitholders, provided the transferee is an affiliate of the general partner of BRELP. In addition, Brookfield may sell or transfer all or part of its interests in the Manager or in the Managing General Partner, in each case, without the approval of Noteholders or LP Unitholders. If a new owner were to acquire ownership of the Managing General Partner and to appoint new directors or officers of its own choosing, it would be able to exercise substantial influence over BREP's policies and procedures and exercise substantial influence over its management and the types of acquisitions that it makes. Such changes could result in BREP's capital being used to make acquisitions in which Brookfield has no involvement or in making acquisitions that are substantially different from its targeted acquisitions. Additionally, BREP cannot predict with any certainty the effect that any transfer in the ownership of the Managing General Partner would have on its ability to raise capital or make investments in the future, because such matters would depend to a large extent on the identity of the new owner and the new owner's intentions.

  Brookfield Renewable's organizational and ownership structure may create significant conflicts of interest that may be resolved in a manner that is not in its best interests.

        Brookfield Renewable's organizational and ownership structure involves a number of relationships that may give rise to conflicts of interest between it and Brookfield. In certain instances, the interests of Brookfield may differ from the interests of Brookfield Renewable, including with respect to the types of acquisitions made, the timing and amount of distributions by BREP, the reinvestment of returns generated by its operations, the use of leverage when making acquisitions and the appointment of outside advisors and service providers.

  The Managing General Partner may be unable or unwilling to terminate the Master Services Agreement.

        The Master Services Agreement provides that the Service Recipients may terminate the agreement only if: the Manager defaults in the performance or observance of any material term, condition or covenant contained in the agreement in a manner that results in material harm to the Service Recipients and the default continues unremedied for a period of 60 days after written notice of the breach is given to the Manager; the Manager engages in any act of fraud, misappropriation of funds or embezzlement against any Service Recipient that results in material harm; the Manager is grossly negligent in the performance of its duties under the agreement and such negligence results in material harm; or upon the happening of certain events relating to the bankruptcy or insolvency of the Manager. The Managing General Partner cannot terminate the agreement for any other reason, including if the Manager or Brookfield experiences a change of control or due solely to the poor performance or under-performance of Brookfield Renewable's operations or assets, and the agreement continues in perpetuity, until terminated in accordance with its terms. In addition, because the Managing General Partner is an Affiliate of Brookfield, it may be unwilling to terminate the Master Services Agreement, even in the case of a default. If the Manager's performance does not meet the expectations of investors, and the Managing General Partner is unable or unwilling to terminate the Master Services Agreement, the market price of the outstanding Notes could suffer. Furthermore, the termination of the Master Services Agreement would terminate BREP's rights under the Relationship Agreement.

  The liability of the Manager is limited under Brookfield Renewable's arrangements with it and Brookfield Renewable has agreed to indemnify the Manager against claims that it may face in connection with such arrangements, which may lead it to assume greater risks when making decisions relating to Brookfield Renewable than it otherwise would if acting solely for its own account.

        Under the Master Services Agreement, the Manager has not assumed any responsibility other than to provide or arrange for the provision of the services described in the Master Services Agreement in good faith and will not be responsible for any action that the Managing General Partner takes in following or declining to follow its advice or recommendations. In addition, under the BREP limited partnership agreement, the liability of the Managing General Partner and its Affiliates, including the Manager, is limited to the fullest extent permitted by law to conduct involving bad faith, fraud or willful misconduct or, in the case of a criminal matter, action that was known to have been unlawful. The liability of the Manager under the Master Services Agreement is similarly limited, except that the Manager is also liable for liabilities arising from gross negligence. In addition, BREP has agreed to indemnify the Manager to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses incurred by an indemnified person or threatened in connection with Brookfield Renewable's operations, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Manager, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the conduct in respect of which such persons have liability as described above. These protections may result in the Manager tolerating greater risks when making decisions than otherwise would be the case, including when determining whether to use leverage in connection with acquisitions. The indemnification arrangements to which the Manager is a party may also give rise to legal claims for indemnification that are adverse to BREP.

Risks Relating to Brookfield Renewable's Operations and the Renewable Power Industry

  Changes to hydrology at Brookfield Renewable's hydroelectric stations or in wind conditions at its wind energy facilities could materially adversely affect the volume of electricity generated.

        The revenues generated by Brookfield Renewable's facilities are proportional to the amount of electricity generated which in turn is dependent upon available water flows and wind conditions. Hydrology and wind conditions have natural variations from season to season and from year to year and may also change permanently because of climate change or other factors. A natural disaster could also impact water flows within the watersheds in which Brookfield Renewable operates. Water rights are also generally owned or controlled by governments that reserve the right to control water levels or may impose water-use requirements as a condition of license renewal. Wind energy is highly dependent on weather conditions, and, in particular, on wind conditions. The profitability of a wind farm depends not only on observed wind conditions at the site, which are inherently variable, but also on whether observed wind conditions are consistent with assumptions made during the project development phase. A sustained decline in water flow at Brookfield Renewable's hydroelectric stations or in wind conditions at Brookfield Renewable's wind energy facilities could lead to a material adverse change in the volume of electricity generated, revenues and cash flow.

        In Brazil, hydropower generators have access to the MRE, which, within the limitation referred to below, stabilizes hydrology by assuring that all participant plants in the MRE receive a reference amount of electricity, approximating long-term average irrespective of the actual volume of energy generated whether above or below long-term average and substantially all Brookfield Renewable's assets are part of that pool. Specific rules provide the minimum percentages of the reference amount of electricity that must be actually generated each year for assuring participation in the MRE. The energy reference amount is assessed yearly according to the criteria of such regulation, and can be adjusted positively or negatively. If the MRE is terminated or changed or Brookfield Renewable's reference amount is revised, Brookfield Renewable's financial results would be exposed to variations in hydrology in Brazil.

  Counterparties to Brookfield Renewable's contracts may not fulfill their obligations; as its contracts expire, Brookfield Renewable may not be able to replace them with agreements on similar terms.

        A significant portion of the power generated by Brookfield Renewable is sold under long-term PPAs with Brookfield, public utilities or industrial or commercial end-users, some of whom may not be rated by any rating agency. For example, following the Combination, 55% of Brookfield Renewable's projected annual sales will be with BRPI who will not be rated and whose obligations will not be guaranteed by Brookfield Asset Management. If, for any reason, any of the purchasers of power under such PPAs, including BRPI, are unable or unwilling to fulfill their contractual obligations under the relevant PPA or if they refuse to accept delivery of power pursuant to the relevant PPA, Brookfield Renewable's assets, liabilities, business, financial condition, results of operations and cash flow could be materially and adversely affected as it may not be able to replace the agreement with an agreement on equivalent terms and conditions. External events, such as a severe economic downturn, could impair the ability of some counterparties to the PPAs or some end use customers to pay for electricity received.

        Following the Combination, certain portions of Brookfield Renewable's hydroelectric portfolio will be subject to re-contracting in the future. Brookfield Renewable cannot assure you that it will be able to re-negotiate these contracts once their terms expire, and even if Brookfield Renewable is able to do so, Brookfield Renewable cannot assure you that it will be able to obtain the same prices or terms it currently receives. If Brookfield Renewable is unable to renegotiate these contracts, or unable to receive prices at least equal to the current prices it receives, its business, financial condition, results of operation and prospects could be adversely affected.

        Conversely, a significant percentage of Brookfield Renewable's sales will be made by facilities subject to indefinite term contracts with BRPI or its subsidiaries (taking into account its rights of renewal) at fixed prices per MWh of electricity sold by Brookfield Renewable. Accordingly, with respect to those facilities, Brookfield Renewable's ability to realize improved revenues due to increases in market prices for renewable power may be limited.

  Increases in water rental costs (or similar fees) or changes to the regulation of water supply may impose additional obligations on BREP.

        Water rights are generally owned or controlled by governments that reserve the right to control water levels or may impose water-use requirements as a condition of license renewal that differ from those arrangements in place today. Brookfield Renewable is required to make rental payments and pay property taxes for water rights or pay similar fees for use of water once its hydroelectric projects are in commercial operation. Significant increases in water rental costs or similar fees in the future or changes in the way that governments regulate water supply could have a material adverse effect on Brookfield Renewable's assets, liabilities, business, financial condition, results of operations and cash flow.

  Brookfield Renewable's operations are highly regulated and may be exposed to increased regulation which could result in additional costs to BREP.

        Brookfield Renewable's generation assets are subject to extensive regulation by various government agencies and regulatory bodies in different countries at the federal, regional, state, provincial and local level. As legal requirements frequently change and are subject to interpretation and discretion, Brookfield Renewable may be unable to predict the ultimate cost of compliance with these requirements or their effect on its operations. Any new law, rule or regulation could require additional expenditure to achieve or maintain compliance or could adversely impact Brookfield Renewable's ability to generate and deliver energy. Also, operations that are not currently regulated may become subject to regulation which could result in additional cost to Brookfield Renewable's business. Further, changes in wholesale market structures or rules, such as generation curtailment requirements or limitations to access the power grid could have a material adverse effect on Brookfield Renewable's ability to generate revenues from its facilities.

  There is a risk that Brookfield Renewable's concessions and licenses will not be renewed.

        Brookfield Renewable holds concessions and licenses and it has rights to operate its facilities which generally include rights to the land and water required for power generation. Brookfield Renewable expects that its rights and/or its licenses will be renewed by the applicable regulatory bodies in each country. However, if these regulatory bodies do not grant Brookfield Renewable renewal rights, or if they decide to renew Brookfield Renewable's concessions and licenses, as the case may be, under conditions which would impose additional costs, or if additional restrictions such as setting a price ceiling for energy sales, Brookfield Renewable's profitability and operational activity could be adversely impacted.

  The cost of operating Brookfield Renewable's plants could increase for reasons beyond its control.

        While Brookfield Renewable currently maintains a low and competitive cost position, there is a risk that increases in Brookfield Renewable's cost structure that are beyond its control could materially adversely impact its financial performance. Examples of such costs include compliance with new conditions imposed during the relicensing process, municipal property taxes, water rental fees and the cost of procuring materials and services required for Brookfield Renewable's maintenance activities.

  Brookfield Renewable may fail to comply with the conditions in, or may not be able to maintain, its governmental permits.

        Brookfield Renewable's generation assets and construction projects are required to comply with numerous federal, regional, state, provincial and local statutory and regulatory standards and to maintain numerous licenses, permits and governmental approvals required for operation. Some of the licenses, permits and governmental approvals that have been issued to Brookfield Renewable's operations contain conditions and restrictions, or may have limited terms. If Brookfield Renewable fails to satisfy the conditions or comply with the restrictions imposed by its licenses, permits and governmental approvals, or the restrictions imposed by any statutory or regulatory requirements, Brookfield Renewable may become subject to regulatory enforcement action and the operation of the assets could be adversely affected or be subject to fines, penalties or additional costs or revocation of regulatory approvals, permits or licenses. In addition, Brookfield Renewable may not be able to renew, maintain or obtain all necessary licenses, permits and governmental approvals required for the continued operation or further development of its projects, as a result of which the operation or development of Brookfield Renewable's assets may be limited or suspended. Brookfield Renewable's failure to renew, maintain or obtain all necessary licenses, permits or governmental approvals may have a material adverse effect on its assets, liabilities, business, financial condition, results of operations and cash flow.

  Brookfield Renewable may experience equipment failure.

        Brookfield Renewable's generation assets may not continue to perform as they have in the past and there is a risk of equipment failure due to wear and tear, latent defect, design error or operator error, among other things, which could have a material adverse effect on Brookfield Renewable's assets, liabilities, business, financial condition, results of operations and cash flow. In particular, wind generation turbines are less commercially proven than hydroelectric assets and have shorter lifespans.

  The occurrence of dam failures could result in a loss of generating capacity and repairing such failures could require Brookfield Renewable to expend significant amounts of capital and other resources.

        The occurrence of dam failures at any of Brookfield Renewable's hydroelectric generating stations or the occurrence of dam failures at other generating stations or dams operated by third-parties whether upstream or downstream of Brookfield Renewable's hydroelectric generating stations could result in a loss of generating capacity and repairing such failures could require Brookfield Renewable to expend significant amounts of capital and other resources. Such failures could result in damage to the environment or harm to third-parties or the public, which could expose Brookfield Renewable to significant liability.

  Brookfield Renewable may be exposed to force majeure events.

        The occurrence of a significant event that disrupts the ability of Brookfield Renewable's generation assets to produce or sell power for an extended period, including events which preclude existing customers from purchasing electricity, could have a material adverse effect on Brookfield Renewable's assets, liabilities, business, financial condition, results of operations and cash flow. In addition, force majeure events affecting Brookfield Renewable's assets could result in damage to the environment or harm to third-parties or the public, which could expose Brookfield Renewable to significant liability. Brookfield Renewable's generation assets could be exposed to effects of severe weather conditions, natural disasters and potentially catastrophic events such as a major accident or incident. An assault or an action of malicious destruction, sabotage or terrorism committed on Brookfield Renewable's generation assets could also disrupt its ability to generate or sell power. In certain cases, there is the potential that some events may not excuse Brookfield Renewable from performing its obligations pursuant to agreements with third-parties. Brookfield Renewable may be liable for damages or suffer further losses as a result. In addition, many of Brookfield Renewable's generation assets are located in remote areas which may make access for repair of damage difficult.

  Brookfield Renewable may be exposed to uninsurable losses.

        While Brookfield Renewable maintains insurance coverage, such insurance may not continue to be offered on an economically feasible basis and may not cover all events that could give rise to a loss or claim involving Brookfield Renewable's assets or operations. If Brookfield Renewable's insurance coverage is not adequate and it is forced to bear such losses or claims, Brookfield Renewable's financial position could be materially and adversely affected.

  Brookfield Renewable is subject to foreign currency risk which may adversely affect the performance of its operations.

        A significant portion of Brookfield Renewable's current operations are in countries where the U.S. dollar is not the functional currency. These operations pay distributions in currencies other than the U.S. dollar, which Brookfield Renewable must convert to U.S. dollars prior to making distributions. A significant depreciation in the value of such foreign currencies may have a material adverse effect on Brookfield Renewable's business, financial condition and results of operations.

  The ability to deliver electricity to Brookfield Renewable's various counterparties requires the availability of and access to interconnection facilities and transmission systems.

        Brookfield Renewable's ability to sell electricity is impacted by the availability of and access to the various transmission systems to deliver power to its contractual delivery point and the arrangements and facilities for interconnecting the generation projects to the transmission systems. The absence of this availability and access, Brookfield Renewable's inability to obtain reasonable terms and conditions for interconnection and transmission agreements, the operational failure of existing interconnection facilities or transmission facilities, the lack of adequate capacity on such interconnection or transmission facilities, or the existence of congestion on such interconnection or transmission facilities, may have a material adverse effect on Brookfield Renewable's ability to deliver electricity to its various counterparties or the requirement of counterparties to accept and pay for energy delivery, which could materially and adversely affect its assets, liabilities, business, financial condition, results of operations and cash flow.

  Brookfield Renewable's operations are exposed to occupational health, safety and environmental risks.

        The ownership, construction and operation of Brookfield Renewable's generation assets carry an inherent risk of liability related to public safety, worker health and safety and the environment, including the risk of government imposed orders to remedy unsafe conditions and/or to remediate or otherwise address environmental contamination or damage. Brookfield Renewable could also be exposed to potential penalties for contravention of health, safety and environmental laws and potential civil liability. In the ordinary course of business, Brookfield Renewable incurs capital and operating expenditures to comply with health, safety and environmental laws to obtain and comply with licenses, permits and other approvals and to assess and manage related risks. The costs to comply with these laws (and any future laws or amendments enacted) may increase over time and result in additional material expenditures. Brookfield Renewable may become subject to government orders, investigations, inquiries or other proceedings (including civil claims) relating to health, safety and environmental matters as a result of which its operations may be limited or suspended. The occurrence of any of these events or any changes, additions to or more rigorous enforcement of health, safety and environmental laws could have a material and adverse impact on operations and result in additional material expenditures. Additional environmental and workers' health and safety issues relating to presently known or unknown matters may require unanticipated expenditures, or result in fines, penalties or other consequences (including changes to operations) that may be material and adverse to Brookfield Renewable's business and results of operations.

  Brookfield Renewable's renewable power business may be involved in disputes and possible litigation.

        In the normal course of Brookfield Renewable's operations, BREP may become involved in various legal actions that could expose it to significant liability for damages. The outcome with respect to outstanding, pending or future actions cannot be predicted with certainty and may be adverse to Brookfield Renewable and as a result could have a material adverse effect on Brookfield Renewable's assets, liabilities, business, financial condition, results of operations and cash flow.

  Brookfield Renewable may pursue acquisitions in new markets that are subject to foreign laws or regulation that are more onerous than the laws and regulations to which it is currently subject.

        Brookfield Renewable may pursue acquisitions in new markets that are subject to regulation by various foreign governments and regulatory authorities and to the application of foreign laws. Such foreign laws or regulations may not provide for the same type of legal certainty and rights, in connection with its contractual relationships in such countries, as are afforded to its projects in Canada, the United States and Brazil, which may adversely affect its ability to receive revenues or enforce its rights in connection with its foreign operations. In addition, the laws and regulations of some countries may limit its ability to hold a majority interest in some of the projects that it may develop or acquire, thus limiting its ability to control the development, construction and operation of such projects.

        Any of Brookfield Renewable's existing or new operations may also be subject to significant political, economic and financial risks, which vary by country, and may include: changes in government policies or personnel; changes in general economic conditions; restrictions on currency transfer or convertibility; changes in labour relations; political instability and civil unrest; changes in the local electricity market; and breach or repudiation of important contractual undertakings by governmental entities and expropriation and confiscation of assets and facilities for less than fair market value.

  Brookfield Renewable may suffer a significant loss resulting from fraud, other illegal acts, inadequate or failed internal processes or systems, or from external events.

        Brookfield Renewable may suffer a significant loss resulting from fraud, other illegal acts, inadequate or failed internal processes or systems, or from external events, such as the occurrence of disasters or security threats affecting Brookfield Renewable's ability to operate. Brookfield Renewable operates in different markets and relies on its employees to follow Brookfield Renewable's policies and processes as well as applicable laws in their activities. Risk of illegal acts or failed systems is managed through Brookfield Renewable's infrastructure, controls, systems and people, complemented by central groups focusing on enterprise-wide management of specific operational risks such as fraud, trading, outsourcing, and business disruption, as well as personnel and systems risks. Specific programs, policies, standards and methodologies have been developed to support the management of these risks. These risks can result in direct or indirect financial loss, reputational impact or regulatory censure.

  There are general industry risks associated with operating in the North American and Brazilian power market sector.

        Brookfield Renewable operates in the North American and Brazilian power market sectors, which are affected by competition, price, supply of and demand for power, the location of import/export transmission lines and overall economic conditions. A general and extended decline in the North American or Brazilian economy or sustained conservation efforts to reduce electricity consumption could have the effect of reducing demand for electric energy over time, which did occur during the recent recession.

  Advances in technology could impair or eliminate the competitive advantage of Brookfield Renewable's projects.

        There are other alternative technologies that can produce renewable power, such as fuel cells, microturbines and photovoltaic (solar) cells. These alternative technologies currently produce electricity at a higher average price than Brookfield Renewable's generation facilities; however, research and development activities are ongoing to seek improvements in such alternative technologies and their cost of producing electricity is gradually declining. Additionally, research and development activities are ongoing to seek improvements and reductions in carbon emissions from fossil fuel generation. It is possible that advances will further reduce the cost of alternative methods of power generation. If this were to happen, the competitive advantage of Brookfield Renewable's projects may be significantly impaired or eliminated and Brookfield Renewable's assets, liabilities, business, financial condition, results of operations and cash flow could be materially and adversely affected as a result.

  There can be no guarantee that newly developed technologies that Brookfield Renewable invests in will perform as anticipated.

        Brookfield Renewable may invest in and use newly developed, less proven, technologies in its development projects or in maintaining or enhancing its existing assets. There is no guarantee that such new technologies will perform as anticipated. The failure of a new technology to perform as anticipated may materially and adversely affect the profitability of a particular development project.

  Performance of Brookfield Renewable's Operating Entities may be harmed by future labour disruptions and economically unfavourable collective bargaining agreements.

        Certain of BREP's subsidiaries will be parties to collective agreements that will expire periodically and those subsidiaries may not be able to renew their collective agreements without a labour disruption or without agreeing to significant increases in cost. In the event of a labour disruption such as a strike or lock-out, the ability of Brookfield Renewable's generation assets to generate electricity may be impaired. Brookfield Renewable's results from operations and cash flow could be materially and adversely affected as a result.

Risks Relating to Financing

  BREP may be required to issue equity or debt for future acquisitions and developments which will be dependent on the overall state of the capital markets.

        Future acquisitions and developments, construction of new facilities and other capital expenditures will be financed out of cash generated from operations, borrowings and possible future sales of equity. As such, financing Brookfield Renewable's growth may depend on raising additional equity and/or debt capital. BREP's ability to do so is dependent on, among other factors, the overall state of the capital markets and investor appetite for investments in renewable energy assets in general and Brookfield Renewable's securities in particular.

  Brookfield Renewable's ability to finance its operations are subject to various risks relating to the state of the capital markets.

        Brookfield Renewable will have corporate debt and project level debt, the majority of which is non-recourse, that will be need to be replaced from time to time. Brookfield Renewable's financings may contain conditions that limit its ability to repay indebtedness prior to maturity without incurring penalties, which may limit its capital markets flexibility. Refinancing risk includes, among other factors, dependence on continued operating performance of Brookfield Renewable's assets, future electricity market prices, future capital markets conditions, the level of future interest rates and investors' assessment of Brookfield Renewable's credit risk at such time. In addition, certain of Brookfield Renewable's financings are, and future financings may be exposed to floating interest rate risks, and if interest rates increase, an increased proportion of Brookfield Renewable's cash flow may be required to service indebtedness. Future acquisitions, development and construction of new facilities and other capital expenditures will be financed out of cash generated from Brookfield Renewable's operations, borrowings and possible future sales of equity. Brookfield Renewable's ability to obtain financing to finance Brookfield Renewable's growth is dependent on, among other factors, the overall state of the capital markets, continued operating performance of Brookfield Renewable's assets, future electricity market prices, the level of future interest rates and investors' assessment of Brookfield Renewable's credit risk at such time, and investor appetite for investments in renewable energy and infrastructure assets in general and in BREP's securities in particular. To the extent that external sources of capital become limited or unavailable or available on onerous terms, Brookfield Renewable's ability to make necessary capital investments to construct new or maintain existing facilities will be impaired, and as a result, Brookfield Renewable's business, financial condition, results of operations and prospects may be materially and adversely affected.

  Brookfield Renewable is subject to operating and financial restrictions through covenants in its loan, debt and security agreements.

        BREP, BRELP and its subsidiaries are or will in the future be subject to operating and financial restrictions through covenants in Brookfield Renewable's loan, debt and security agreements. These restrictions prohibit or limit Brookfield Renewable's ability to, among other things, incur additional debt, provide guarantees for indebtedness, create liens, dispose of assets, liquidate, dissolve, amalgamate, consolidate or effect corporate or capital reorganizations, declare dividends, issue equity interests and create subsidiaries. A financial covenant in the Notes and in Brookfield Renewable's corporate bank credit facilities limits Brookfield Renewable's overall indebtedness to a percentage of total capitalization, a restriction which may limit Brookfield Renewable's ability to obtain additional financing, withstand downturns in Brookfield Renewable's business and take advantage of business and development opportunities. If Brookfield Renewable breaches its covenants, Brookfield Renewable's credit facilities may be terminated or come due and such event may cause its credit rating to deteriorate and subject BREP to higher interest and financing costs. Brookfield Renewable may also be required to seek additional debt financing on terms that include more restrictive covenants, require repayment on an accelerated schedule or impose other obligations that limit Brookfield Renewable's ability to grow its business, acquire needed assets or take other actions that it might otherwise consider appropriate or desirable.

  Changes in Brookfield Renewable's credit ratings may have an adverse effect on its financial position and ability to raise capital.

        There is no assurance that any credit rating assigned to BREP or any of Brookfield Renewable's subsidiaries' debt securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such ratings may have an adverse effect on Brookfield Renewable's financial position and ability to raise capital.

OFFICES OF BNY TRUST COMPANY OF CANADA

        Copies of the Indenture may be examined or obtained, at the following office of the Canadian Trustee:

BNY Trust Company of Canada
320 Bay Street, 11th Floor
Toronto, Ontario M5H 4A6

Attention:	Ms. M. Chiu, Relationship Manager
Fax:	(416) 360-1711

        The Indenture is also available electronically on SEDAR at www.sedar.com under BRPI's issuer profile.

        This Information Circular is dated at Toronto, Ontario this 28th day of September, 2011.

BROOKFIELD RENEWABLE POWER INC.
By:	"Richard Legault" Name: Richard Legault Title: Chief Executive Officer

 GLOSSARY OF TERMS

"Affiliate" has the meaning assigned to such term in the Securities Act (Ontario).

"Amended and Restated Indenture" means the Amended and Restated Indenture that is substantially in the form attached as Exhibit "A" to the Sixth Supplemental Indenture (blacklined to highlight the changes to be made to the Indenture, where new text is underlined and deleted text has a line running though it), that reflects the changes provided for in the Sixth Supplemental Indenture and the Extraordinary Resolution.

"Approval Condition" means the satisfaction of each of the following: (i) the Final Order is obtained, (ii) all conditions precedent to the completion of the Arrangement have been satisfied or waived, and (iii) the steps outlined in the Arrangement with respect to the transfer of the renewable power assets of BRPI to Brookfield Renewable are completed.

"Arrangement" means the plan of arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Combination Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order.

"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement to be filed with the Director after the Final Order is made.

"Base Management Fee" means the Base Management Fee payable under the Master Services Agreement, as described under the heading "Brookfield Renewable's Principal Agreements — Master Services Agreement — Management Fee".

"BEM LP" means Brookfield Energy Marketing L.P.

"Bermuda Holdco" means BRP Bermuda Holdings I Limited.

"BPUSHA" means Brookfield Power US Holding America Co.

"BRELP" means Brookfield Renewable Energy L.P.

"BREP" means Brookfield Renewable Energy Partners L.P.

"Broadridge" has the meaning ascribed to it under the heading "General Proxy Matters — Non-Registered Holders".

"Brookfield" means Brookfield Asset Management Inc. and any subsidiary of Brookfield Asset Management other than Brookfield Renewable.

"Brookfield Asset Management" means Brookfield Asset Management Inc.

"Brookfield Renewable" means BREP, BRELP, CanHoldco, Bermuda Holdco, the Corporation and the subsidiaries of BRELP from time to time.

"BRP Equity" means Brookfield Renewable Power Preferred Equity Inc., a subsidiary of the Fund.

"BRPI" means Brookfield Renewable Power Inc.

"BRPI US Facilities" means all of the U.S. facilities of Brookfield Renewable that are not already owned by the Fund.

"BRPT" means Brookfield Renewable Power Trust.

"C$" means Canadian dollars.

"CanHoldco" means Brookfield BRP Holdings (Canada) Inc.

"CDS" has the meaning ascribed to it under the heading "General Proxy Matters — Non-Registered Holders".

"Certificate" means the certificate of arrangement to be issued by the Director pursuant to section 183(2) of the OBCA in respect of the Articles of Arrangement.

"Combination" means the strategic combination of all of the assets of the Fund and all of the renewable power assets of BRPI located in Canada, the United States and Brazil, to be held by BREP pursuant to the Arrangement, on the terms and conditions set out in the Plan.

"Combination Agreement" means the combination agreement dated as of September 12, 2011 among BRPI, the Fund, BRPT and BREP and the Disclosure Letter (as that term is defined in such agreement), as the same may be amended and/or restated from time to time, providing for, among other things, the Arrangement.

"Corporation" means BRP Finance ULC, the company that will assume the obligations of BRPI under the Notes and the Indenture and become the "Corporation" for purposes of the Indenture.

"Corporation Counsel" means legal counsel retained by BRPI and the Corporation.

"Court" means the Ontario Superior Court of Justice (Commercial List).

"DBRS" means DBRS Limited.

"Development Projects Agreement" means an agreement between CanHoldco and BRPI for reimbursement of expenses for projects in Canada and the United States.

"Director" means the Director appointed pursuant to Section 278 of the OBCA.

"Dollars" or "$" means United States dollars.

"EBITDA" means earnings before interest, taxes, depreciation, amortization and asset management fees.

"Effective Date" means the date shown on the Certificate giving effect to the Arrangement.

"Extraordinary Resolution" has the meaning ascribed to it under the heading "Meeting Matters — Form of Extraordinary Resolution".

"Final Order" means the final order of the Court pursuant to Section 182(5) of the OBCA approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal.

"Fund" means Brookfield Renewable Power Fund.

"Fund Information Circular" means the Brookfield Renewable Power Fund Management Information Circular with respect to the Plan of Arrangement which will be filed by the Fund on SEDAR prior to the Meeting.

"Fund Units" means trust units of the Fund.

"GAAP" means generally accepted accounting principles in Canada as in effect from time to time.

"Governing Body" in relation to an entity, means the board of directors or equivalent of such entity.

"Guarantee" means the guarantee to be provided by each of the Guarantors, substantially in the form attached as Appendix "C" to this Information Circular, with such amendments as the Trustee may approve acting on the advice of Corporation Counsel.

"Guarantors" means, collectively, BREP, BRELP, CanHoldco and Bermuda Holdco.

"GW" means gigawatts.

"GWh" means gigawatt hours.

"Holding Entities" means the subsidiaries of BRELP, from time to time, through which it indirectly holds all of Brookfield Renewable's interests in the Operating Entities, BRP Equity and the Corporation.

"IFRS" means International Financial Reporting Standards.

"Indenture" means the indenture dated as of December 16, 2004 between BRPI, the Trustee and the U.S. Trustee, as supplemented, amended or restated from time to time.

"LP Unitholders" means limited partners of BREP, which are holders of LP Units.

"LP Units" means the non-voting limited partnership units in the capital of BREP.

"Manager" means Brookfield Renewable Energy Group L.P., Brookfield Renewable Energy Group LLC and Brookfield Renewable Energy Group (Bermuda) Inc., and, unless the context otherwise requires, includes any other Affiliate of such entities that provides services to Brookfield Renewable pursuant to the Master Services Agreement or any other service agreement or arrangement.

"Managing General Partner" means the general partner of BREP.

"Master Services Agreement" means the master management and administration agreement to be entered into on the Effective Date among the Service Recipients, the Manager and certain other Affiliates of Brookfield Asset Management who are party thereto.

"Meeting" means the meeting of Noteholders to be held on October 25, 2011 at 10:00 am (Toronto time) at the offices of Torys LLP located at 79 Wellington Street West, 33rd Floor, Toronto, Ontario, and any adjournment(s) thereof, to consider the vote on the Extraordinary Resolution.

"Meeting Matters" has the meaning ascribed to it under the heading "Overview of Matters To Be Considered At The Meeting".

"MRE" means the hydrological balancing pool administered by the government of Brazil.

"MW" means megawatts.

"MWh" means megawatt hours.

"Non-Registered Holder" has the meaning ascribed to it under the heading "General Proxy Matters — Non-Registered Holders".

"Noteholder" or "Holder" means a person entered in a Register as a holder of one or more notes.

"Notes" means, collectively, the Series 3 Notes, the Series 4 Notes, the Series 6 Notes and the Series 7 Notes.

"Notice of Meeting" means the notice of the Meeting that was issued on September 14, 2011 and delivered to Noteholders.

"NYSE" means the New York Stock Exchange.

"OBCA" means the Business Corporations Act (Ontario).

"Operating Entities" means the entities which, at closing of the Arrangement, will directly or indirectly hold Brookfield Renewable's operations and will hold assets or operations that Brookfield Renewable may acquire in the future, including any assets or operations held through joint ventures, partnerships and consortium arrangements.

"person" includes any individual, partnership, limited partnership, association, body corporate, company, unlimited liability company, trust, unincorporated organization, trustee, executor, administrator, legal representative, government, regulatory authority or other entity.

"Plan" or "Plan of Arrangement" means the Plan of Arrangement attached as Appendix "D" to this Information Circular, and any amendments or variations thereto made in accordance with the Combination Agreement and the Plan of Arrangement or upon the direction of the Court in the Final Order.

"Power Agency Agreements" means the power agency agreements that will be entered into by BEM LP and each of the owners of the BRPI US Facilities, whereby BEM LP is appointed as the exclusive agent of the owner in respect of the sales of electricity, the procurement of transmission and other additional services.

"PPA" means power purchase agreement.

"Preferred Shareholder" means a holder of Preferred Shares.

"Preferred Shares" means the Class A Preference Shares, Series 1 of BRP Equity.

"Proposed Amendments" means the proposed amendments to the Indenture set out in the Amended and Restated Indenture that is attached as Exhibit "A" to the Sixth Supplemental Indenture.

"Rating Agencies" means DBRS and S&P.

"Redeemable Partnership Unit" means a unit of BRELP that has the rights of the Redemption-Exchange Mechanism.

"Redemption-Exchange Mechanism" means the mechanism by which Brookfield may request the redemption of its limited partnership interests in BRELP in whole or in part in exchange for cash, subject to the right of BREP to acquire such interests (in lieu of such redemption) in exchange for LP Units.

"Register" means the register kept by the Trustee of the names and latest known addresses of Noteholders and the other particulars, as prescribed by law, of the Notes and all transfers of Notes.

"Relationship Agreement" means the relationship agreement to be entered into on the Effective Date by and among Brookfield Asset Management, BREP, the Manager, BRELP, the Holding Entities and others.

"S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

"Series 3 Notes" means the 5.25% Medium Term Notes, Series 3 issued by BRPI under the Indenture.

"Series 4 Notes" means the 5.84% Medium Term Notes, Series 4 issued by BRPI under the Indenture.

"Series 6 Notes" means the 6.132% Medium Term Notes, Series 6 issued by BRPI under the Indenture.

"Series 7 Notes" means 5.14% Medium Terms Notes, Series 7 issued by BRPI under the Indenture.

"Service Recipients" means BREP, BRELP, the Holding Entities and any other entity, at the option of the Holding Entities and the Operating Entities.

"Sixth Supplemental Indenture" means the Sixth Supplemental Indenture in substantially the form attached as Appendix "B" to this Information Circular.

"subsidiary" means, with respect to any person, any other person that is controlled directly or indirectly by such person, and includes a subsidiary of a subsidiary; where "control" means the power, directly or indirectly, to direct the management and policies of a person, whether through the ownership of voting securities, by contract, by virtue of provisions contained in the constitutional documents (including any partnership agreement) or otherwise.

"Supplemental Indenture" means an indenture supplemental to the Indenture pursuant to which, among other things, Notes may be authorized for issue or the provisions of the Indenture may be amended.

"Tax Act" means the Income Tax Act (Canada).

"Trustee" means BNY Trust Company of Canada, in its capacity as the Canadian Trustee appointed under the Indenture.

"TSX" means the Toronto Stock Exchange.

"Unitholders" means the holders of Fund Units.

"U.S. Trustee" means The Bank of New York Mellon, in its capacity as the U.S. Trustee under the Indenture.

 APPENDIX "A"

EXTRAORDINARY RESOLUTION

"Capitalized terms herein have the meanings ascribed thereto in Information Circular of Brookfield Renewable Power Inc. ("BRPI") dated September 28, 2011 ("Information Circular").

BE IT RESOLVED THAT:

Pursuant to Section 11.12 of the Indenture, provided that the Approval Condition has been satisfied and the Guarantees are delivered:

1.
the assumption and substitution of BRP Finance ULC as the issuer of the Notes and as the "Corporation" under the Indenture be and is hereby approved;

2.
the Guarantees from each of Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc. and BRP Bermuda Holdings I Limited be accepted;

3.
the release and discharge of all obligations of BRPI under and in respect of the Notes and the Indenture be and is hereby approved;

4.
the execution and delivery of the Sixth Supplemental Indenture by each of BRPI, the Corporation, BNY Trust Company of Canada and The Bank of New York Mellon in substantially the form attached as Appendix "B" to the Information Circular be and is hereby approved;

5.
the execution and delivery of the Amended and Restated Indenture by each of the Corporation, BNY Trust Company of Canada and The Bank of New York Mellon in the form attached as Exhibit "A" to the Sixth Supplemental Indenture (as provided for in the Sixth Supplemental Indenture) be and is hereby approved, with such additional modifications to the Indenture as may be approved by Noteholders at the Meeting or as may be necessary or desirable to reflect the completion of the Combination or to give effect to the matters approved by Noteholders; and

6.
the execution of such other documents and doing such other things which the Corporation Counsel may reasonably deem necessary or desirable to give effect to this Extraordinary Resolution and the matters described in the Information Circular be and is hereby approved."

A-1

 APPENDIX "B"

SIXTH SUPPLEMENTAL INDENTURE

BROOKFIELD RENEWABLE POWER INC.

Issuer

– and –

BNY TRUST COMPANY OF CANADA

Canadian Trustee

– and –

THE BANK OF NEW YORK MELLON

U.S. Trustee

SIXTH SUPPLEMENTAL INDENTURE

supplementing the Indenture
dated as of December 16, 2004

ARTICLE 1
INTERPRETATION	B-5
1.1 To Be Read With Indenture	B-5
1.2 Sixth Supplemental Indenture	B-5
1.3 Definitions	B-5
ARTICLE 2
ASSUMPTION BY FINCO, RELEASE OF BRPI AND AMENDMENTS TO ORIGINAL INDENTURE	B-5
2.1 Assumption by Finco	B-5
2.2 Release of BRPI	B-5
2.3 Amendments to Original Indenture	B-5
ARTICLE 3
MISCELLANEOUS	B-6
3.1 Acceptance of Trust	B-6
3.2 Confirmation of Indenture	B-6
3.3 Counterparts	B-6
Exhibit A — Amended and Restated Indenture	B-A-1

        THIS SIXTH SUPPLEMENTAL INDENTURE dated as of the     day of            , 2011,

BETWEEN:

BROOKFIELD RENEWABLE POWER INC., a corporation incorporated under the laws of Ontario ("BRPI")
– and –
BRP FINANCE ULC, a corporation incorporated under the laws of Alberta ("Finco")
– and –
BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (the "Canadian Trustee")
– and –
THE BANK OF NEW YORK MELLON, a banking corporation incorporated under the laws of the State of New York (the "U.S. Trustee")

        WHEREAS BRPI has entered into an indenture dated as of December 16, 2004 (as amended, supplemented or restated prior to the date hereof, the "Original Indenture") which provides for the issuance of one or more series of unsecured debentures (the "Debentures") by way of supplemental indentures;

        AND WHEREAS pursuant to section 11.12 of the Original Indenture, Debentureholders have the power by Extraordinary Resolution to, among other things, (i) sanction any modification, abrogation, alternation, compromise or arrangement of the rights of the Debentureholders, or any of them, or the Trustees against the Corporation or against its property, (ii) assent to any modification of or change in or addition to or omission from the provisions contained in the Indenture and authorize the Trustee to concur in and execute an indenture supplemental to the Indenture embodying any modification, change, addition or omission, and (iii) sanction any scheme for the reconstruction or reorganization of the Corporation (where all capitalized terms that are not defined in this Sixth Supplemental Indenture have the meanings assigned to them in the Original Indenture);

        AND WHEREAS the Debentureholders have duly passed an Extraordinary Resolution pursuant to which they have approved the: (i) assumption by Finco of all of the obligations of BRPI under the Debentures and the Indenture (collectively, the "Indenture Documents") and the substitution of Finco for BRPI for all purposes of the Indenture; (ii) absolute and unconditional release and discharge of BRPI from all obligations under or in respect of the Indenture Documents; and (iii) amendments to the Original Indenture that are set out in this Sixth Supplemental Indenture (the Original Indenture as so amended is referred to herein as the "Indenture"); subject in each case to the (a) Approval Condition having been satisfied (as that term is defined in the Information Circular dated September 28, 2011, that was issued by BRPI to Debentureholders (the "Information Circular")), and (b) delivery of guarantees in favour of the Canadian Trustee by each of the Guarantors (as that term is defined in the Information Circular) together with enforceability opinions in respect of such guarantees;

        AND WHEREAS the Approval Condition has been satisfied and the guarantees of the Guarantors and enforceability opinions with respect to the same have been delivered in favour of the Canadian Trustee;

        AND WHEREAS all necessary corporate proceedings of BRPI and Finco have been taken to authorize their execution, delivery and performance of this Sixth Supplemental Indenture;

        AND WHEREAS this Sixth Supplemental Indenture is being entered into pursuant to and in accordance with Section 14.1(f) of the Original Indenture;

        NOW THEREFORE THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1   To Be Read With Indenture

        This Sixth Supplemental Indenture is a Supplemental Indenture within the meaning of the Original Indenture. The Original Indenture and this Sixth Supplemental Indenture will be read together, will constitute the "Indenture" and will have effect so far as practicable as though all the provisions of both documents were contained in one instrument.

1.2   Sixth Supplemental Indenture

        The terms "this Sixth Supplemental Indenture", "this indenture", "herein", "hereof", "hereby", "hereunder" and similar expressions, unless the context otherwise specifies or requires, refer to the Original Indenture as supplemented by this Sixth Supplemental Indenture and not to any particular Article, section, subsection or clause or other portion thereof, and include every instrument supplemental or ancillary to this Sixth Supplemental Indenture.

1.3   Definitions

        All terms that are defined in the Original Indenture and are used but not defined in this Sixth Supplemental Indenture will have the meanings ascribed to them in the Indenture, as such meanings may be amended by this Sixth Supplemental Indenture. In the event of any inconsistency between the terms in the Original Indenture and this Sixth Supplemental Indenture, the terms in this Sixth Supplemental Indenture will prevail.

ARTICLE 2

ASSUMPTION BY FINCO, RELEASE OF BRPI AND AMENDMENTS TO ORIGINAL INDENTURE

2.1   Assumption by Finco

        BRPI assigns to Finco all of the rights, benefits and entitlements of BRPI under the Indenture Documents, and Finco assumes and covenants to perform all obligations and liabilities of BRPI under the Indenture Documents. Without limiting the generality of the foregoing, Finco agrees and covenants to pay punctually when due all monies owing under or in respect of the Debentures. Finco will succeed to and be substituted for BRPI with the same effect as if Finco had been named as the Corporation rather than BRPI in the Indenture Documents, and Finco will possess and from time to time may exercise each and every right and power of BRPI or the Corporation under the Indenture Documents. Without limiting the foregoing, all references in the Indenture Documents to BRPI are replaced with and deemed to be references to Finco.

2.2   Release of BRPI

        BRPI and each of its directors, officers, employees and agents are hereby absolutely and unconditionally released and forever discharged from all present and future debts, obligations, covenants and liabilities now existing or hereafter arising under or in respect of or in relation to the Indenture Documents.

2.3   Amendments to Original Indenture

        The Original Indenture is amended to reflect each of the amendments highlighted on the "Amended and Restated Indenture" that is attached as Exhibit A to this Sixth Supplemental Indenture (which document shows additions as underlined text and deletions as text with a line running through it), and each of Finco, the Canadian Trustee and the U.S. Trustee agrees to enter into such Amended and Restated Indenture on the date hereof, which agreement will thereafter constitute the Indenture for all purposes.

ARTICLE 3

MISCELLANEOUS

3.1   Acceptance of Trust

        The Canadian Trustee and the U.S. Trustee accept the trusts in this Sixth Supplemental Indenture and agree to carry out and discharge the same upon the terms and conditions set out in this Sixth Supplemental Indenture and in accordance with the Indenture.

3.2   Confirmation of Indenture

        The Original Indenture, as amended and supplemented by this Sixth Supplemental Indenture, is in all respects confirmed.

3.3   Counterparts

        This Sixth Supplemental Indenture may be executed in several counterparts each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument.

REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF the parties hereto have executed this Sixth Supplemental Indenture under the hands of their proper officers in that behalf.

BROOKFIELD RENEWABLE POWER INC.
By:	Name: Title:

BRP FINANCE ULC

By:	Name: Title:

BNY TRUST COMPANY OF CANADA

By:	Name: Title:

THE BANK OF NEW YORK MELLON

By:	Name: Title:

 Exhibit A

~~BRASCAN POWER CORPORATION~~
BRP FINANCE ULC
Issuer

-and-

BNY TRUST COMPANY OF CANADA,
Trustee

-and-

THE BANK OF NEW YORK MELLON,
Trustee

AMENDED AND RESTATED INDENTURE
Dated as of ~~December 16, 2004~~            , 2011

B-A-1

ARTICLE 1
INTERPRETATION		~~2~~6
1.1	Definitions	~~2~~6
1.2	Meaning of "outstanding" for Certain Purposes	~~12~~14
1.3	Interpretation Not Affected by Headings	~~13~~15
1.4	Extended Meanings	~~13~~15
1.5	Day Not a Business Day	~~13~~15
1.6	Currency	~~13~~15
1.7	Other Currencies	~~13~~16
1.8	Statutes	~~13~~16
1.9	Applicable Law	~~13~~16
1.10	Conflict of Any Provision of the Indenture with the Trust Indenture Act	~~14~~16
ARTICLE 2
THE DEBENTURES		~~14~~16
2.1	No Fixed Limitation	~~14~~16
2.2	Issuance in Series	~~14~~16
2.3	Form of Debentures	~~15~~17
2.4	Debentures to Rank Equally	~~16~~18
2.5	Book-Entry Only Debentures	~~17~~19
2.6	Signatures on Debentures	~~18~~20
2.7	Authentication	~~18~~20
2.8	Concerning Interest	~~18~~20
2.9	Interim Debentures	~~20~~22
2.10	Issue of ~~Substitutional~~Substitute Debentures	~~21~~22
2.11	Option of Holder as to Place of Payment	~~21~~23
2.12	Record of Payments	~~21~~23
2.13	Surrender for Cancellation	~~22~~23
2.14	Right to Receive Indenture	~~22~~23
ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF DEBENTURES		~~22~~23
3.1	Registers	~~22~~23
3.2	Transfer of Debentures	~~23~~24
3.3	Restrictions on Transfer of Global Debentures	~~23~~25
3.4	Transferee Entitled to Registration	~~24~~25
3.5	Closing of Registers	~~24~~25
3.6	Exchange of Debentures	~~25~~26
3.7	Ownership and Entitlement to Payment	~~25~~26
3.8	Evidence of Ownership	~~26~~27
3.9	No Notice of Trusts	~~26~~27
3.10	Charges for Transfer and Exchange	~~26~~27
ARTICLE 4
ISSUE AND DELIVERY OF DEBENTURES		~~27~~28
4.1	Issuance of Debentures	~~27~~28

B-A-2

-ii -

ARTICLE 5
REDEMPTION AND PURCHASE OF DEBENTURES		~~28~~29
5.1	General	~~28~~29
5.2	Partial Redemption of Debentures	~~28~~29
5.3	Notice of Redemption	~~29~~30
5.4	Debentures Due on Redemption Date	30
5.5	Purchase of Debentures	~~30~~31
5.6	Cancellation of Debentures	~~30~~31
ARTICLE 6
COVENANTS OF THE CORPORATION		31
6.1	Covenants	31
6.2	Limitations on Indebtedness	32
6.3	Limitation on Liens	32
6.4	Limitation on Sale and Leaseback Transactions	32
6.5	Limitation on Distributions	~~32~~33
6.6	Limitations on Debt and Preferred Stock of Subsidiaries	33
6.7	Maintenance of Offices or Agencies	~~33~~34
6.8	Money for Payments to Be Held in Trust	34
6.9	Trustee's Remuneration and Expenses	35
6.10	Not to Extend Time for Payment of Interest	35
6.11	Examination and Audit	36
ARTICLE 7
HOLDERS' LISTS AND REPORTS BY TRUSTEES AND CORPORATION		36
7.1	Disclosure of Names and Addresses of Holders	36
7.2	Reports by Trustees	~~37~~36
7.3	Reports by the Corporation	37
ARTICLE 8
DEFAULTS AND REMEDIES		~~38~~37
8.1	Events of Default	~~38~~37
8.2	Notice of Event of Default	39
8.3	Acceleration	~~40~~39
8.4	Waiver of Event of Default	40
8.5	Enforcement by the Trustee	~~41~~40
8.6	Suits by Debentureholders	~~42~~41
8.7	Undertaking for Costs	~~43~~42
8.8	Application of Money	~~43~~42
8.9	Distribution of Proceeds	~~44~~43
8.10	Remedies Cumulative	~~44~~43
8.11	Judgment Against the Corporation	~~44~~43
8.12	Immunity of Shareholders, Directors and Officers	~~45~~44
ARTICLE 9
CANCELLATION, DISCHARGE AND DEFEASANCE		~~45~~44
9.1	Cancellation and Destruction	~~45~~44
9.2	Payment of Amounts Due on Maturity	~~45~~44
9.3	Discharge	~~45~~44
9.4	Defeasance	~~46~~45

B-A-3

-iii -

ARTICLE 10
SUCCESSORS		~~48~~46
10.1	Requirements for Successors	~~48~~46
10.2	Vesting of Powers in Successor	~~49~~47
ARTICLE 11
MEETINGS OF DEBENTUREHOLDERS		~~49~~48
11.1	Right to Convene Meetings	~~49~~48
11.2	Notices of Meetings	~~49~~48
11.3	Chairman	~~49~~48
11.4	Quorum	~~49~~48
11.5	Power to Adjourn	~~50~~48
11.6	Show of Hands	~~50~~49
11.7	Poll	~~50~~49
11.8	Voting	~~50~~49
11.9	Regulations	~~51~~49
11.10	Corporation and Trustee May Be Represented	~~51~~50
11.11	Powers Exercisable by Unanimous Consent of Debentureholders	~~52~~50
11.12	Powers Exercisable by Debentureholders by Extraordinary Resolution	~~52~~51
11.13	Meaning of Ordinary Resolution	~~54~~52
11.14	Meaning of Extraordinary Resolution	~~54~~52
11.15	Powers Cumulative	~~55~~53
11.16	Minutes	~~55~~53
11.17	Instruments in Writing	~~55~~53
11.18	Binding Effect of Resolutions	~~55~~53
11.19	Serial Meetings	~~55~~53
11.20	Record Dates	~~56~~54
11.21	Meetings U.S Dollar Debenture Holders	~~57~~55
ARTICLE 12
NOTICES		~~57~~55
12.1	Notice to the Corporation	~~57~~55
12.2	Notice to Debentureholders	~~57~~55
12.3	Notice to the Trustee	~~58~~55
12.4	When Publication Not Required	~~58~~56
12.5	Waiver of Notice	~~58~~56
ARTICLE 13
CONCERNING THE TRUSTEE		~~58~~56
13.1	U.S. and Canadian Trustees	~~58~~56
13.2	Corporate Trustees Required Eligibility	~~58~~56
13.3	Certain Duties and Responsibilities of Trustees	~~59~~57
13.4	No Conflict of Interest	~~61~~58
13.5	Conditions Precedent to Trustee's Obligation to Act	~~61~~58
13.6	Resignation and Removal; Appointment of Successor	~~62~~59
13.7	Acceptance of Appointment by Successor	~~63~~60
13.8	Trustees May Deal in Debentures	~~63~~60
13.9	No Person Dealing with Trustees Need Inquire	~~64~~60
13.10	Investment of Money Held by Trustees	~~64~~61

B-A-4

-iv -

13.11	Trustees Not Required to Give Security	~~64~~61
13.12	Trustee Not Required to Possess Debentures	~~64~~61
13.13	Evidence of Compliance	~~64~~61
13.14	Form of Evidence	~~64~~61
13.15	Certain Rights of Trustees	~~65~~62
13.16	Merger, Conversion, Consolidation or Succession to Business	~~67~~63
13.17	Action by Trustees to Protect Interests	~~67~~63
13.18	Protection of Trustees	~~67~~63
13.19	Authority to Carry on Business	~~68~~65
13.20	Trustees Not Liable in Respect of Depository	~~68~~65
13.21	Global Debentures	~~69~~65
13.22	Trustees Appointed Attorney	~~69~~66
13.23	Acceptance of Trusts	~~69~~66
13.24	Preferential Collection of Claims Against Corporation	~~70~~66
13.25	No Liability for Certain Deposited Monies	~~70~~66
ARTICLE 14
SUPPLEMENTAL INDENTURES		~~70~~66
14.1	Supplemental Indentures	~~70~~66
14.2	Effect of Supplemental Indentures	~~71~~67
14.3	Execution of Supplemental Indentures	~~71~~67
14.4	Reference in Securities to Supplemental Indentures	~~72~~68
ARTICLE 15
EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS		~~72~~68
15.1	Evidence of Rights of Debentureholders	~~72~~68
ARTICLE 16
EXECUTION AND FORMAL DATE		~~72~~68
16.1	Counterpart Execution	~~72~~68
16.2	Formal Date	~~72~~68
SCHEDULE A
Form of % Debentures due (Series )

B-A-5

AMENDED AND RESTATED INDENTURE

            This Amended and Restated Indenture is made as of ~~December 16, 2004,~~            , 2011,

AMONG

~~BRASCAN POWER CORPORATION~~BRP FINANCE ULC, a corporation incorporated under the laws of ~~Ontario~~Alberta (the "Corporation")
- and -
BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as Canadian Trustee (the "Canadian Trustee")
- and -
THE BANK OF NEW YORK~~, a trust company~~  MELLON, a banking corporation under the laws of New York (the "U.S. Trustee")

            WHEREAS ~~the Corporation wishes to create and issue~~Brookfield Renewable Power Inc. (the "Original Issuer") entered into an indenture (as amended or supplemented prior to the date hereof, the "Original Indenture") dated as of December 16, 2004, for the purposes of creating and issuing Debentures from time to time in the manner provided ~~in this Indenture~~for therein;

            AND WHEREAS the Debentureholders have, by an Extraordinary Resolution, approved the assumption by the Corporation of the obligations of the Original Issuer under the Original Indenture and the amendments to the Original Indenture that are reflected in this amended and restated indenture;

            AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to assume the obligations under the Original Indenture and all Debentures issued as at the date hereof, and to create and issue the Debentures from time to time in one or more series as herein provided;

            AND WHEREAS all necessary resolutions of the directors of the Corporation have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

            AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustees;

            NOW THEREFORE THIS INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

B-A-6

ARTICLE 1

INTERPRETATION

1.1       Definitions

            In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following expressions have the respective meanings indicated:

"Affiliate" means, with respect to any Person, any other Person which, directly or indirectly through one or more Persons, Controls, is Controlled by, or is under common Control with, such Person.

"Book-Entry Only Debentures" means Debentures of a Series which, in accordance with the terms applicable to such Series, are to be held only by or on behalf of the Depository.

"BRELP" means Brookfield Renewable Energy L.P., an exempted partnership formed under the laws of Bermuda.

"BREP" means Brookfield Renewable Energy Partners L.P., a exempted partnership formed under the laws of Bermuda.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day when banking institutions in Toronto, Ontario or New York, New York are authorized or obligated by law or regulation to close.

"CDS" means The Canadian Depository for Securities Limited and its successors.

"Canadian GAAP" means, as at any date of determination, accounting principles generally accepted in Canada, which, as at the date hereof, mean the international financial reporting standards adopted by the International Accounting Standards Board.

"Canadian Trustee" means BNY Trust Company of Canada or such other Person appointed as Canadian Trustee in a Supplemental Indenture.

"Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Canadian GAAP from time to time and which has a term to stated maturity of at least 18 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Capital Stock" of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or equity of such Person.

"Certified Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly passed by the Directors and to be in full force and effect on the date of such certification.

"Commission" means the United States Securities and Exchange Commission.

B-A-7

"Common Shares" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

"Control", "Controlled" and similar expressions mean a relationship between two Persons wherein one of such Persons has the power, through the ownership of Securities, by contract or otherwise, to directly or indirectly, direct the management and policies of the other of such Persons, and includes~~,~~: (i) in the case of a corporation, the ownership, either directly or indirectly through one or more Persons, of Securities of such corporation carrying more than 50% of the votes that may be cast to elect the directors of such corporation either under all circumstances or under some circumstances that have occurred and are continuing (other than Securities held as collateral for a bona fide debt where the holder thereof is not entitled to exercise the voting rights attached thereto), provided that such votes, if exercised, are sufficient to elect a majority of the directors of such corporation~~.~~; and (ii) in the case of a limited partnership, acting or having the power to act as the general partner of such limited partnership or to otherwise Control such general partner.

"Corporate Trust Office" means the principal trust office of the Canadian Trustee or the U.S. Trustee, as the case may be, at which, at any particular time, its corporate trust business relative to this Indenture is administered. At the date hereof, the Corporate Trust Office for the Canadian Trustee is located at Suite ~~1101, 4 King~~320 Bay Street ~~West~~, 11th floor, Toronto, Ontario, M5H ~~1B~~4A6 and the Corporate Trust Office for the U.S. Trustee is located at 101 Barclay Street, ~~21W~~4E, New York, New York, 10286.

"Corporation" means ~~Brascan Power Corporation~~BRP Finance ULC and its Successors.

"Corporation's Auditors" means, at any time, a firm of chartered accountants duly appointed as auditors of the Corporation.

"Corporation Counsel" means legal counsel retained by the Corporation.

"Corporation Request" means an instrument signed in one or more counterparts by any two Officers of the Corporation requesting or directing the Trustees to take or refrain from taking the action or proceeding specified therein.

"Debentures" means unsecured debentures of the Corporation issued or to be issued pursuant to this Indenture and represented in the form of fully registered global debentures held by, or on behalf of the Depository.

"Debentureholder" or "Holder" means, at a particular time, a Person entered in a Register as a holder of one or more Debentures outstanding at such time.

"Debentureholders' Request" means, in respect of a particular Series, an instrument signed in one or more counterparts by Debentureholders holding not less than 25% of the aggregate principal amount of the outstanding Debentures of such Series or, in respect of all Debentures, an instrument signed in one or more counterparts by Debentureholders holding not less than 25% of the aggregate principal amount of all outstanding Debentures, in each case requesting or directing the Trustees to take or refrain from taking the action or proceeding specified therein.

"Debt Accounts" has the meaning ascribed to such term in Section 9.2.

"Depository" means CDS or such other Person as is designated in writing by the Corporation to act as depository in respect of a Series of Book-Entry Only Debentures, or with respect to a U.S. Dollar Debenture, the term "Depository" means The Depository Trust Company, or such other clearing agency registered under the Exchange Act.

B-A-8

"Directors" means the directors of the Corporation or, whenever duly empowered by a resolution of the directors of the Corporation in accordance with applicable law, a committee of the directors of the Corporation, and reference to action by the Directors means action by the directors of the Corporation or action by any such committee.

"Event of Default" has the meaning ascribed to such term in Section 8.1.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Extraordinary Resolution" has the meaning ascribed to such term in Section 11.14.

"Financial Instrument Obligations" of any Person, means, with respect to any Person, obligations for transactions arising under:

    (a)
    any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by such Person where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

    (b)
    any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by such Person where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

    (c)
    any agreement, whether financial or physical, for the purchase, sale, exchange, making or taking of any commodity (including natural gas, oil, electricity, coal, emission credits or other energy products), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by such Person where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity in effect from time to time, to the extent of the net amount due or accruing due thereunder (determined by marking-to-market the same in accordance with their terms).

"Funded Indebtedness" means, with respect to any Person, Indebtedness but excludes (i) any Indebtedness of such Person that, on the date of issue or assumption of liability, has a term to maturity (including any right of extension or renewal) of 18 months or less, (ii) Inter-Company Indebtedness of such Person, and (iii) Qualifying Subordinated Indebtedness of such Person.

"Global Debenture" means a Debenture representing the aggregate principal amount of a Series of Debentures.

B-A-9

"Guarantee" means ~~the~~a guarantee ~~dated December 16, 2004,~~agreement executed by ~~the Parent~~a Guarantor in favour of the ~~Corporation and~~ Canadian Trustee; and "Guarantees" means all of them, including the Guarantees executed by BREP, BRELP, Brookfield BRP Holdings (Canada) Inc. and BRP Bermuda Holdings I Limited.

"Guarantors" means, collectively, BREP, BRELP, Brookfield BRP Holdings (Canada) Inc. and BRP Bermuda Holdings I Limited, and each other wholly-owned material Subsidiary of BRELP which is directly owned by BRELP and which delivers a Guarantee; and "Guarantor" means any of them.

"Indebtedness" of any Person means (without duplication), whether recourse is to all or a portion of the assets of such Person and whether or not contingent, obligations treated in accordance with Canadian GAAP from time to time as indebtedness, including: (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) the Net Swap Exposure of such Person (vi) every Capital Lease Obligation of such Person, (vii) the maximum fixed redemption or repurchase price ~~of~~, as >at the time of determination<, of all Redeemable Stock of such Person <~~at the time of determination~~>that is not Qualifying Redeemable Stock, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, excluding any obligation in respect of Qualifying Redeemable Stock and any obligation of another Person in relation to Net Swap Exposure, the payment of which such Person has guaranteed and which guarantee is included above as indebtedness in accordance with Canadian GAAP from time to time.

"Interest Payment Date" means, for each Series of interest-bearing Debentures, a date on which interest is due and payable in accordance with the terms pertaining to such Series.

"Inter-Company Indebtedness" means, with respect to any of the Corporation, ~~the Parent~~a Guarantor or any of their respective Subsidiaries, Indebtedness owing to any ~~other~~one or more of the Corporation, ~~the Parent or any of their respective Subsidiaries~~a Guarantor and/or any Subsidiary of the Corporation or a Guarantor.

"Limited Recourse Indebtedness" as applied to any Indebtedness of any Person means any Indebtedness that is or was incurred to finance a specific facility or portfolio of facilities or the acquisition of financial assets, provided that if such Indebtedness is with recourse to the Corporation or ~~the Parent~~a Guarantor or any of their respective Subsidiaries, or such other entities as is available, such recourse is on an unsecured basis to the Corporation or ~~the Parent~~a Guarantor (except as subsequently provided herein) and is limited to ~~certain~~ liabilities or obligations ~~of~~relating to the specific facility or portfolio of facilities or financial assets, and provided further that such Indebtedness may be secured by a lien on only (i) the property that constitutes such facility, portfolio of facilities or financial assets, as the case may be, (ii) the income from and proceeds of such facility, portfolio of facilities or financial assets, as the case may be, (iii) the Capital Stock of any Subsidiary of the Corporation or ~~the Parent~~a Guarantor, or other entity, that owns an interest in such facility, portfolio of facilities or financial assets, or any interest that any such Subsidiary, or other entity, holds of any other Person owning any interest in such facility, portfolio of facilities or financial assets, and (iv) the contracts pertaining to such facility, portfolio of facilities or financial assets.

B-A-10

"Maturity Date" means, with respect to any Debenture, the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

"Net Swap Exposure" means the net position of Financial Instrument Obligations of any Person that are: (i) in excess of 18 months from the time the relevant calculation is made; and (ii) considered as indebtedness in accordance with Canadian GAAP from time to time.

"Net Worth" means an amount equal to the sum of (i) the ~~stated capital of Common Shares and Preferred Shares, the retained earnings and~~equity or capital of BREP (including the partners' capital, retained earnings or deficits, accumulated other comprehensive income or loss, and contributed and revaluation surplus of BREP) and all preferred equity and equity components of capital securities of BREP, (ii) the principal amount of all Qualifying Subordinated Indebtedness of ~~the Corporation and the Parent~~BREP, and (iii) the consolidated Qualifying Redeemable Stock of BREP, determined in each case on a consolidated basis in accordance with Canadian GAAP as at the date of the most recent financial statements of BREP.

"Non-Controlling ~~Interest~~Interests" of ~~any Person,~~ means, at the time of any determination thereof, the amount that would be shown on a consolidated financial statement of ~~such Person~~BREP at such time, prepared in accordance with Canadian GAAP at such time, of non-controlling interests owned by minority ~~shareholders~~stakeholders in ~~such Person~~BREP's consolidated entities, and includes preferred shares, limited partnership interests and trust units.

"Officer" means (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

"Officers' Certificate" means a certificate of the Corporation signed by any two Officers of the Corporation in their capacities as officers of the Corporation and not in their personal capacities provided that each Officers' Certificate shall be signed on behalf of the Corporation by two or more Officers of the Corporation, one of whom must be either the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation, and each Officers' Certificate delivered to the U.S. Trustee shall comply with the requirements of the Trust Indenture Act.

"Opinion of Corporation Counsel" means a written opinion of Corporation Counsel or internal legal counsel and who shall be reasonably acceptable to the Trustees.

"Ordinary Resolution" has the meaning ascribed to such term in Section 11.13.

~~"Parent" means Brascan Power Inc., the direct parent of the Corporation until such time as the Guarantee is no longer in place. Thereafter, Parent has no meaning for the purposes of this Indenture;~~

"Paying Agent" means a Person authorized by the Corporation to pay the principal, Premium or interest payable in respect of any Debentures on behalf of the Corporation, and may include the Corporation and the Trustees.

B-A-11

"Permitted Encumbrances" means any of the following, with respect to the Corporation or a Guarantor and any of its respective Subsidiaries:

    (a)
    any encumbrance existing as of the date of the first issuance of Debentures issued pursuant to this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

    (b)
    any encumbrance created, incurred or assumed to secure any purchase money obligation;

    (c)
    any Capital Lease Obligation;

    (d)
    any encumbrance created, incurred or assumed to secure any Limited Recourse Indebtedness;

    (e)
    any encumbrance for collateral pledged (including parental guarantees) for Financial Instrument Obligations and energy purchase and sales agreements incurred in the ordinary course of business;

    (f)
    any encumbrance to secure any borrowed money if the sum of the amount of borrowed money secured by all encumbrances does not exceed the greater of 5% of Net Worth or $100 million;

    (g)
    any encumbrance in favour of any ~~such~~ Subsidiary of the Corporation or any Guarantor;

    (h)
    any encumbrance on property of a corporation or any entity in which it has an interest which encumbrance exists at the time such corporation is merged into, or amalgamated or consolidated with the Corporation, a Guarantor or any ~~such~~ Subsidiary of any of them, or such property is otherwise directly or indirectly acquired by the Corporation, a Guarantor or any ~~such~~ Subsidiary of any of them, other than an encumbrance incurred in contemplation of such merger, amalgamation, consolidation or acquisition;

    (i)
    any encumbrance securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 18 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

    (j)
    any encumbrance on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

    (k)
    any encumbrance on or against cash or marketable debt securities in a sinking fund account established in support of a Series of Debentures issued pursuant to the Indenture;

    (l)
    any encumbrance or right of distress reserved in or exercisable under any lease for rent to which the Corporation, a Guarantor or any ~~such Subsidiary~~of their Subsidiaries is a party and for compliance with the terms of the lease;

    (m)
    any encumbrance reserved in or exercisable under any subdivision, site plan control, development, reciprocal, servicing, facility, facility cost sharing or similar agreements with a governmental entity currently existing or hereafter entered into (in accordance with the provisions of this Indenture) with a governmental authority, which do not materially interfere with the use of the property for the purposes for which it is held or materially detract from the value thereof;

B-A-12

    (n)
    encumbrances respecting encroachments by facilities on neighboring lands over the property which do not materially interfere with the use thereof for the purposes for which the property is held or materially detract from the value thereof;

    (o)
    permits, licenses, agreements, easements (including, without limitation, heritage easements and agreements relating thereto), restrictions, restrictive covenants, reciprocal rights, rights-of-way, public ways, rights in the nature of an easement and other similar rights in land granted to or reserved by other Persons (including, without in any way limiting the generality of the foregoing, permits, licenses, agreements, easements, rights-of-way, sidewalks, public ways, and rights in the nature of easements or servitudes for sewers, drains, steam, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables);

    (p)
    liens incurred in the ordinary course of business, other than in connection with the incurrence of Indebtedness, that do not individually or in the aggregate with all other Permitted Encumbrances materially detract from the value of the properties encumbered or materially interfere with their use in the ordinary course of business; and

    (q)
    any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any encumbrance referred to in the foregoing clauses (a) through (p) inclusive, provided that the extension, renewal, alteration or replacement of such encumbrance is limited to all or any part of the same property that secured the encumbrance extended, renewed, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased.

"Person" means any individual, corporation, body corporate, limited partnership, general partnership, joint stock company, association, joint venture, association, company, trust, bank, fund, governmental authority or other entity or organization, whether or not recognized as a legal entity.

"Preferred ~~Shares~~Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

"Premium" means, with respect to any Debenture at a particular time, the excess, if any, of the then applicable Redemption Price of such Debenture over the principal amount of such Debenture.

"Prime Rate" means the rate of interest expressed as a rate per annum which the Corporation's principal Canadian bank designates as its prime rate and which establishes from time to time the reference rate of interest such bank will use to determine the rate of interest, expressed as its prime rate of interest, that it will charge for demand loans in Canadian dollars made in Canada, as such rate may be adjusted from time to time.

"Qualifying Redeemable Stock" of any Person means any Redeemable Stock of such Person that can be satisfied or acquired, in the sole discretion of the Person who issued such Redeemable Stock, BREP or a Subsidiary of BREP, with or in exchange for Capital Stock of such Person, BREP or a Subsidiary of BREP that is not itself Reedemable Stock.

B-A-13

"Qualifying Subordinated Indebtedness" of any Person means Indebtedness of such Person (i) which by its terms provides that the payment of principal of (and Premium, if any) and interest on and all other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Debentures to at least the extent that no payment of principal of (or Premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for so long as there exists any default in the payment of principal (or Premium, if any) or interest on the Debentures or any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default with respect to the Debentures and (ii) which expressly by its terms gives such Person the right to make payments of principal (and Premium, if any) and interest and all other payment obligations in respect of such Indebtedness in equity of the Corporation, ~~the Parent~~a Guarantor or any of their respective Subsidiaries.

"Record Date" means the date for determining the Holders of Debentures of a Series entitled to receive payment of interest on an Interest Payment Date for such Series, which date shall be the fifteenth Business Day prior to such Interest Payment Date or such other date as shall be specified in a Certified Resolution delivered to the Trustee or as provided for in a Supplemental Indenture.

"Redeemable Stock" of any Person means any Capital Stock of such Person which~~,~~ by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Debentures.

"Redemption Date" has the meaning ascribed to such term in Section 5.3.

"Redemption Price" means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture.

"Redemption Price Calculation Date" has the meaning ascribed to such term in Section 5.3.

"Register" has the meaning ascribed to such term in Section 3.1.

"Registrar" means a Trustee or a Person other than a Trustee designated by the Corporation to keep a Register.

"Responsible Officer" when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person~~'~~'s knowledge of and familiarity with the particular subject.

"Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

"Securities" means any stock, shares, units, installment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

B-A-14

"Series" means a series of Debentures which, unless otherwise specified in a Supplemental Indenture or a Term Schedule, consists of those Debentures which have identical terms and were or are to be issued at the same time, regardless of whether such Debentures are designated as a series.

"Stated Maturity" means the date specified in a Debenture as the date on which the principal of such Debenture is due and payable.

"Subsidiary" of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, excluding any publicly listed entities ~~including, without limitation, for as long as it remains publicly listed the Great Lakes Hydro Income Fund~~and their Subsidiaries provided, however, that an involuntary delisting which is subsequently cured within 14 business days will not be considered a delisting for these purposes.

"Successor" has the meaning ascribed to such term in Section 10.1.

"Supplemental Indenture" means an indenture supplemental to this Indenture pursuant to which, among other things, Debentures may be authorized for issue or the provisions of this Indenture may be amended.

"Term Schedule" has the meaning ascribed to such term in Section 4.1(c).

"Total Consolidated Capitalization" means (without duplication), in accordance with Canadian GAAP from time to time, on a consolidated basis, the sum of (i) Net Worth, (ii) the Non-Controlling ~~Interest of the Corporation and the Parent~~Interests, and (iii) all Funded Indebtedness~~,~~ of ~~the Corporation and the Parent.~~BREP.

"Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended.

"Trustee or Trustees" means the Persons named as the "Canadian Trustee" and the "U.S. Trustee" in this Indenture, unless a successor of either or both of such Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" and "Trustees" shall refer instead to such successor Trustee or Trustees.

"Trustee Counsel" means legal counsel retained by the Trustees, which may or may not be counsel to the Corporation.

"U.S. Dollar Debentures" shall mean Debentures denominated in United States dollars.

"U.S. Trustee" means The Bank of New York Mellon, a New York banking corporation or such other Person appointed as U.S. Trustee in a Supplemental Indenture.

"Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

B-A-15

1.2       Meaning of "outstanding" for Certain Purposes

            Every Debenture certified and delivered by the Trustees hereunder shall be deemed to be outstanding until it is cancelled or delivered to either Trustee for cancellation or money for the payment thereof has been set aside pursuant to Article 9, provided that if a new Debenture has been issued in substitution for a Debenture that has been mutilated, lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding and provided further that,

    (a)
    Debentures that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof, and

    (b)
    for the purpose of any provision of this Indenture entitling Holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or to constitute a quorum at any meeting of Debentureholders, Debentures owned directly or indirectly by the Corporation or any Affiliate of the Corporation shall be disregarded, provided that,

    (i)
    for the purpose of determining whether the Trustees shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the Debentureholders present or represented at any meeting of Debentureholders constituting a quorum, only the Debentures which the Trustees know are so owned shall be so disregarded, and

    (ii)
    Debentures so owned that have been pledged in good faith other than to the Corporation or a Subsidiary or an Affiliate of the Corporation shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustees the pledgee's right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation, a Subsidiary or any Affiliate of the Corporation.

1.3       Interpretation Not Affected by Headings

            The division of this Indenture into Articles, Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4       Extended Meanings

            In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to "Indenture", "this Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this amended and restated indenture, and not to any particular Article, Section, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture and Term Schedule; and the expressions "Article", "Section", "clause" and "Schedule" followed by a number, letter, or combination of numbers and letters refer to the specified Article, Section or clause of or Schedule to this Indenture.

B-A-16

1.5       Day Not a Business Day

            If any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day at such location, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6       Currency

            Except as otherwise provided herein, all references in this Indenture to "Canadian dollars", "dollars" and "$" are to lawful money of Canada.

1.7       Other Currencies

            For the purpose of making any computation under this Indenture, any currency other than Canadian dollars shall be converted into Canadian dollars at the Bank of Canada noon rate of exchange on the date on which such computation is to be made, unless otherwise provided in a Supplemental Indenture.

1.8       Statutes

            Each reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.9       Applicable Law

            This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as Ontario contracts; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York; and provided, further that U.S. Dollar Debentures and the Supplemental Indenture under which such U.S. Dollar Debenture are issued shall be governed by and construed in accordance with the laws of the State of New York.

1.10     Conflict of Any Provision of the Indenture with the Trust Indenture Act

            Each of the Corporation and the U.S. Trustee agrees to comply with all provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture and the Debentures. If and to the extent that any provision of this Indenture or the Debentures or applicable law as set forth in Section 1.9 limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Act (and notwithstanding any provisions of this Indenture or the Debentures to the contrary), such mandatory requirement shall prevail. For greater certainty, if and to the extent that any provision of this Indenture or the Debentures or applicable law as set forth in Section 1.9 limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture or the Debentures to the contrary), the Trust Indenture Act shall control.

B-A-17

ARTICLE 2

THE DEBENTURES

2.1       No Fixed Limitation

            The aggregate principal amount of Debentures which may be issued under this Indenture is unlimited, but Debentures may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2       Issuance in Series

            Debentures may be issued in one or more Series. The Debentures of each Series shall be designated in such manner, shall bear such title, date or dates and mature on such date or dates, shall bear interest, if any, at such rate or rates accruing from and payable on such date or dates, may be issued at such times and in such denominations, may be redeemable before maturity in such manner and subject to payment of such Premium, may be payable as to principal, interest and Premium at such place or places and in such currency or currencies, may be payable as to principal, interest and Premium in Securities of the Corporation or any other Person, may provide for such mandatory redemption, sinking fund or other analogous repayment obligations, may contain such provisions for the exchange or transfer of Debentures including different denominations and forms, may have attached thereto or issued therewith Securities entitling the Holders to subscribe for, purchase or acquire Securities of the Corporation or any other Person upon such terms, may give the Holders thereof the right to convert Debentures into Securities of the Corporation or any other Person upon such terms, may be defeasible at the option of the Corporation, and may contain such other provisions, not inconsistent with the provisions of this Indenture (except as otherwise permitted herein) or applicable law, as may be determined by the Directors by a resolution passed at or prior to the time of issue of the Debentures of such Series and set forth in a Term Schedule or, to such extent as the Directors may deem appropriate, in a Supplemental Indenture pertaining to the Debentures of such Series. At the option of the Corporation, the maximum principal amount of Debentures of any Series may be limited, such limitation to be expressed in the Term Schedule or Supplemental Indenture providing for the issuance of the Debentures of such Series, and any such limitation may be increased at any time by the Corporation without the consent of the Debentureholders by means of a resolution of the Directors.

            If any of the terms of a Series are established by action taken pursuant to a board resolution, a copy of an appropriate record of such action will be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee concurrently with or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

2.3       Form of Debentures

            The Debentures of any Series may be of different denominations and forms and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture (except as otherwise permitted herein) or applicable law, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Debentures of different denominations or forms and in the provisions for the registration or transfer of Debentures, and any Series of Debentures may consist of Debentures having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, different sinking fund provisions, and partly of Debentures carrying the benefit of a sinking fund and partly of Debentures with no sinking fund provided therefor.

B-A-18

            Subject to the foregoing provisions and subject to any limitation as to the maximum principal amount of Debentures of any particular Series, any Debenture may be issued as part of any Series of Debentures previously issued.

            The Debentures and the registration panel and certificate of the Trustees endorsed thereon may be in the form set out in Schedule "A" or in such other form or forms (which may include legends) as the Directors shall by resolution determine at or prior to the time of issue thereof and set forth in a Term Schedule, or to the extent as the Directors may deem appropriate, in a Supplemental Indenture pertaining thereto.

            The Debentures of any Series may be engraved, lithographed, printed, mimeographed or typewritten, or partly in one form and partly in another, as the Corporation may determine, provided that if a Debenture is issued in mimeographed or typewritten form, the Corporation, on the demand of the Holder thereof, shall make available within a reasonable time after such demand, without expense to such Holder, an engraved, lithographed or printed Debenture in exchange therefor.

            Unless otherwise specified in the Term Schedule or the Supplemental Indenture authorizing a Series of Debentures, every Global Debenture of such Series authenticated and delivered by the Trustees shall bear a legend in substantially the following form:

          THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

            Notwithstanding the foregoing, a Global Debenture evidencing U.S. Dollar Debentures shall bear a legend in substantially the following form, or such other applicable legend, unless otherwise specified in the Supplemental Indenture:

          THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE WILL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

B-A-19

2.4       Debentures to Rank Equally

            The Debentures shall be direct unsecured obligations of the Corporation. The Debentures of each Series shall rank equally and pari passu with each other and with the Debentures of every other Series (regardless of their actual dates or terms of issue) and, subject to statutory preferred exceptions, with all other existing and future unsubordinated and unsecured Indebtedness of the Corporation, except as to sinking fund provisions applicable to different Series of Debentures.

2.5       Book-Entry Only Debentures

            Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, each Series of Debentures shall be issued as Book-Entry Only Debentures represented by a Global Debenture. Each Global Debenture authenticated in accordance with any Supplemental Indenture shall be registered in the name of the Depository designated for such Global Debenture or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture and all Supplemental Indentures. None of the Corporation, the Trustees or any other Paying Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interest in any Global Debenture. Except as provided in this Section 2.5, owners of beneficial interests in any Global Debenture shall not be entitled to have Debentures registered in their names, shall not receive or be entitled to receive Debentures in definitive form and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture. Nothing herein or in a Supplemental Indenture shall prevent the owners of beneficial interests in Global Debentures from voting such Debentures using duly executed proxies.

            Notwithstanding any other provision in this Indenture or any provision in any Supplemental Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered in the name of any Person other than the Depository for such Global Debenture or a nominee thereof unless:

    (a)
    the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with such Debentures and the Corporation is unable to locate a qualified successor,

    (b)
    the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor,

    (c)
    the Corporation determines that such Debentures shall no longer be held as Book-Entry Only Debentures, or

    (d)
    such right is required by applicable law, as determined by the Corporation and the Corporation Counsel,

following which Debentures in fully registered form shall be issued to the beneficial owners of such Debentures or their nominees.

B-A-20

            Subject to the provisions of this Section 2.5, any exchange of a Global Debenture for Debentures which are not Global Debentures may be made in whole or in part in accordance with the provisions of Section 2.9, mutatis mutandis. All such Debentures issued in exchange for a Global Debenture or any portion thereof shall be registered in such names as the Depository for such Global Debenture shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Debentures) as the Global Debenture or portion thereof surrendered upon such exchange.

            Every Debenture authenticated and delivered upon registration of transfer of a Global Debenture, or in exchange for or in lieu of a Global Debenture or any portion thereof, whether pursuant to this Section 2.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Debenture, unless such Debenture is registered in the name of a Person other than the Depository for such Global Debenture or a nominee thereof.

2.6       Signatures on Debentures

            All Debentures shall be signed (either manually or by facsimile signature) by any two of the chairman of the Corporation's board of directors, the president and chief executive officer of the Corporation, the chief financial officer of the Corporation and the secretary of the Corporation. A facsimile signature on any Debenture shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature was reproduced, and each Debenture so signed shall be valid and binding upon the Corporation notwithstanding that any individual whose signature (either manual or facsimile) appears on a Debenture is not at the date of this Indenture or at the date of the Debenture or at the date of the authentication and delivery thereof an officer of the Corporation.

2.7       Authentication

            No Debenture shall be issued or, if issued, shall be obligatory or entitle the Holder thereof to the benefit thereof until it has been authenticated by or on behalf of one of the Trustees substantially in the form set out in Schedule "A" or in a Term Schedule or Supplemental Indenture or in some other form acceptable to the Trustees. Such execution of the certificate of authentication on any Debenture shall be conclusive evidence that such Debenture has been duly issued hereunder and is a valid obligation of the Corporation. The execution of the certificate of authentication by the shall be deemed to be a representation and warranty by the authenticating Trustee that such Trustee has examined the form of Debenture so authenticated and delivered and has found the same to be in substantially the form called for by the Indenture

            Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Corporation and the Corporation shall deliver such Debenture to the Trustee for cancellation, for all purposes of this Indenture such Debenture will be deemed never to have been authenticated and delivered hereunder and will never be entitled to the benefits of this Indenture. The Debentures shall be dated the date of their authentication.

2.8       Concerning Interest

            Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures,

    (a)
    each Debenture of a Series, whether issued originally or in exchange or in substitution for previously issued Debentures, shall bear interest from and including the later of

B-A-21

      (i)
      its date of issue and

      (ii)
      the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of such Series;

    (b)
    interest shall be payable semi-annually in arrears in equal instalments;

    (c)
    interest payable shall be computed on the basis of a year of 365 days; and

    (d)
    whenever interest is computed on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

            Subject to accrual of any interest on unpaid interest from time to time, interest on each Debenture shall cease to accrue from the earlier of the Maturity Date of such Debenture and, if such Debenture is called for redemption, the Redemption Date fixed for such Debenture, unless, in each case, upon due presentation and surrender of such Debenture for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused.

            Wherever in this Indenture or a Debenture there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or such Debenture, and express mention of interest on amounts in default in any of the provisions of this Indenture shall not be construed as excluding such interest in those provisions of this Indenture in which such express mention is not made.

            Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, if the date for payment of any amount of principal or interest in respect of a Debenture is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Debenture shall not be entitled to any further interest or other payment in respect of the delay.

            Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, the Corporation shall pay the interest due upon the principal amount of an interest-bearing Debenture (except interest payable on maturity or redemption of such Debenture which, at the option of the Corporation, may be paid only upon presentation of such Debenture for payment) by forwarding or causing to be forwarded by wire or by prepaid ordinary mail (or in the event of mail service interruption, by such other means as the Corporation and the Trustees determine to be appropriate) a cheque for such interest (less any tax required by law to be deducted or withheld) payable on the applicable Interest Payment Date to the Holder of such Debenture on the Record Date for such payment at the address appearing on the Register unless otherwise directed in writing by such Holder or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the applicable Register and negotiable at par at each of the places at which interest upon such Debenture is payable. The forwarding of such cheque or wire shall satisfy and discharge the liability for the interest on such Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation at any of the places at which such interest is payable. In the event of the non-receipt of a cheque by the applicable Debentureholder or the loss, theft or destruction thereof, the Corporation, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Debentureholder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, the Corporation, at its option, may cause the amount payable in respect of interest to be paid to a Debentureholder by wire transfer to an account maintained by such Debentureholder or in any other manner reasonably acceptable to the Trustees and the Debentureholder.

B-A-22

            If payment of interest is made by cheque, such cheque shall be forwarded at least three Business Days prior to the applicable Interest Payment Date, and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date, provided the Trustees and the Paying Agents shall only forward such cheques upon receipt of the full amount of interest being paid in immediately available funds pursuant to Section 6.8.

2.9       Interim Debentures

            Subject to the provisions of any Supplemental Indenture authorizing any Series of Debentures, definitive Debentures, other than Global Debentures, of such Series shall be lithographed or printed with steel engraved borders. Pending the preparation and delivery to the Trustees of definitive Debentures of any Series, the Corporation may execute in lieu thereof (but subject to the same provisions, conditions and limitations as herein set forth) and the Trustees may certify interim printed, mimeographed or typewritten Debentures, in such forms and in such denominations and with such appropriate omissions, insertions and variations as may be approved by any two officers of the Corporation (whose authentication or signature, either manual or facsimile, on any such interim Debentures shall be conclusive evidence of such approval) entitling the Holders thereof to receive definitive Debentures of such Series in any authorized denominations and forms when the same are prepared and ready for delivery, without expense to such Holders, but the total amount of interim Debentures of any Series so issued shall not exceed the total amount of Debentures of such Series for the time being authorized.

            Forthwith after the issuance of any such interim Debentures, the Corporation shall cause to be prepared the appropriate definitive Debentures for delivery to the Holders of such interim Debentures. After the preparation of definitive Debentures of a Series, the interim Debenture or Debentures of such Series shall be exchangeable for definitive Debentures of such Series upon surrender of such interim Debenture or Debentures at the Corporate Trust Office or at the principal office of any other Paying Agent, without charge to the holder thereof. Upon surrender of any such interim Debenture, the Corporation shall execute and the Trustees shall authenticate and deliver in exchange for all or any part of such interim Debenture, one or more definitive Debentures of the same Series, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the aggregate principal amount of the interim Debenture or part thereof that is being exchanged for such definitive Debenture or Debentures and if part only of such interim Debenture is being exchanged for such definitive Debenture or Debentures, together with such interim Debenture with the reduction of the principal amount thereof endorsed thereon or on a Schedule "A" annexed thereto by the Trustees or such Paying Agent or together with a new interim Debenture or Debentures, executed by the Corporation and authenticated and delivered by the Trustees, of the same Series, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the remaining principal amount of the surrendered interim Debenture or Debentures. Upon the exchange of the entire principal amount of an interim Debenture for definitive Debentures or for definitive Debentures together with new interim Debentures, the interim Debenture so exchanged shall be cancelled.

            Any interim Debentures when duly issued shall, until exchanged for definitive Debentures, entitle the Holders thereof to rank for all purposes as Debentureholders and otherwise in respect of this Indenture to the same extent and in the same manner as though such exchange had actually been made. Any interest paid upon interim Debentures shall be noted thereon by the Paying Agent at the time of payment unless paid by warrant or cheque to the Holder thereof.

B-A-23

2.10     Issue of ~~Substitutional~~Substitute Debentures

            If any Debenture issued and certified hereunder becomes mutilated or is lost, destroyed or stolen, the Corporation, in its discretion, may issue, and thereupon the Trustee shall authenticate and deliver, a replacement Debenture of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or in lieu of and in substitution for such lost, destroyed or stolen Debenture. The substituted Debenture shall be in a form reasonably approved by the Corporation and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures. The applicant for a replacement Debenture shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustees such evidence of ownership and of the loss, destruction or theft of the Debenture so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustees in their discretion, and such applicant shall also furnish indemnity, in amount and form satisfactory to the Corporation and the Trustees in their discretion, and shall pay the reasonable charges and expenses of the Corporation and the Trustees in connection therewith.

2.11     Option of Holder as to Place of Payment

            Except as herein otherwise provided, all amounts which at any time become payable on account of any Debenture or any interest or Premium thereon shall be payable at the option of the Holder at any of the places at which the principal and interest in respect of such Debenture are payable.

2.12     Record of Payments

            The Canadian Trustee (or, upon issuance of U.S. Dollar Debentures, the U.S. Trustee) shall maintain accounts and records evidencing each payment of principal of and Premium and interest on Debentures, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

            None of the Corporation, the Trustees, any Registrar or any Paying Agent shall be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.13     Surrender for Cancellation

            If the principal amount due upon any Debenture shall become payable before the Stated Maturity thereof, the Person presenting such Debenture for payment shall surrender the same for cancellation to the Corporate Trust Office of the Canadian Trustee (or in the case of U.S. Dollar Debentures, the U.S. Trustee) and the Corporation shall pay or cause to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

2.14     Right to Receive Indenture

            Each Debentureholder is entitled to receive from the Corporation a copy of this Indenture on written request and upon payment of a reasonable copying charge.

B-A-24

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF DEBENTURES

3.1       Registers

            The Corporation shall cause to be kept at the Corporate Trust Office of the Canadian Trustee (and, if the Corporation shall so direct, the U.S. Trustee in the case of U.S. Dollar Debentures) or at such other place as shall be agreed by the Corporation and the Trustees, a register (the "Register") in which shall be entered the names and latest known addresses of Holders of Debentures and the other particulars, as prescribed by law, of the Debentures held by each of them and of all transfers of such Debentures. Such registration shall be noted on such Debentures by the appropriate Trustee or other Registrar. Every Registrar (including the appropriate Trustees) from time to time shall, when requested in writing so to do by the Corporation or by the Trustees, furnish the Corporation or the Trustees, as the case may be, with a list of the names and addresses of the Holders of Debentures entered on the Register kept by such Registrar, showing the principal amount and serial numbers of such Debentures held by each Holder. The Trustees shall preserve, in as current a form as is reasonably practicable, all such information provided by the Corporation.

            The Corporation shall, or shall cause the Registrar or Registrars to, furnish to the Trustees, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustees may request in writing, a list in such form and as of such date as the Trustees may reasonably require of the names and addresses of Debentureholders.

            The Registers referred to in this Section 3.1 shall at all reasonable times be open for inspection by the Corporation, the Trustees, any Debentureholder and any Person who has a beneficial interest in a Global Debenture and provides a sworn affidavit confirming such beneficial ownership.

            It is understood that the U.S. Trustee shall be obligated to maintain such Register only in the event that U.S. Dollar Debentures are issued, and only in respect of such U.S. Dollar Debentures.

3.2       Transfer of Debentures

            A Holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a Register is kept pursuant to the provisions of Section 3.1. A Holder of a Debenture may at any time and from time to time have the registration of such Debenture transferred from the Register in which the registration of such Debenture appears to another Register maintained in another place authorized for that purpose under the provisions of this Indenture upon payment of a reasonable fee to be fixed by the Corporation and the Trustees.

            No transfer of a Debenture shall be effective as against the Corporation unless:

    (a)
    such transfer is made by the Holder of the Debenture or the executor, administrator or other legal representative of, or any attorney for, the Holder, duly appointed by an instrument in form and execution satisfactory to the appropriate Trustee or other Registrar, upon surrender to the appropriate Trustee or other Registrar of the Debenture and a duly executed form of transfer,

    (b)
    such transfer is made in compliance with applicable law,

B-A-25

    (c)
    such transfer is made in compliance with requirements as the appropriate Trustee or other Registrar may prescribe, and

    (d)
    such transfer has been duly noted on such Debenture and on one of the appropriate Registers by the appropriate Trustee or other Registrar.

            The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Notwithstanding anything to the contrary contained herein, the provisions governing the transfer of, and restrictions of transfer on, U.S. Dollar Debentures may be set forth in the Supplemental Indenture under which the U.S. Dollar Debentures are issued.

3.3       Restrictions on Transfer of Global Debentures

            Notwithstanding any other provision of this Indenture, a Global Debenture registered in the name of the Depository or a nominee of the Depository may not be transferred by the Depository or such nominee except in the following circumstances or as otherwise specified in a Term Schedule or Supplemental Indenture relating to such Debenture:

    (a)
    such Global Debenture may be transferred by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or to another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee;

    (b)
    such Global Debenture may be transferred at any time after the Depository for such Global Debenture has notified the Corporation that it is unwilling or unable or no longer eligible to continue as Depository for such Global Debenture;

    (c)
    such Global Debenture may be transferred at any time after the Corporation has determined, in its sole discretion, that the Debentures represented by such Global Debenture shall no longer be held as Book-Entry Only Debentures; and

    (d)
    such Global Debenture may be transferred at any time after the Trustees have determined that an Event of Default has occurred and is continuing with respect to the Debentures of the Series issued in the form of such Global Debenture, provided that at the time of such transfer such Event of Default has not been waived in accordance with the provisions of this Indenture.

3.4       Transferee Entitled to Registration

            The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other Registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on a Register as the Holder of such Debenture free from all equities or rights of setoff or counterclaim between the Corporation and the transferor or any previous Holder of such Debenture, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

B-A-26

3.5       Closing of Registers

            The Corporation shall have power at any time to close any Register. The Corporation shall transfer the registration of any Debentures registered on a Register which the Corporation closes to another existing Register or to a new Register and thereafter such Debentures shall be deemed to be registered on such existing or new Register, as the case may be. If the Register in any place is closed and the records are transferred to a Register in another place, notice of such change shall be given to each Debentureholder registered in the Register so closed and the particulars of such change shall be recorded in the Central Register.

            None of the Corporation, the Trustees nor any Registrar shall be required to:

    (a)
    effect transfers or exchanges of Debentures of any Series on any Interest Payment Date for Debentures of that Series or during the 15 preceding Business Days, or

    (b)
    effect transfers or exchanges of Debentures of any Series

    (i)
    from the day of any selection by the Trustees of Debentures of that Series to be redeemed until the day on which notice of redemption is mailed pursuant to Section 5.3, or

    (ii)
    that have been selected or called for redemption in whole or in part unless, upon due presentation thereof for redemption, such Debentures are not redeemed.

3.6       Exchange of Debentures

            Subject to Section 3.5, Debentures in any authorized form or denomination may be exchanged upon reasonable notice for Debentures in any other authorized form or denomination, any such exchange to be for an equivalent aggregate principal amount of Debentures of the same Series, carrying the same rate of interest and having the same Maturity Date and the same redemption and sinking fund provisions, if any.

            Debentures of any Series may be exchanged at the respective Corporate Trust Offices or at such other place or places as may be specified in the Debentures of such Series or in the Term Schedule or Supplemental Indenture providing for the issuance thereof, and at such other place or places as may from time to time be designated by the Corporation pursuant to Section 6.7. Any Debentures tendered for exchange shall be surrendered to either Trustee. The Corporation shall execute and the Trustees shall authenticate all Debentures necessary to carry out such exchanges. All Debentures surrendered for exchange shall be cancelled.

            Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect, provided that

    (a)
    Debentures which have been selected or called for redemption may not be exchanged for Debentures of larger denominations, and

B-A-27

    (b)
    if a Debenture that has been selected or called for redemption in part is presented for exchange into Debentures of smaller denominations, the Trustees shall designate, according to such method as the Trustees shall deem equitable, particular Debentures of those issued in exchange, which shall be deemed to have been selected or called for redemption, in whole or in part, and the Trustees shall note thereon a statement to that effect.

3.7       Ownership and Entitlement to Payment

            The Person in whose name a Debenture is registered shall be deemed to be the beneficial owner thereof for all purposes of this Indenture and payment of or on account of the principal of and Premium and interest on such Debenture shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustees, any Registrar and any Paying Agent for the amount so paid.

            If a Debenture is registered in the name of more than one Person, the principal, Premium and interest from time to time payable in respect thereof may be paid to the order of all such Persons, failing written instructions from them to the contrary, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustees, any Registrar and any Paying Agent for the amount so paid.

            Notwithstanding any other provision of this Indenture, all payments in respect of Debentures represented by a Global Debenture shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to holders of interests in such Global Debenture.

            The Holder for the time being of a Debenture shall be entitled to the principal, Premium and interest evidenced by such Debenture, free from all equities or rights of setoff or counterclaim between the Corporation and the original or any intermediate Holder thereof, and all Persons may act accordingly. The receipt by any such Holder of any such principal, Premium or interest shall be a good and sufficient discharge to the Corporation, the Trustees, any Registrar and any Paying Agent for the amount so paid, and none of the Corporation, the Trustee, any Registrar and any Paying Agent shall be bound to inquire into the title of any such Holder.

3.8       Evidence of Ownership

            The Corporation and the Trustees may treat the registered Holder of a Debenture as the beneficial owner thereof without actual production of such Debenture for the purpose of any Debentureholders' Request, requisition, direction, consent, instrument or other document to be made, signed or given by the Holder of such Debenture.

3.9       No Notice of Trusts

            Neither the Corporation nor the Trustees nor any Registrar nor any Paying Agent shall be bound to take notice of or see to the performance or observance of any duty owed to a third Person (whether under a trust, express, implied, resulting or constructive, in respect of any Debenture or otherwise) by the beneficial owner or the Holder of a Debenture or any Person whom the Corporation or the Trustees treat, as permitted or required by law, as the beneficial owner or the Holder of such Debenture, and the Corporation, the Trustees or any Registrar may transfer such Debenture on the direction of the Person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that Person was the beneficial owner of such Debenture.

B-A-28

            Notwithstanding anything to the contrary contained herein, the Trustees, Paying Agents and Corporation may treat the Person in whose name the Debenture is registered as the sole owner for all purposes whatsoever.

3.10     Charges for Transfer and Exchange

            For each Debenture exchanged or transferred, the appropriate Trustee or other Registrar, except as otherwise herein provided, may charge a reasonable amount for its services and in addition may charge a reasonable amount for each new Debenture issued (such amounts to be agreed upon by the appropriate Trustee or other Registrar and the Corporation from time to time), and payment of such charges and reimbursement of the appropriate Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the Person requesting such exchange or transfer as a condition precedent thereto.

            Notwithstanding the foregoing, no charge (except a charge to reimburse the appropriate Trustee or other Registrar for any stamp taxes or governmental or other charges) shall be made to a Debentureholder

    (a)
    for any exchange or transfer of Debentures of a Series applied for within a period of 45 days from the date of the first delivery of Debentures of such Series;

    (b)
    for any exchange of Debentures in denominations in excess of $1,000 for Debentures in lesser denominations, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to Section 3.10(a);

    (c)
    for any exchange of any interim Debenture that has been issued pursuant to Section 2.9; or

    (d)
    for any exchange of any Debenture resulting from a partial redemption pursuant to Section 5.2.

ARTICLE 4

ISSUE AND DELIVERY OF DEBENTURES

4.1       Issuance of Debentures

            Provided no Event of Default has occurred and is continuing, the Corporation may issue, and the Trustees shall authenticate and deliver to or to the order of the Corporation, Debentures issuable under this Indenture, but only upon receipt by the Trustee of the following:

    (a)
    a Certified Resolution authorizing the issuance and requesting the certification and delivery of a specified principal amount of Debentures and determining the attributes thereof;

    (b)
    an Officers' Certificate stating that no default exists in respect of any of the covenants, agreements or provisions of this Indenture or, if any such default exists, specifying the nature thereof and the action, if any, being taken by the Corporation to remedy such default;

B-A-29

    (c)
    an order of the Corporation for the authentication and delivery of such Debentures specifying the principal amount requested to be certified and delivered and having attached a schedule (a "Term Schedule") specifying the date, principal amount, Stated Maturity, interest rate, if any, Interest Payment Dates, and place of delivery and all other provisions for each Debenture requested to be certified and delivered or, at the option of the Corporation, a Supplemental Indenture providing for the issue of such Debentures; and

    (d)
    an Opinion of Corporation Counsel which shall state:

    (1)
    that the form of such Debentures has been established by a Supplemental Indenture or by or pursuant to a resolution of the Board of Directors in accordance with and in conformity with the provisions of this Indenture;

    (2)
    that the terms of such Debentures have been established in accordance with and in conformity with the other provisions of this Indenture;

    (3)
    that the Supplemental Indenture and such Debentures, when authenticated and delivered by the U.S. Trustee and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Corporation Counsel, will constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

    (4)
    that all applicable laws and requirements in respect of the execution and delivery by the Corporation of such Debentures have been complied with.

Upon the authentication and delivery by the Trustees of Debentures in accordance with an order of the Corporation, the Term Schedule or Supplemental Indenture attached to such order of the Corporation shall be deemed to be a Schedule to and form part of this Indenture.

ARTICLE 5

REDEMPTION AND PURCHASE OF DEBENTURES

5.1       General

            The Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before Stated Maturity, Debentures of any Series which by their terms are made so redeemable, at such rate or rates of Premium, on such date or dates and on such terms and conditions as shall have been determined at the time of issue of such Debentures and as shall be expressed in such Debentures or in the Supplemental Indenture or Term Schedule authorizing or providing for the issue thereof.

B-A-30

5.2       Partial Redemption of Debentures

            If less than all of the Debentures of a Series for the time being outstanding are to be redeemed, the Corporation shall, at least 30 days and not more than 60 days before the date upon which notice of redemption is to be given to Holders of such Debentures, notify the Trustees in writing of the Corporation's intention to redeem Debentures of such Series and of the aggregate principal amount of Debentures to be redeemed. The Debentures so to be redeemed shall be selected by the Trustees on a pro rata basis (to the nearest multiple of $1,000) in accordance with the principal amount of Debentures of such Series registered in the name of each Holder or by lot or by such other means as the Trustees may deem equitable and expedient. For this purpose the Trustees may make regulations with regard to the manner in which such Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders. Debentures in denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof), and, unless the context otherwise requires, reference to Debentures in this Article 5 shall be deemed to include any such part of the principal amount of Debentures which shall have been so selected and called for redemption. The Holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unredeemed part of the Debenture so surrendered, and the Trustees shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

5.3       Notice of Redemption

            Notice of intention to redeem any Debentures shall be given by or on behalf of the Corporation to the Holders of the Debentures which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), in the manner provided in Section 12.2. Every notice of redemption shall specify the Series and the Stated Maturity of the Debentures called for redemption, the Redemption Date, the Redemption Price or, where applicable only, the date upon which the Redemption Price shall be calculated in connection with the Debentures called for redemption ("Redemption Price Calculation Date") and the place or places of payment, and shall state that all interest thereon shall cease from and after the Redemption Date. In addition, unless all the outstanding Debentures of a Series are to be redeemed, the notice of redemption shall specify

    (a)
    in the case of a notice mailed to a Holder, the distinguishing letters and numbers of the Debentures which are to be redeemed (or of such thereof as are registered in the name of such Holder);

    (b)
    in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

    (c)
    in the case of Book-Entry Only Debentures, that the redemption shall take place in such manner as may be agreed by the Depository, the Trustees and the Corporation; and

    (d)
    in all cases, the principal amount of each Debenture to be redeemed or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

            If a notice of redemption specifies a Redemption Price Calculation Date for any Debentures, the Corporation shall deliver to the Trustees, not later than the second Business Day prior to the Redemption Date for such Debentures, an Officers' Certificate which specifies the Redemption Price of such Debentures.

B-A-31

5.4       Debentures Due on Redemption Date

            Upon notice of redemption having been given as specified in Section 5.3, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price and on the Redemption Date specified in such notice, in the same manner and with the same effect as if such date was the Stated Maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Debentures shall have been irrevocably deposited as provided in Section 9.2 and affidavits or other proof satisfactory to the Trustees as to the publication or mailing of such notice shall have been lodged with the Trustee, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease.

            If any question shall arise as to whether any deposit with the Trustees has been made, such question shall be decided by the Trustees, whose decision shall be final and binding upon all parties in interest.

5.5       Purchase of Debentures

            So long as no Event of Default has occurred and is continuing, the Corporation may purchase all or any of the Debentures in the open-market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price and at any time. All Debentures so purchased shall forthwith be delivered to either Trustee and shall be cancelled by it and, subject to the following paragraph of this Section 5.5, no Debentures shall be issued in substitution therefor.

            If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustees, in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) as the Trustees consider appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustees may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to purchase in part only. The Holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustees shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

5.6       Cancellation of Debentures

            Subject to the provisions of Sections 5.2 and 5.5 as to Debentures redeemed or purchased in part, all Debentures redeemed or purchased in whole or in part by the Corporation shall not be reissued or resold and shall be forthwith delivered to and cancelled by either Trustee, and no Debentures of the same Series shall be issued in substitution therefor.

B-A-32

ARTICLE 6

COVENANTS OF THE CORPORATION

6.1       Covenants

            In addition to any covenants specified in a Term Schedule or Supplemental Indenture relating to a series of Debentures or except as otherwise provided in any such Term Schedule or Supplemental Indenture, the Corporation hereby covenants and agrees with the Trustees for the benefit of the Trustees and the Debentureholders as follows:

    (a)
    the Corporation will duly and punctually pay or cause to be paid to each Holder of Debentures the principal thereof, interest accrued thereon and any Premium payable thereon on the dates, at the places, in the currency, and in the manner specified herein or as otherwise provided in such Debentures;

    (b)
    the Corporation will annually, within 90 days (or such longer period as the Trustees in their discretion may consent) after the end of each of its and BREP's fiscal years (at the date hereof December 31), furnish to the Canadian Trustee (or the U.S. Trustee in the case of a U.S. Dollar Debenture) a copy of ~~its~~the consolidated financial statements ~~and of the report~~ of the Corporation~~'s Auditors~~ and BREP and of the reports of their auditors thereon which are furnished to ~~its~~their shareholders, and will furnish to such Trustee any other notice, statement or circular issued to such shareholders at the time they are so issued;

    (c)
    within 90 days after the end of each fiscal year of the Corporation, and at any other time if requested by the Trustee, the Corporation shall furnish the Canadian Trustee (or the U.S. Trustee in the case of a U.S. Dollar Debenture) with an Officers' Certificate stating that in the course of the performance by the signers thereof of their duties as officers or directors of the Corporation they would normally have knowledge of any default by the Corporation in the performance of its covenants under this Indenture or of any Event of Default and certifying that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture the non-compliance with which would, with notification or with the lapse of time or otherwise, constitute an Event of Default hereunder or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply; and

    (d)
    the Corporation will quarterly, within 45 days (or such longer period as the Trustee in its discretion may consent) after the end of each of its and BREP's fiscal quarters, furnish to the Canadian Trustee (or the U.S. Trustee in the case of a U.S. Dollar Debenture) a copy of the unaudited consolidated financial statements of the Corporation and BREP which ~~are~~were provided to ~~its~~their respective shareholders.

            Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees' receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers~~'~~' Certificates).

B-A-33

6.2       Limitations on Indebtedness

            The Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Funded Indebtedness unless, after giving effect thereto, the Funded Indebtedness of ~~the Borrower and the Parent~~BREP, calculated on a consolidated basis, would not exceed 75% of Total Consolidated Capitalization.

6.3       Limitation on Liens

            The Corporation will not create or permit to exist any lien on any present or future assets of the Corporation to secure any borrowed money, or permit any of its Subsidiaries to create or permit to exist any lien on any present or future assets of such Subsidiary to secure any borrowed money, unless at the same time the Debentures are secured equally and ratably with such borrowed money, provided that this shall not apply to Permitted Encumbrances. Upon being advised by the Corporation in writing in an Officers' Certificate that security has been provided for the Debentures on an equal and ratable basis in connection with the grant to a third party of security for borrowed money and subsequently that such security to the third party has been released, the Trustees will forthwith release the security granted for the Debentures.

6.4       Limitation on Sale and Leaseback Transactions

            The Corporation will not, and will not permit any of its Subsidiaries~~,~~ to, enter into any Sale and Leaseback Transaction unless:

    (a)
    the Sale and Leaseback Transaction is entered into prior to, concurrently with, or within 180 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the relevant property, and the Corporation or such Subsidiary applies within 60 days after the sale an amount equal to the net proceeds of the sale (i) to the repayment of Indebtedness which is pari passu to the Debentures, (ii) to the redemption of the Debentures, or (iii) to the reinvestment in its core business or the core business of the Corporation, a Guarantor or any Subsidiary of the Corporation or a Guarantor; or

    (b)
    the Corporation or the Subsidiary could otherwise grant a security interest on the property as a Permitted Encumbrance.

6.5       Limitation on Distributions

            The Corporation may not, and may not permit any of its Subsidiaries to, suffer to exist any encumbrance or restriction on the ability of any Subsidiary of the Corporation (i) to pay directly or indirectly dividends permitted by applicable law or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Corporation~~,~~ or any other such Subsidiary; (ii) to make loans or advances to the Corporation~~,~~ or any other such Subsidiary; or (iii) to transfer any or all of its property or assets to the Corporation~~,~~ or any other such Subsidiary.

            Notwithstanding the foregoing, the Corporation or any such Subsidiary may suffer to exist any such encumbrance or restriction (a) pursuant to any agreement in effect on the date of the Debentures as described in this Indenture; (b) pursuant to an agreement relating to any Indebtedness incurred by any such Subsidiary prior to the date on which such Subsidiary was acquired by the Corporation and outstanding on such date and not incurred in anticipation of becoming a Subsidiary of the Corporation; (c) pursuant to an agreement relating to any Limited Recourse Indebtedness of the Corporation or any such Subsidiary; or (d) pursuant to an agreement effecting a renewal, refunding or extension of Indebtedness incurred pursuant to an agreement referred to in clauses (a) through (c) of this paragraph, provided however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Directors.

B-A-34

6.6       Limitations on Debt and Preferred Stock of Subsidiaries

            The Corporation will not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Indebtedness or issue any Preferred Stock except: (a) Inter-Company Indebtedness of the Subsidiary; (b) Preferred Stock issued to any one or more of the Corporation, a Guarantor or any Subsidiary of the Corporation or a Guarantor; (c) Limited Recourse Indebtedness ~~of the Subsidiary; (c) Net Swap Exposure~~ of the Subsidiary; (d) ~~permitted~~Net Swap Exposure of the Subsidiary; (e) Capital Lease Obligations of the Subsidiary; (~~e~~f) purchase money obligations of the Subsidiary; and/or (~~f~~g) any other Indebtedness or Preferred Stock of the Subsidiary (in addition to the Indebtedness and Preferred Stock referred to in paragraphs (a) to (~~e~~f)) if, after giving effect to such other Indebtedness~~,~~ or Preferred Stock, the aggregate consolidated amount of all Indebtedness ~~of all Subsidiaries of the Corporation permitted by this paragraph (f) only would not exceed 5% of consolidated~~and Preferred Stock of BREP that does not constitute Inter-Company Indebtedness, Preferred Stock issued to the Corporation, a Guarantor or any Subsidiary of the Corporation or a Guarantor, Limited Recourse Indebtedness, Net Swap Exposure, Capital Lease Obligations or purchase money obligations, would not exceed 5% of the Net Worth. For the purposes of this covenant, the assignment by the Corporation to a third party of Inter-Company Indebtedness owing by a Subsidiary will be considered to be incurrence of Indebtedness by that Subsidiary.

6.7       Maintenance of Offices or Agencies

            The Corporation will maintain in Toronto, Ontario or New York, New York offices or agencies where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Debentures and this Indenture may be served. The Corporate Trust Offices of the Trustees shall be such offices or agencies of the Corporation, unless the Corporation shall designate and maintain some other office or agency for one or more of such purposes. The Corporation will give prompt notice to the Trustees of any change in the location of any such offices or agencies. If at any time the Corporation shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustees with the addresses thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of either Trustee, and the Corporation hereby appoints the Trustees as its agent to receive all such presentations, surrenders, notices and demands.

            The Corporation may from time to time designate one or more other offices or agencies (in or outside of Toronto, Ontario or New York, New York) where the Debentures may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain offices or agencies in Toronto, Ontario or New York, New York for such purposes. The Corporation will give prompt written notice to the Trustees of any such designation or rescission and any change in the location of any such office or agency.

B-A-35

6.8       Money for Payments to Be Held in Trust

            If the Corporation shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of and Premium and interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of and Premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustees of its action or failure to so act.

            Whenever the Corporation shall have one or more Paying Agents for the Debentures, it will, on or before each due date of the principal of and Premium and interest on any Debentures, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal of and Premium and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, Premium or interest and (unless such Paying Agent is a Trustee) the Corporation will promptly notify the Trustees of such action or any failure so to act.

            The Corporation will cause each Paying Agent other than the Trustees to execute and deliver to the Trustees an instrument in which such Paying Agent shall agree with the Trustees, subject to the provisions of this Section, that such Paying Agent will:

    (a)
    hold all sums held by it for the payment of the principal of and Premium and interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

    (b)
    give the Trustees notice of any default by the Corporation (or any other obligor upon the Debentures) in the making of any payment of principal of and Premium and interest; and

    (c)
    at any time during the continuance of any such default, upon the written request of the Trustees, forthwith pay to either Trustee all sums so held in trust by such Paying Agent.

            The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an order of the Corporation direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustees, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with any Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of and Premium and interest on any Debenture and remaining unclaimed for two years after such principal of and Premium and interest has become due and payable shall be paid to the Corporation on the delivery of a Corporation Request, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease.

B-A-36

6.9       Trustee's Remuneration and Expenses

            The Corporation will pay each Trustee remuneration for its services as trustee hereunder in accordance with such Trustee's standard fee schedule as it may exist from time to time and will pay or reimburse the Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of Trustee Counsel and all other advisers and assistants not regularly in its employ who have been retained by the Trustee) both before any default hereunder and thereafter until all the duties of the Trustees shall be firmly and fully performed, except any such expense, disbursement or advance as may arise from its gross negligence or wilful default. Any amount due under this section and unpaid thirty days after request for such payment shall bear interest from the expiration of such thirty days at a rate per annum equal to the Prime Rate, payable on demand. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustees or their successors in the trusts hereunder in priority to any payment of the principal of or interest or Premium on the Debentures. Such remuneration shall continue to be payable until the trusts hereof shall be finally wound up, whether or not the trusts of this Indenture shall be in course of administration by or under the direction of a court.

            When the Trustees incur expenses or renders services in connection with an Event of Default specified in Section 8.1(g) or Section 8.1(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

            The provisions of this Section shall survive the termination of the Indenture.

6.10     Not to Extend Time for Payment of Interest

            Subject to the provisions of Section 11.11 or Section 11.12 as applicable, in order to prevent any accumulation after maturity of unpaid interest, the Corporation will not directly or indirectly extend or assent to the extension of time for payment of interest upon any Debentures or directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding interest on the Debentures or in any other manner.

            If the time for the payment of any interest shall be so extended, whether or not such extension is by or with the consent of the Corporation, notwithstanding anything herein or in the Debentures contained, such interest shall not be entitled in case of default hereunder to the benefit of this Indenture until such time as payment in full has been made of the principal of all the Debentures and of all interest on such Debentures the payment of which has not been so extended.

6.11     Examination and Audit

            So long as any Debentures are outstanding, the Corporation will annually, within 90 days after the end of its fiscal year, have an examination and audit of the accounts, affairs and condition of the Corporation, BREP and ~~its~~their Subsidiaries made by ~~the Corporation's Auditors~~their respective auditors.

ARTICLE 7

HOLDERS' LISTS AND REPORTS BY TRUSTEES AND CORPORATION

7.1       Disclosure of Names and Addresses of Holders

    (a)
    Upon application to the U.S. Trustee in accordance with the Trust Indenture Act, Holders may communicate pursuant to the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Debentures.

B-A-37

    (b)
    In addition, a Holder may, upon payment to the U.S. Trustee or the Canadian Trustee of a reasonable fee and subject to compliance with any applicable requirement of the Trust Indenture Act, require such Trustee to furnish within five Business Days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder, (ii) the aggregate principal amount of Debentures owned by each registered Holder and (iii) the aggregate principal amount of outstanding Debentures, each as shown on the records of such Trustee on the day that the affidavit or statutory declaration is delivered to such Trustee. The affidavit or statutory declaration, as the case may be, shall contain (1) the name, address and occupation of the Holder, (2) where the Holder is a corporation, its name and address for service and (3) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Debentures or any other matter relating to the Debentures or the affairs of the Corporation. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the Corporation.

    (c)
    Every Holder of Debentures, by receiving and holding the same, agrees with the Corporation and the Trustees that none of the Corporation, the Trustees or any Registrar shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that neither Trustee shall be held accountable by reason of mailing any material pursuant to a request made under the Trust Indenture Act.

7.2       Reports by Trustees

            In the event any U.S. Dollar Debentures are outstanding, within 60 days after May 15th of each year commencing with July 15, 2005, the U.S. Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Registers, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15th as and if required by Trust Indenture Act Section 313(a).

7.3       Reports by the Corporation

            In the event any U.S. Dollar Debentures are outstanding, the Corporation shall:

    (a)
    file with the U.S. Trustee, within 10 days after the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustees and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

    (b)
    provide the U.S. Trustee an incumbency certificate setting out the names and sample signatures of persons authorized by the Corporation to give instructions on its behalf and the U.S. Trustee shall be entitled to rely on this certificate unless a revised certificate is provided. The U.S. Trustee shall be entitled to refuse to act upon any instruction or direction from the Corporation which is signed by a Person other than a Person described in such incumbency certificate;

B-A-38

    (c)
    file with the Trustees and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Corporation, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

    (d)
    transmit by mail to all Holders, as their names and addresses appear in the Registers, within 30 days after the filing thereof with the Trustees, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsections (a) and (b) of this Section 7.3 as may be required by rules and regulations prescribed from time to time by the Commission.

            Delivery of such reports, information and documents to the U.S. Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers' Certificates).

ARTICLE 8

DEFAULTS AND REMEDIES

8.1       Events of Default

            In addition to any events specified in a Term Schedule or Supplemental Indenture relating to a Series of Debentures or except as otherwise provided in any such Term Schedule or Supplemental Indenture, each of the following events shall be an "Event of Default" in respect of each Series of Debentures:

    (a)
    failure to pay principal of (or Premium, if any, on) any Debenture when due;

    (b)
    failure to pay any interest on any Debenture when due, continued for 30 days;

    (c)
    failure to perform or comply with Section 10.1;

    (d)
    failure to perform any other covenant or agreement of the Corporation under this Indenture or the Debentures for the benefit of the Holders continued for 60 days after written notice to the Corporation by the Trustees or Holders of at least 25% in aggregate principal amount of outstanding Debentures;

    (e)
    default by the Corporation or any Guarantor in payment of principal of, Premium, if any, or interest on any obligation for borrowed money (other than an obligation payable on demand or maturing less than 18 months from the creation or issue thereof) having an outstanding principal amount in excess of 5% of consolidated Net Worth in the aggregate at the time of default or in the performance of any other covenant of the Corporation or any Guarantor contained in any instrument under which such obligations are created or issued resulting in the acceleration of the final maturity of such obligations;

B-A-39

    (f)
    the rendering of a final judgment or judgments (not subject to appeal) against the Corporation or any Guarantor in an amount in excess of 5% of the consolidated Net Worth which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

    (g)
    proceedings are commenced for the winding-up, liquidation or dissolution of the Corporation or any Guarantor (except as otherwise permitted under this Indenture), a decree or order of a court of competent jurisdiction is entered adjudging the Corporation or any Guarantor, a bankrupt or insolvent, or a petition seeking reorganization, arrangement or adjustment of or in respect of the Corporation or any Guarantor is approved under applicable law relating to bankruptcy, insolvency or relief of debtors, unless such proceedings, decrees, orders or approvals are actively and diligently contested by the Corporation or such Guarantor in good faith and are dismissed or stayed within 60 days of commencement;

    (h)
    the Corporation or any Guarantor makes an assignment for the benefit of its creditors, or petitions or applies to any court or tribunal for the appointment of a receiver or trustee for itself or any substantial part of its property, or commences for itself or acquiesces in any proceeding under any bankruptcy, insolvency, reorganization, arrangement or readjustment of debt law or statute or any proceeding for the appointment of a receiver or trustee for itself or any substantial part of its property, or suffers any such receivership or trusteeship and allows it to remain undischarged or unstayed for 30 days;

    (i)
    a resolution is passed for the winding-up or liquidation of the Corporation or any Guarantor except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed; and

    (j)
    the occurrence of any "Event of Default" under ~~the~~any Guarantee ~~of the Parent~~ while it is outstanding (as that term is defined in such Guarantee).

            Subject to the provisions of this Indenture relating to the duties of the Trustees, in case an Event of Default shall occur and be continuing, the Trustees will be under no obligation to exercise any of their rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have provided the Canadian Trustee with sufficient funds for the purpose of exercising such rights or powers or in the case of a U.S. Trustee, reasonable indemnity. Subject to such provisions, the Holders of a majority in aggregate principal amount of the outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust or power conferred on the Trustees.

8.2       Notice of Event of Default

            Each Trustee shall, promptly after it has received notice of the occurrence of any Event of Default, give the other Trustee notice of such Event of Default. If an Event of Default shall occur and be continuing, either Trustee shall, within 30 days after it has received notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner specified in Section 12.2 provided, however, that, except in the case of a default in the payment of the principal of (or Premium, if any) or interest on any Debenture, the Trustees shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of each Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders and the Trustees so advise the Corporation in writing. It is understood that the obligations of the U.S. Trustee shall be solely in connection with the holders of U.S. Dollar Debentures.

B-A-40

            If notice of an Event of Default has been given to Debentureholders and such Event of Default is thereafter remedied or cured prior to the acceleration of the Indebtedness of the Corporation hereunder pursuant to Section 8.3, notice that such Event of Default is no longer continuing shall be given by the Trustees to the Persons to whom notice of such Event of Default was given pursuant to this Section 8.2, such notice to be given within a reasonable time, not to exceed 30 days, after the Trustees become aware that such Event of Default has been remedied or cured during such period of time.

8.3       Acceleration

            If an Event of Default other than an Event of Default described in subsection 8.1(g), (h) or (i) shall occur and be continuing, either the Trustees or the Holders of at least 25% in aggregate principal amount of the outstanding Debentures may accelerate the maturity of all Debentures; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in subsection 8.1(g), (h) or (i) occurs, the outstanding Debentures will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustees or any holder.

            No Debentureholder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Debentures shall have made written request and provided sufficient funds to the Canadian Trustee (or in the case of the U.S. Trustee, reasonable indemnity) to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Debentureholder for enforcement of payment of the principal of and Premium, if any, or interest on such Debenture on or after the respective due dates expressed in such Debenture.

            Notwithstanding anything contained in this Indenture or the Debentures to the contrary, if such a declaration is made, the Corporation shall pay to the Trustees forthwith for the benefit of the Debentureholders the amount of principal of and Premium and accrued and unpaid interest (including interest on amounts in default) on all Debentures and all other amounts payable in regard thereto under this Indenture, together with interest thereon at the rate borne by such Debentures from the date of such declaration until payment is received by the Trustees. Such payments, when made, shall be deemed to have been made in discharge of the Corporation's obligations under this Indenture and any amounts so received by the Trustees shall be applied in the manner specified in Section 8.8.

8.4       Waiver of Event of Default

            Upon the happening of an Event of Default which is continuing, the Holders of not less than 66 2/3% of the principal amount of the Series of Debentures with respect to which an Event of Default shall have occurred and be continuing (or not less than 100% in the case of a failure to make payment of principal or in respect of a covenant or provision hereof which pursuant to Section 11.11 hereof cannot be modified or amended without the consent of the holder of each outstanding Debenture affected) shall have the power, exercisable by requisition in writing, to instruct the Trustees to waive such Event of Default and to cancel any declaration made by either Trustee pursuant to Section 8.3, and the Trustees shall thereupon waive such Event of Default or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition.

B-A-41

            No delay or omission of the Trustees or of the Debentureholders in exercising any right or power accruing upon the occurrence of an Event of Default shall impair any such right or power or shall be construed to be a waiver of such Event of Default or acquiescence therein, and no act or omission, either of the Trustees or of the Debentureholders, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.5       Enforcement by the Trustee

            Upon the occurrence of an Event of Default, the Trustees shall exercise the rights and powers vested in them under this Indenture in accordance with the provisions hereof.

            Subject to the provisions of Section 8.4 and to the provisions of any Extraordinary Resolution, if the Corporation fails to pay to the Trustees, forthwith after the same shall have been declared to be due and payable under Section 8.3, the principal of and Premium and interest on all Debentures then outstanding together with any other amounts due hereunder, either or both Trustees shall, upon receipt of a Debentureholders' Request and upon being provided with sufficient funds by pay all costs, expenses and liabilities to be incurred, proceed in its or their names as Trustee hereunder to obtain or enforce payment of such principal of and Premium and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as such Trustee(s) in such request shall have been directed to take, or if such request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as such Trustee(s) shall deem expedient.

            The Trustees or either of them shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the Debentureholders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of such Trustee(s) and of the Debentureholders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustees are hereby irrevocably appointed (and the successive respective Debentureholders by taking and holding Debentures shall be conclusively deemed to have so appointed the Trustees) the true and lawful attorneys-in-fact of the respective Debentureholders with authority to make and file in the respective names of the Debentureholders or on behalf of the Debentureholders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Debentureholders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such Debentureholders, as may be necessary or advisable, in the opinion of the Trustees acting on the advice of Trustee Counsel, in order to have the respective claims of the Trustees and of the Debentureholders against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustees, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

            The Trustees shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect their interests and the interests of the Debentureholders.

B-A-42

            All rights of action hereunder may be enforced by the Trustees without the possession of any of the Debentures or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustees or either of them shall be brought in the name of such Trustee(s) as trustee(s) of an express trust, and any recovery of judgment shall be for the rateable benefit of the Debentureholders subject to the provisions of this Indenture. In any proceeding brought by the Trustees or either of them (and also in any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture to which the Trustees or either of them shall be a party), such Trustee(s) shall be held to represent all the Debentureholders, and it shall not be necessary to make any Debentureholders parties to any such proceeding.

8.6       Suits by Debentureholders

            No Debentureholders of any Series shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or any Premium or interest on the Debentures of such Series or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under applicable law, including the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy unless:

    (a)
    the Debentureholders of such Series, by Extraordinary Resolution or by Debentureholders' Request, shall have made a request to the Trustees and the Trustees shall have been afforded reasonable opportunity either themselves to proceed to exercise the powers conferred upon them or to institute an action, suit or proceeding in their name for such purpose,

    (b)
    the Debentureholders of such Series or any of them shall have furnished to the Trustees, when so requested by the Trustees, sufficient funds to pay the costs, expenses and liabilities to be incurred therein or thereby,

    (c)
    the Trustees shall have failed to act within a reasonable time after such notification, request and provision of sufficient funds (or indemnity in respect of the U.S. Trustee); and

    (d)
    no direction inconsistent with such written request has been received by the Trustees from Holders of a majority in principal amount of the outstanding Debentures of such Series.

            If a Debentureholder has the right to institute proceedings under this Section 8.6, such Debentureholder, acting on behalf of itself and all other Debentureholders, shall be entitled to commence proceedings in any court of competent jurisdiction in which the Trustee might have commenced proceedings under Section 8.5, but in no event shall any Debentureholder or combination of Debentureholders have any right to seek any other remedy or institute proceedings out of court. No one or more Debentureholders shall have any right in any manner whatsoever to enforce any right under this Indenture or under any Debenture, except in accordance with the conditions and in the manner provided in this Indenture.

B-A-43

8.7       Undertaking for Costs

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against either Trustee for any action taken or omitted to be taken by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.7 does not apply to a suit instituted by either Trustee, a suit by the Corporation, a suit instituted by a Holder for the enforcement of the payment of any principal of or Premium or interest on a Debenture or a suit by Holders of more than 10% in outstanding principal amount of the Debentures.

8.8       Application of Money

            Except as herein otherwise expressly provided, any money received by the Trustees or a Debentureholder pursuant to the provisions of this Article 8 or as a result of legal or other proceedings against the Corporation or any Subsidiary pursuant hereto, or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with other money available to the Trustees for such purpose, as follows:

    (a)
    first, in payment or in reimbursement to the Trustees of their fee, costs, charges, expenses, borrowings, advances or other amounts furnished or provided by or at the request of the Trustees in or about the administration and execution of their trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

    (b)
    second, subject to the provisions of Section 6.10 and this Section 8.8, in payment of the principal of and Premium and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by an Extraordinary Resolution, and in that case in such order or priority as between principal, Premium and interest as may be directed by such resolution; and

    (c)
    third, in payment of the surplus, if any, of such money to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to Section 8.8(b) in respect of the principal of or Premium or interest on any Debenture which either Trustee has been advised in writing to be held, directly or indirectly, by or for the benefit of the Corporation or any Affiliate of the Corporation (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Affiliate of the Corporation, but only to the extent of such Person's interest therein) until the prior payment in full of the principal of and Premium and interest on all Debentures which are not so held.

8.9       Distribution of Proceeds

            Payments to Debentureholders pursuant to Section 8.8(b) shall be made as follows:

    (a)
    at least 15 days' notice of every such payment shall be given in the manner specified in Section 12.2, specifying the time and the place or places at which the Debentures are to be presented and the amount of the payment and the application thereof as between principal, Premium and interest;

    (b)
    payment in respect of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon, but the Trustees may in their discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustees shall consider sufficient;

B-A-44

    (c)
    from and after the date of payment specified in such notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

    (d)
    the Trustee shall not be required to make any payment to Debentureholders unless the amount available to them for such purpose, after reserving therefrom such amount as the Trustees may think necessary to provide for the payments referred to in Section 8.8(a), exceeds two per cent of the aggregate principal amount of the Debentures then outstanding.

8.10     Remedies Cumulative

            No remedy herein conferred upon or reserved to the Trustees or upon or to the Debentureholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

8.11     Judgment Against the Corporation

            In case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against the Corporation in favour of the Debentureholders or in favour of the Trustees, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon.

8.12     Immunity of Shareholders, Directors and Officers

            The Debentureholders and the Trustees hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any Successor for the payment of the principal of or Premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

ARTICLE 9

CANCELLATION, DISCHARGE AND DEFEASANCE

9.1       Cancellation and Destruction

            All Debentures surrendered to the Corporation, a Registrar or a Paying Agent for any purpose shall be delivered to either Trustee forthwith. Each such Debenture and each Debenture surrendered to a Trustee shall be cancelled by such Trustee forthwith after all payments required in respect thereof to the date of surrender have been made. Subject to applicable law, all Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by either Trustee in accordance with such Trustee's ordinary practice.

B-A-45

9.2       Payment of Amounts Due on Maturity

            Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, the Corporation shall prior to 9:00 a.m., Toronto, Ontario time, on each Maturity Date for outstanding Debentures, deposit with the Paying Agent or Trustee an amount sufficient to pay the amount payable in respect of such Debentures on such Maturity Date (less any taxes required by law to be deducted or withheld). The Trustees shall pay to the Holder of a Debenture entitled to receive payment on such Maturity Date, the principal amount of, accrued interest, if any, and Premium on such Debenture upon surrender of such Debenture at a Corporate Trust Office or at such other place as shall be designated for such purpose from time to time by the Corporation and the Trustees. The deposit of such amount with the Trustee shall satisfy and discharge the liability of the Corporation for the Debentures to which the deposit relates to the extent of the amount deposited (plus the amount of any taxes deducted or withheld) and thereafter such Debentures shall not to that extent be considered to be outstanding and such Holders thereof shall have no right with respect thereto other than to receive out of the amount so deposited the respective amounts to which such Holders are entitled upon surrender of such Debentures. Failure to make a deposit as required pursuant to this Section 9.2 shall constitute default in payment on the Debentures in respect of which the deposit was required to have been made.

9.3       Discharge

            Upon notice being given to the Trustees that the principal of all the Debentures and the Premium thereon and interest (including interest on amounts in default) thereon and other amounts payable hereunder have been paid or satisfied, or that all the outstanding Debentures have matured or have been duly called for redemption, or the Trustees having been given irrevocable instructions by the Corporation to publish within 90 days of receipt of such instructions a notice of redemption of all the outstanding Debentures, such payment or redemption has been duly, irrevocably and effectually provided for by payment to the Trustees or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustees in relation to this Indenture and all interest thereon and the remuneration of the Trustees, or upon provision satisfactory to the Trustees being made therefor, the Trustees shall, at the request and at the expense of the Corporation, and upon receipt of an Opinion of Corporation Counsel and Officers' Certificate that all conditions precedent to the discharge of the Indenture have been complied with, execute and deliver to the Corporation an acknowledgement of discharge or such deeds or other instruments as shall be requested of them to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants herein contained other than those relating to the indemnification of the Trustees.

9.4       Defeasance

            The Corporation shall have the right (the "defeasance option") to be released from the terms of this Indenture relating to the outstanding Debentures of a Series specified by the Corporation in a notice to the Trustees, and upon receipt of such notice the Trustees shall, at the request and expense of the Corporation, execute and deliver to the Corporation such deeds and other instruments as shall be necessary to release the Corporation from the terms of this Indenture relating to the Debentures of the Series specified in such notice, except those relating to the indemnification of the Trustees, subject to the following:

    (a)
    the Corporation shall have delivered to the Trustee evidence that the Corporation has

    (i)
    deposited sufficient funds for payment of all principal, Premium, interest and other amounts due or to become due on the Debentures of such Series to the Stated Maturity thereof,

B-A-46

      (ii)
      deposited funds or made provision for the payment of all remuneration and expenses of the Trustees to carry out its duties under this Indenture in respect of the Debentures of such Series, and

      (iii)
      deposited funds for the payment of taxes arising with respect to all deposited funds or other provision for payment in respect of the Debentures of such Series, in each case irrevocably, pursuant to the terms of a trust agreement in form and substance satisfactory to the Corporation and the Trustees;

    (b)
    the Trustees shall have received an Opinion or Opinions of Corporation Counsel to the effect that the Holders of the Debentures of such Series will not be subject to any additional Canadian or U.S. taxes (as applicable) as a result of the exercise by the Corporation of the defeasance option with respect to such Debentures and that such Holders will be subject to taxes, if any, including those in respect of income (including taxable capital gains), on the same amount, in the same manner and at the same time or times as would have been the case if the defeasance option had not been exercised in respect of such Debentures;

    (c)
    no Event of Default shall have occurred and be continuing on the date of the deposit referred to in Section 9.4(a);

    (d)
    such release does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Corporation is a party or by which the Corporation is bound;

    (e)
    the Corporation shall have delivered to the Trustees an Officers' Certificate stating that the deposit referred to in Section 9.4(a) was not made by the Corporation with the intent of preferring the Holders of the Debentures of such Series over the other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or others; and

    (f)
    the Corporation shall have delivered to the Trustees an Officers' Certificate and an Opinion of Corporation Counsel as required pursuant to Sections 13.13 and 13.14, stating that all conditions precedent provided for or relating to the exercise of such defeasance option have been complied with.

            The Corporation shall be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustees under the terms of an irrevocable trust agreement in form and substance satisfactory to the Corporation and the Trustee (each acting reasonably), solely for the benefit of the Holders of the Debentures of the Series specified therein, money or Securities denominated in the currency in which principal is payable constituting direct obligations of Canada (or a Province thereof) or the United States (or a State thereof) or an agency or instrumentality of Canada or the United States, which will be sufficient, in the opinion of a firm of independent chartered accountants or an investment dealer acting reasonably and acceptable to the Trustees, to provide for payment in full of the Debentures of such Series and all other amounts from time to time due and owing under this Indenture which pertain to the Debentures of such Series.

            The Trustees shall hold in trust all money or Securities deposited with it pursuant to this Section 9.4 and shall apply the deposited money and the money derived from such Securities in accordance with this Indenture to the payment of principal of and Premium and interest on the Debentures and, as applicable, other amounts.

B-A-47

            If the Trustees are unable to apply any money or Securities in accordance with this Section 9.4 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the Debentures shall be revived and reinstated as though no money or Securities had been deposited pursuant to this Section 9.4 until such time as the Trustees are permitted to apply all such money or Securities in accordance with this Section 9.4, provided that if the Corporation has made any payment in respect of principal, Premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or Securities held by the Trustees.

ARTICLE 10

SUCCESSORS

10.1     Requirements for Successors

            So long as any Debentures are outstanding, the Corporation will not enter into any transaction, directly or indirectly through a Subsidiary of the Corporation, whereby all or substantially all of ~~its~~the undertaking, property and assets of the Corporation would become the property of any other Person (any such Person being herein referred to as a "Successor"), whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, provided that nothing contained in this Indenture will prevent any such transaction~~, unless~~ if:

    (a)
    the Corporation shall be the surviving Person, or the Successor shall be a company organized and validly existing under the federal laws of Canada or any province or territory thereof;

    (b)
    the Successor shall have executed, prior to or contemporaneously with the consummation of any such transaction, a Supplemental Indenture and such other instruments as in the opinion of the Corporation's Counsel are necessary or advisable to evidence the assumption by the Successor of the due and punctual payment of the principal of, Premium, if any, and interest on all the Debentures and all other amounts payable hereunder and the covenant of the Successor to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

    (c)
    no condition or event shall exist as to the Corporation or the Successor either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after compliance by the Successor with the provisions of Section 10.1(a) which constitutes or would constitute after the giving of notice or lapse of time, or both, an Event of Default;

    (d)
    the Corporation shall have delivered to the Trustee an Opinion of the Corporation Counsel and Officers' Certificate stating that the conditions precedent in this Section 10.1 have been satisfied; and

    (e)
    neither the Corporation nor the Successor, either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto, or immediately after compliance by the Successor with the provisions of Section 10.1(a), will be insolvent or generally fail to meet, or admit in writing its inability or unwillingness to meet, its obligations as they generally become due;

B-A-48

provided, however, the provisions of this Section 10.1 shall not be applicable to any transaction between or among any one or more of the Corporation ~~and its Subsidiaries.~~, a Guarantor and/or any Subsidiary of the Corporation or a Guarantor.

10.2     Vesting of Powers in Successor

            Whenever the conditions of Section 10.1 have been duly observed and performed,the Trustee shall execute and deliver the supplemental indenture provided for in Article 14 and thereupon:

    (a)
    ~~Whenever the conditions of Section 10.1 have been duly observed and performed,~~ the Successor shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture, in the name of the Corporation or otherwise, and any act or proceeding required by any provision of this Indenture to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of the Successor; and

    (b)
    the Corporation who was a party to this Indenture prior to the transaction described in Section 10.1, shall be released and discharged from liability under this Indenture and the Trustee will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 11

MEETINGS OF DEBENTUREHOLDERS

11.1     Right to Convene Meetings

            The Trustees may at any time and from time to time convene a meeting of Debentureholders, and the Trustees shall convene a meeting of Debentureholders upon receipt of a request of the Corporation or a Debentureholders' Request and upon being provided with reasonable indemnity or sufficient funds by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustees fail within 30 days after receipt of any such request and such sufficient funds or indemnity, as applicable, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario, or at such other place as may be approved or determined by such of the Trustees, the Corporation or the Debentureholders as convened the meeting in accordance with this Section 11.1.

11.2     Notices of Meetings

            Notice of a meeting of Debentureholders shall be given to the Debentureholders in the manner specified in Section 12.2 at least 25 days prior to the date of the meeting, and a copy of any notice sent by mail to Debentureholders shall be sent by mail to the Trustees (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it). A notice of a meeting of Debentureholders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 11.

B-A-49

11.3     Chairman

            The Debentureholders present in person or represented by proxy shall choose an individual present to be the chairman of the meeting.

11.4     Quorum

            Subject to the provisions of Section 11.13, the quorum for a meeting of Debentureholders shall be two or more Debentureholders present in person or represented by proxy and owning or representing at least 25% of the aggregate principal amount of the Debentures then outstanding. If a quorum is not present within 30 minutes from the time fixed for the holding of a meeting, the meeting, if convened by the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Debentures then outstanding.

11.5     Power to Adjourn

            The chairman of a meeting at which a quorum of Debentureholders is present may, with the consent of the Holders of a majority of the aggregate principal amount of the Debentures present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6     Show of Hands

            Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

11.7     Poll

            On every resolution proposed to be passed as an Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Debentureholders or proxyholders for Debentureholders holding at least $10,000 principal amount of Debentures demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.

11.8     Voting

            On a show of hands, every Person who is present and entitled to vote, whether as a Debentureholder or as proxyholder for one or more Debentureholders or both, shall have one vote. On a poll, each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures held by such Debentureholder on the record date fixed for the meeting. A proxyholder need not be a Debentureholder. In the case of joint Holders of a Debenture, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote

B-A-50

together in respect of the Debentures of which they are joint Holders. Subject to the provisions of Section 11.9, in the case of Debentures held by a Person other than an individual, an officer or representative of such Person may vote the Debentures held by it unless there shall be more than one (1) officer or representative of such Person present at the meeting, and those officers or individuals present do not agree on how the Debentures may be voted, in which case a written proxy shall be required to determine who may vote the Debentures and how such Debentures are to be voted. In the case of a Global Debenture, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Debentureholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository's designation.

11.9     Regulations

            The Trustees, or the Corporation with the approval of the Trustees, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

    (a)
    voting by proxy by Debentureholders, the form of the instrument appointing a proxyholder (which shall be in writing) and the manner in which it may be executed, and the authority to be provided by any Person signing a proxy on behalf of a Debentureholder;

    (b)
    the deposit of instruments appointing proxyholders at such place as the Trustees, the Corporation or the Debentureholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

    (c)
    the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Corporation or to the Trustees at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

            Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the Holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Debentureholders and Persons whom registered Debentureholders have by instrument in writing duly appointed as their proxyholders.

11.10   Corporation and Trustee May Be Represented

            The Corporation and the Trustees, by their respective officers, directors and employees, and the legal advisers of the Corporation and the Trustees may attend any meeting of the Debentureholders, but shall have no voting rights.

11.11   Powers Exercisable by Unanimous Consent of Debentureholders

            The following powers of the Debentureholders shall be exercisable from time to time only with the consent of the Holder of each outstanding Debenture of each affected Series:

B-A-51

    (a)
    reduce the principal amount at maturity of, extend the fixed maturity of, or alter the redemption provisions of, such Debentures;

    (b)
    change the currency in which any Debentures or any Premium or accrued interest thereon is payable;

    (c)
    reduce the percentage in principal amount at maturity outstanding of such Debentures that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, Supplemental Indenture or such Debentures;

    (d)
    impair the right to institute suit for the enforcement of any payment on or with respect to such Debentures;

    (e)
    waive a default in payment with respect to such Debentures;

    (f)
    reduce the rate or extend the time for payment of interest on such Debentures;

    (g)
    affect the ranking of such Debentures in a manner adverse to the holder of the Debentures; or

    (h)
    make any changes to the Indenture, Supplemental Indenture or such Debentures that would result in the Corporation being required to make any withholding or deduction from payments made under or with respect to such Debentures.

11.12   Powers Exercisable by Debentureholders by Extraordinary Resolution

            Subject to the provisions of Sections 8.4 and 11.11 of this Indenture, the following powers of the Debentureholders shall be exercisable from time to time only by Extraordinary Resolution:

    (a)
    power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or any of them or the Trustees against the Corporation or against its property, whether such rights arise under this Indenture or the Debentures or otherwise, provided that such sanctioned actions are not prejudicial to the Trustees;

    (b)
    power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by the Corporation and to authorize the Trustees to concur in and execute any Supplemental Indenture embodying any modification, change, addition or omission;

    (c)
    power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with or into any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any transaction which is completed in compliance with the provisions of Section 10.1;

    (d)
    power to direct or authorize the Trustees to exercise any power, right, remedy or authority given to them by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

B-A-52

    (e)
    power to waive and direct the Trustees to waive any Event of Default and to cancel any declaration made by the Trustees pursuant to Section 8.3 either unconditionally or upon any condition specified in such Extraordinary Resolution;

    (f)
    power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest or Premium on any Debentures or for the purpose of executing any trust or power hereunder;

    (g)
    power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.6, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

    (h)
    power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other Securities of the Corporation; and

    (i)
    power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustees to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or otherwise as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Trustees. Such committee shall consist of such number of individuals as shall be prescribed in the resolution appointing it and the members need not be Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof nor the Trustees shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith.

            Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Debentureholders may be exercised or determined from time to time by Ordinary Resolution.

11.13   Meaning of Ordinary Resolution

            The expression "Ordinary Resolution" when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article 11 at which a quorum of the Debentureholders is present and passed by the affirmative votes of Debentureholders present in person or represented by proxy at the meeting who hold more than 50% of the aggregate principal amount of the Debentures voted in respect of such resolution.

B-A-53

11.14   Meaning of Extraordinary Resolution

            The expression "Extraordinary Resolution" when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article at which the Holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are present in person or represented by proxy and passed by the affirmative votes of Debentureholders present in person or represented by proxy at the meeting who hold not less than 66 2/3% of the aggregate principal amount of the Debentures voted in respect of such resolution.

            If, at any such meeting, the Holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman of the meeting. Notice of the time and place of such adjourned meeting shall be given to the Debentureholders in the manner specified in Article 12 at least 10 days prior to the date of the adjourned meeting. Such notice shall state that at the adjourned meeting the Debentureholders present in person or represented by proxy shall constitute a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Debentureholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed to be passed as an extraordinary resolution at such adjourned meeting and passed by the requisite vote as provided in this Section 11.13 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are not present in person or represented by proxy at such adjourned meeting.

11.15   Powers Cumulative

            Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Debentureholders may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time. No powers exercisable by the Debentureholders shall derogate in any way from the rights of the Corporation under or pursuant to this Indenture or any Debentures.

11.16   Minutes

            Minutes of all resolutions and proceedings at every meeting of Debentureholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustees at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.

11.17   Instruments in Writing

            All actions which may be taken and all powers which may be exercised by the Debentureholders at a meeting held as provided in this Article 11 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the outstanding Debentures, and the expressions "Ordinary Resolution" and "Extraordinary Resolution" when used in this Indenture shall include any instrument so signed.

B-A-54

11.18   Binding Effect of Resolutions

            Every resolution passed in accordance with the provisions of this Article 11 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 11.17 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and each of the Trustees (subject to the provisions for its remuneration, indemnification and protection herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

11.19   Serial Meetings

            If any business to be transacted at a meeting of Debentureholders or any action to be taken or power to be exercised by instrument in writing pursuant to Section 11.17 especially affects the rights of the Holders of Debentures of one or more Series in a manner or to an extent substantially differing from that in which it affects the rights of the Holders of Debentures of any other Series, then

    (a)
    reference to such fact, indicating the Debentures of each Series so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a "serial meeting";

    (b)
    the Holders of Debentures of a Series so especially affected shall not be bound by any action taken or power exercised at a serial meeting unless in addition to the other provisions of this Article 11

    (i)
    there are present in person or represented by proxy at such meeting Holders of at least 25% (or, for the purpose of passing an Extraordinary Resolution, at least 51%) of the aggregate principal amount of the Debentures of such Series then outstanding, subject to the provisions of this Article as to adjourned meetings, and

    (ii)
    the resolution is passed by the favourable votes of the Holders of more than 50% (or, in the case of an Extraordinary Resolution, not less than 66 2/3%) of the aggregate principal amount of Debentures of such Series voted on the resolution; and

    (c)
    the Holders of Debentures of a Series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 11.17 unless, in addition to the other provisions of this Article 11, such instrument is signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the Debentures of such Series then outstanding.

            Notwithstanding anything herein contained, any covenant or other provision contained herein which is expressed to be effective only so long as any Debentures of a particular Series remain outstanding may be modified by the required resolution or consent of the Holders of the Debentures of such Series in the same manner as if the Debentures of such Series were the only Debentures outstanding hereunder. In addition, if any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing does not adversely affect the rights of the Holders of Debentures of one or more particular Series, the provisions of this Article 11 shall apply as if the Debentures of such Series were not outstanding and no notice of any such meeting need be given to the Holders of Debentures of such Series.

B-A-55

11.20   Record Dates

            If the Corporation shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a Certified Resolution, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Certified Resolution.

            If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Debentures then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Debentures then outstanding shall be computed as of such record date.

11.21   Meetings U.S Dollar Debenture Holders

            A Supplemental Indenture under which U.S. Dollar Debentures are issued may include provisions relating to the acts of Holders and meetings applicable to the Holders of such U.S. Dollar Debentures and the U.S. Trustee

ARTICLE 12

NOTICES

12.1     Notice to the Corporation

            Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered to the Chief Financial Officer of the Corporation at 480, de la Cité Boulevard, Gatineau, Québec, J8T 8R3, or if sent by facsimile transmission (with receipt confirmed) to the attention of the Chief Financial Officer of the Corporation at (819) 561-7188, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Corporation may from time to time notify the Trustees of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Corporation for all purposes of this Indenture.

12.2     Notice to Debentureholders

            Unless otherwise expressly provided in this Indenture, any notice to Debentureholders under the provisions hereof shall be valid and effective if in the case of holders of registered Debentures or a Global Debenture, it is delivered, sent by electronic communication or mailed postage prepaid, addressed to such Debentureholders, at their addresses or electronic address, if any, appearing in any of the registers hereinbefore mentioned and, subject to this Section 12.2, shall be deemed to have been received at the time of delivery or sending by electronic communication or on the fifth (5th) Business Day after mailing. Any notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day. All notices to joint holders of any Debentures may be given to whichever one of the holders thereof is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of such Debenture. In the event of a postal disruption, notice to Debentureholders shall be given or sent by other appropriate means. Any notice to the Debentureholders who are not registered Holders shall be valid and effective and deemed to have been received by all such holders if published once in a newspaper of general circulation published in Toronto, Ontario, and such other cities, if any, at which Registers in respect of such Debentures are required to be kept.

B-A-56

12.3     Notice to the Trustee

            Any notice to the Trustees under the provisions hereof shall be valid and effective if delivered to an officer of the Canadian Trustee at ~~Suite 1101, 4 King~~320 Bay Street ~~West~~, 11th floor, Toronto, Ontario, M5H ~~1B~~4A6, Attention: ~~Service Trust Office~~Vice President, Transaction Management Group, or if sent by facsimile transmission (with receipt confirmed) to BNY Trust Company of Canada, Attention: Manager, Corporate Trust Services at (416) 360-1711, and to an officer of the U.S. Trustee at 101 Barclay Street, ~~21W~~4E, New York, New York, 10286, Attention: Corporate Trust Department, or if sent by facsimile transmission (with receipt confirmed) to The Bank of New York Mellon, Attention: Corporate Trust Department at (212) 815-5802, shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day. Either Trustee may from time to time notify the Corporation of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such Trustee for all purposes of this Indenture. No notice to either Trustee shall be deemed effective or validly given until it is actually received by the applicable Trustee.

12.4     When Publication Not Required

            If at any time a notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Corporation shall not be required to publish such notice in that city.

12.5     Waiver of Notice

            Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

ARTICLE 13

CONCERNING THE TRUSTEE

13.1     U.S. and Canadian Trustees

            It is the intent of this Indenture that the duties and obligations of the U.S. Trustee relate to the U.S Dollar Debentures and the Holders thereof, and that the duties and obligations of the Canadian Trustee relate to the Canadian denominated Debentures and the Holders thereof.

B-A-57

13.2     Corporate Trustees Required Eligibility

    (a)
    There shall be at all times a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein and, together with its parent, shall have a combined capital and surplus of at least $15,000,000. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Article 13, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 13.

    (b)
    The U.S. Trustee hereunder shall at all times satisfy the requirements of Sections 310(a)(~~i~~1), 310(a)(2) and 310(a)(5) of the Trust Indenture Act and, together with its parent, shall have a combined capital and surplus of at least U.S.$100,000,000 and have its Corporate Trust Office in New York City to the extent there is such an institution eligible and willing to serve. If such U.S. Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of U.S. federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 13.2 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section 13.2, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 13.

13.3     Certain Duties and Responsibilities of Trustees

    (a)
    In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Canadian Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a professional trustee would exercise in comparable circumstances and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Canadian Trustee as a fiduciary hereunder.

    (b)
    Except during the continuance of an Event of Default,

    (1)
    the Trustees undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

    (2)
    in the absence of bad faith on its part, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

    (c)
    In case an Event of Default has occurred and is continuing, the Trustees shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

B-A-58

    (d)
    No provision of this Indenture shall be construed to relieve the Trustees from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

    (1)
    this Subsection shall not be construed to limit the effect of Subsection 13.3(b)

    (2)
    the Trustees shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts;

    (3)
    the Trustees shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Debentures of such series; and

    (4)
    no provision of this Indenture shall require the Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 13.3 and Section 13.4.

            Either Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Debentureholders at whose instance it is acting to deposit with it Debentures held by them, for which Debentures such Trustee shall issue receipts.

            No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustees in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purposes of this Section 13.3, legal capacity includes, without limitation, the capacity to act as a fiduciary in such jurisdiction.

13.4     No Conflict of Interest

    (a)
    Each Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in such Trustee's role as a fiduciary hereunder. If at any time a material conflict of interest (including conflicting interest as defined in Section 310(b) of the Trust Indenture Act) exists in respect of either Trustee's role as a fiduciary under this Indenture that is not eliminated within 90 days after such Trustee becomes aware that such a material conflict of interest exists, such Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Corporation at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Debentures shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of either Trustee.

B-A-59

    (b)
    If at any time a Trustee fails to comply with the provisions of Section 13.4(a), such Trustee shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the other Trustee, and to the Holders in the manner provided for notices to the Holders in Section 12.2.

13.5     Conditions Precedent to Trustee's Obligation to Act

            Neither Trustee shall be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture. Neither Trustee shall be required to take notice of an Event of Default under this Indenture, other than in respect of payment of any money required by any provision of this Indenture to be paid to it, unless and until such Trustee has received notice in writing of such Event of Default by any Debentureholder or the Corporation or unless an officer of such Trustee has specific knowledge of such Event of Default. In the absence of receipt of such notice or knowledge, the Trustees may for all purposes of this Indenture assume that no Event of Default has occurred.

            The obligation of each Trustee to commence or continue any act, action or proceeding under this Indenture shall be subject to Section 13.3(d) and conditional upon its receipt of the following:

    (a)
    an Extraordinary Resolution, Ordinary Resolution, Debentureholders' Request, requisition in writing, or such other notice or direction as is applicable and as required pursuant to this Indenture, specifying the action or proceeding which the Trustee is requested, directed or authorized to take,

    (b)
    sufficient funds to commence or continue such act, action or proceeding, and

    (c)
    an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof except in the event of gross negligence or willful misconduct of such Trustee; and

    (d)
    at the Trustee's election, the Opinion of Corporation Counsel and Officer's Certificate under Section 13.13;

            The Trustees may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to other Holders, or that may involve the Trustee in personal liability

13.6     Resignation and Removal; Appointment of Successor

    (a)
    No resignation or removal of either Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 13.7.

    (b)
    Either Trustee may resign at any time by giving two months written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

B-A-60

    (c)
    Either Trustee may be removed at any time by an Extraordinary Resolution of the Debentureholders.

    (d)
    If at any time:

    (i)
    a Trustee shall fail to comply with the provisions of Section 13.4, or

    (ii)
    a Trustee shall cease to be eligible under Section 13.2 and shall fail to resign immediately in the case of the U.S. Trustee after written request therefor by the Corporation or by any Holder who has been a bona fide Debentureholder for at least six months in the case of the Canadian Trustee, or

    (iii)
    a Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Corporation by a Certified Resolution may remove such Trustee, or (ii) subject to Section 8.7, in the case of clause (1) above, a Debentureholder and any other interested party, and in the case of clauses (2) and (3) above, any Debentureholder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

    (e)
    If either Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Canadian Trustee or U.S. Trustee for any cause, the Corporation, by a Certified Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the outstanding Debentures delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 13.7, become the successor Trustee and supersede the successor Trustee appointed by the Corporation. If no successor Trustee shall have been so appointed by the Corporation or the Holders of the Debentures and so accepted appointment, the remaining Trustee or a Debentureholder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

    (f)
    The Corporation shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the remaining Trustee and to the Debentureholders as their names and addresses appear in the Registers. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

B-A-61

13.7     Acceptance of Appointment by Successor

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Corporation, the successor Trustee or the remaining Trustee, such retiring Trustee shall, upon payment of all amounts due it under Sections 6.9 and 13.18, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the claim provided for in Sections 6.9 and 13.18. Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and conforming to such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 13.

13.8     Trustees May Deal in Debentures

            The Trustees may buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

13.9     No Person Dealing with Trustees Need Inquire

            No Person dealing with the Trustees shall be required to inquire as to whether the powers that the Trustees are purporting to exercise have become exercisable, or whether any amount remains due upon the Debentures or to see to the application of any amount paid to the Trustees.

13.10   Investment of Money Held by Trustees

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder.

13.11   Trustees Not Required to Give Security

            The Trustees shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

13.12   Trustee Not Required to Possess Debentures

            All rights of action under this Indenture may be enforced by the Trustees without the possession of any of the Debentures or the production thereof on any trial or other proceedings relative thereto.

B-A-62

13.13   Evidence of Compliance

            Upon any application or demand by the Corporation to the Trustees to take any action under any of the provisions of this Indenture, the Corporation shall furnish to such Trustee an Officers Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Corporation Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

13.14   Form of Evidence

            Any Officers' Certificate or Opinion of Corporation Counsel may be based, insofar as it relates to any accounting matters, upon a certificate or opinion of, or representations by, the Corporation's Auditors or an accountant or another firm of accountants engaged by the Corporation, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such accounting matters are erroneous. Any certificate or opinion or any independent firm of chartered accountants filed with and directed to the Trustees shall contain a statement that such firm is independent. In addition, the Corporation shall comply with Section 314(c)(3) of the Trust Indenture Act.

            Evidence furnished to the Trustees with respect to compliance with a condition or covenant pursuant to Section 13.13, other than the Officers' Certificate required by Section 6.1(b) shall include:

    (a)
    a statement by the Person giving the evidence declaring that such Person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given,

    (b)
    a statement describing the nature and scope of the examination or investigation upon which the statements or opinions contained in the evidence are based,

    (c)
    a statement declaring that, in the belief of the Person giving the evidence, such Person has made such examination or investigation as is necessary to enable such Person to make the statements or give the opinions contained or expressed therein; and

    (d)
    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an opinion of Corporation Counsel may rely on an Officers' Certificate or certificates of public officials.

13.15   Certain Rights of Trustees

            Subject to the provisions of Section 13.3,

    (a)
    the Trustees may conclusively act and rely as to the truth of the statements and correctness of the opinions expressed in, shall not be bound to make any investigation into the facts or matters of, and shall be fully protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, statutory declaration, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

B-A-63

    (b)
    any request or direction of the Corporation shall be sufficiently evidenced by a request of the Corporation or order of the Corporation and any resolution of the Directors shall be sufficiently evidenced by a Certified Resolution;

    (c)
    whenever in the administration of this Indenture either Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely and act upon an Officers' Certificate;

    (d)
    either Trustee at the expense of the Corporation may consult with Trustee Counsel and such other experts and advisers as such Trustee believes is necessary to enable it to perform its duties hereunder, and the advice or opinion of such Trustee Counsel, experts or advisers shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

    (e)
    neither Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture unless such Debentureholders shall have offered to such Trustee at the discretion of the Trustee, sufficient funds or sufficient security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and provisions of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 13.15(e).

    (f)
    neither Trustee shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

    (g)
    the rights, privileges, protections, immunities and benefits given to the Trustees, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustees in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

    (h)
    each Trustee may request the Corporation deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

    (i)
    in no event shall either Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

B-A-64

    (j)
    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder, provided such appointment has been made with the prior written consent of the Corporation.

13.16   Merger, Conversion, Consolidation or Succession to Business

            Any corporation into which either Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 13, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

13.17   Action by Trustees to Protect Interests

            Each Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Debentureholders.

13.18   Protection of Trustees

            The Corporation hereby indemnifies and saves harmless each Trustee and its directors, officers and employees from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages, taxes (other than income or capital taxes), penalties and liabilities whatsoever brought against or incurred by such Trustee which it may suffer or incur as a result of or arising in connection with the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, except only in the event of the gross negligence, wilful misconduct, breach of fiduciary duty or bad faith of such Trustee. This indemnity shall survive the removal or resignation of a Trustee under this Indenture and the termination of this Indenture.

            Neither Trustee shall be liable for or by reason of any statements of fact in this Indenture or in the Debentures (except for the representations contained in Sections 13.4 and 13.19 and in the authentication of the Trustees on the Debentures) or required to verify such statements, and all such statements are and shall be deemed to be made by the Corporation.

            Neither Trustee shall be bound to give notice to any Person of the execution of this Indenture.

            Neither Trustee shall incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or in any Debentures or of any acts of the agents or employees of the Corporation.

            Neither Trustee nor any Affiliate of either Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

            Nothing in this Indenture shall impose on either Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

B-A-65

            Neither Trustee shall:

    (a)
    be responsible or liable for any debts contracted by it, for damages to Persons or property, for salaries, or for nonfulfillment of contracts in any period during which the Trustee is managing or in possession of assets of the Corporation,

    (b)
    be liable to account as mortgagee in possession or for anything other than actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable,

    (c)
    be bound to do, observe or perform or to see to the observance of performance by the Corporation of any obligations or covenants imposed upon the Corporation, or

    (d)
    in the case of any chattel paper, security or instrument, be obligated to preserve rights against any other Persons,

and the Corporation waives any provision of applicable law permitted to be waived by it which imposes higher or greater obligations upon either Trustee.

            The Trustees shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it.

            The Trustees shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

            The Trustees shall not be responsible for ensuring that the proceeds from the sale of Debentures are used in a manner contemplated by any prospectus pursuant to which such Debentures were offered or sold.

            The Trustees shall be entitled to rely on, and act upon any direction, order, notice, instruction or other communication provided to it hereunder which is sent to it by facsimile transmission.

13.19   Authority to Carry on Business

            The Canadian Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces of Canada. If the Canadian Trustee ceases to be authorized to carry on such business in any province of Canada, the validity and enforceability of this Indenture and the Debentures issued under this Indenture shall not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada the Canadian Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 13.6.

13.20   Trustees Not Liable in Respect of Depository

            The Trustees shall not have any liability whatsoever for

    (a)
    any aspect of the records relating to or payments made on account of beneficial ownership interests in the Debentures held by and registered in the name of a Depository,

B-A-66

    (b)
    maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or

    (c)
    any advice or representation made or given by or with respect to a Depository and made or given herein with respect to rules of such Depository or any action to be taken by a Depository or at the direction of a participant of a Depository.

13.21   Global Debentures

            Debentures issued to a Depository in the form of a Global Debenture shall be subject to the following:

    (a)
    the Trustees may deal with such Depository as the authorized representative of the beneficial owners of such Debentures;

    (b)
    the rights of the beneficial owners of such Debentures shall be exercised only through such Depository and shall be limited to those established by law and by agreement between the beneficial owners of such Debentures and such Depository or direct participants of such Depository;

    (c)
    such Depository will make book-entry transfers among the direct participants of such Depository and will receive and transmit distributions of principal, Premium and interest on the Debentures to such direct participants; and

    (d)
    the direct participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Debentures held on their behalf by such Depository, and such Depository may be treated by either Trustee and its agents, employees, officers and directors as the absolute owner of the Debentures represented by such Global Debenture for all purposes whatsoever.

13.22   Trustees Appointed Attorney

            The Corporation hereby irrevocably appoints the Canadian Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any documents and to do any acts and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Canadian Trustee, with full powers of substitution and revocation.

13.23   Acceptance of Trusts

            The Trustees hereby accept the trusts in this Indenture declared and provided for and agree to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Debentureholders from time to time, subject to the terms and conditions of this Indenture.

13.24   Preferential Collection of Claims Against Corporation

            The Trustees shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to 311(a) of the Trust Indenture Act to the extent indicated therein.

B-A-67

13.25   No Liability for Certain Deposited Monies

            The Trustees will bear no liability for monies deposited other than with the Trustees. The Trustees will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

ARTICLE 14

SUPPLEMENTAL INDENTURES

14.1     Supplemental Indentures

            From time to time the Trustees and, when authorized by a resolution of its Directors, the Corporation, may without the consent of any Debentureholder, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers Supplemental Indentures, which thereafter shall form part of this Indenture, for any one or more of the following purposes:

    (a)
    adding limitations or restrictions to be observed upon the amount or issue of Debentures hereunder, provided that such limitations or restrictions shall not be materially adverse to the interests of the Debentureholders;

    (b)
    adding to the covenants of the Corporation herein contained for the protection of the Debentureholders or providing for Events of Default in addition to those herein specified;

    (c)
    making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not adversely affect the interests of the Debentureholders;

    (d)
    providing for the issue, as permitted hereby, of Debentures of any one or more Series;

    (e)
    evidencing the succession, or successive successions, of successors to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

    (f)
    giving effect to any Extraordinary Resolution or Ordinary Resolution;

    (g)
    adding to, changing, or eliminating any of the provisions of this Indenture in respect of one or more Series of Debentures, provided that any such addition, change, or elimination (i) will neither (A) apply to any Debenture of any Series created prior to the execution of such Supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debenture with respect to such provision or (ii) will become effective only when there is no such Debenture outstanding; and

    (h)
    evidencing and providing for the acceptance of appointment by the U.S. Trustee with respect to the U.S. Dollar Debentures of one of more Series, and adding or changing any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by such U.S. Trustee.

B-A-68

            It shall not be necessary for the U.S Trustee to execute any Supplemental Indenture under which only Canadian denominated Debentures are issued.

            The Trustees may also, without the consent or concurrence of the Debentureholders, by Supplemental Indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it shall have been advised by the Corporation's Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any Supplemental Indenture, provided that the rights of the Debentureholders are in no way adversely affected thereby.

14.2     Effect of Supplemental Indentures

            Upon the execution of any Supplemental Indenture, this Indenture shall be modified in accordance therewith, such Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder of Debentures shall be bound thereby. Any Supplemental Indenture may contain terms which add to, modify or negate any of the terms contained in this Indenture, and to the extent that there is any difference between the terms of this Indenture and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Debentures to which such Supplemental Indenture relates and the corresponding terms contained in this Indenture shall not be applicable unless otherwise indicated in such Supplemental Indenture.

14.3     Execution of Supplemental Indentures

            In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Indenture or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Corporation Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

14.4     Reference in Securities to Supplemental Indentures

            Securities of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by such Trustee as to any matter provided for in such Supplemental Indenture.

ARTICLE 15

EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS

15.1     Evidence of Rights of Debentureholders

            Any instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing. Proof of the execution of any such instrument, or of a writing appointing any such attorney or of the holding by any Person of Debentures shall be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such instrument or writing are proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded at the place at which such certificate is made that the Person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, or in any other manner which the Trustees may consider adequate.

B-A-69

            The Trustees may, nevertheless, in their discretion, require further proof when they deem further proof desirable or may accept such other proof as they shall consider proper.

            The ownership of Debentures shall be proved by the Registers as herein provided.

ARTICLE 16

EXECUTION AND FORMAL DATE

16.1     Counterpart Execution

            This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

16.2     Formal Date

            For the purpose of convenience, this Indenture may be referred to as bearing the formal date of December 16, 2004, irrespective of the actual date of execution hereof.

B-A-70

            IN WITNESS WHEREOF the parties hereto have executed this Indenture.

~~BRASCAN POWER CORPORATION~~

BRP FINANCE ULC
By:	Name: ~~Donald Tremblay~~ Title: ~~Senior Vice President and Chief Financial Officer~~

BNY TRUST COMPANY OF CANADA, as Canadian Trustee
By:

THE BANK OF NEW YORK MELLON, as U.S. Trustee
By:

B-A-71

 SCHEDULE "A"

Form of                          % Debentures due                          (Series)
CUSIP
ISIN

No.             $

~~BRASCAN POWER CORPORATION~~
BRP FINANCE ULC
(Incorporated under the laws of             Alberta)

DEBENTURE

Issue Date
Stated Maturity
Interest Rate Per Annum	%
Interest Payment Dates	and in each year
Initial Interest Payment Date
Principal Amount	$

            ~~BRASCAN POWER CORPORATION~~BRP Finance ULC (the "Corporation") for value received hereby promises to pay to the registered holder hereof on the Stated Maturity, or on such earlier date as the Principal Amount may become due in accordance with the provisions of the Indenture (as defined below), on presentation and surrender of this Debenture, the Principal Amount in lawful money of                          at ]the Corporate Trust Office of the                          Trustee and ]to pay interest on the Principal Amount at the interest rate from the later of the Issue Date and the last Interest Payment Date on which interest has been paid or made available for payment on this Debenture, at the Corporate Trust Office of the                          Trustee, in like money ]                         on the Interest Payment Dates in each year, ]the first such payment to be payable on the Interest Payment Date, and if the Corporation at any time defaults in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, at the Corporate Trust Office of the                          Trustee and ]                         on the same dates. Prior to each Interest ]Payment Date, the Corporation (except in case of payment at maturity or on redemption at which time payment of interest will be made only upon surrender of this Debenture) shall mail to the registered address of the registered holder of this Debenture, or in the case of joint holders to the registered address of the joint holder first named in the register, a cheque for the interest, less any tax required by law to be deducted or withheld, payable to the order of such holder or holders and negotiable at par at any of the branches at which interest on this Debenture is payable. The mailing of such cheque shall satisfy and discharge the liability for interest upon this Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation.

            This Debenture is one of a series of the Debentures of the Corporation issued and to be issued under an amended and restated indenture (the "Indenture") dated as of                         , made ]among the Corporation, BNY Trust Company of Canada (the "Canadian Trustee") and The Bank of New York Mellon (the "U.S. Trustee", and together with the Canadian Trustee, the "Trustee"), as Trustee. The Indenture specifies the terms and conditions upon which the Debentures are issued or may be issued and held and the rights of the holders of the Debentures, the Corporation and the Trustee, all of which are incorporated by reference in this Debenture and to all of which the holder of this Debenture, by acceptance hereof, agrees.

B-A-72

            The Debentures may be issued in one or more series and without limitation as to aggregate principal amount, but only upon the terms and subject to the restrictions set out in the Indenture.

            At any time when the Corporation is not in default under the Indenture, the Corporation may purchase Debentures in the open-market or by tender or by private contract at any price.

            The Principal Amount may become or be declared due before the Stated Maturity on the conditions, in the manner, with the effect and at the times set forth in the Indenture.

            The Indenture contains provisions for the holding of meetings of Debentureholders and making resolutions passed at such meetings and instruments in writing signed by the holders of a specified majority of the Debentures outstanding binding on all Debentureholders, subject to the provisions of the Indenture.

            This Debenture may be transferred only upon compliance with the conditions prescribed in the Indenture on one of the registers kept at the principal offices of the Trustees in Toronto, Ontario and New York, New York and at such other place or places, if any, and by such other registrar or registrars, if any, as the Corporation may designate, by the registered holder hereof or the holder's legal representative or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar.

            This Debenture shall not become obligatory for any purpose until it shall have been certified by the manual signature of one of the Trustees under the Indenture.

            IN WITNESS WHEREOF ~~BRASCAN POWER CORPORATION~~BRP Finance ULC has caused this Debenture to be signed by                          and                         .]

~~BRASCAN POWER CORPORATION~~

BRP FINANCE ULC

B-A-73

(FORM OF TRUSTEES' CERTIFICATE OF AUTHENTICATION)

TRUSTEES' CERTIFICATE OF AUTHENTICATION

This Debenture is one of the Debentures referred to in the Indenture referred to above.

BNY TRUST COMPANY OF CANADA, as Canadian Trustee

By: Certifying Officer
or
THE BANK OF NEW YORK MELLON, as U.S. Trustee

By: Certifying Officer

(FORM OF REGISTRATION PANEL)
(NO WRITING HEREON EXCEPT BY THE TRUSTEES OR OTHER REGISTRAR)

DATE OF REGISTRY	IN WHOSE NAME REGISTERED	SIGNATURE OF TRUSTEE OR OTHER REGISTRAR

B-A-74

 APPENDIX "C"

FORM OF GUARANTEE

GUARANTEE

        THIS GUARANTEE is made as of the     day of            , 20    ,

BY:	, a [incorporated/formed] under the laws of
(the "Guarantor")
– and –
BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada
(the "Trustee")

RECITALS:

A.
The Borrower (as defined below), The Bank of New York Mellon and the Trustee have entered into an amended and restated trust indenture dated as of the date hereof (as amended, extended, restated, supplemented or otherwise modified from time to time, the "Indenture"), providing for the issuance of Debentures as therein described.

B.
The Borrower is [a subsidiary of the Guarantor/an affiliate of the Guarantor].

C.
The Guarantor will, directly or indirectly, benefit from the assumption by the Borrower of the obligations of Brookfield Renewable Power Inc. under the Trust Indenture and the issuance of Debentures thereunder from time to time and, accordingly, desires to execute this Guarantee.

NOW THEREFORE in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees with the Trustee as follows:

ARTICLE 1

INTERPRETATION

1.1   Definitions

        In this Agreement, all capitalized terms used and not defined in this Agreement will have the meanings given to such terms in the Indenture. In addition, the following terms will have the following meanings:

  1.1.1    "Additional Guarantor" means a "Guarantor" as that term is defined in the Indenture, other than the Guarantor under this Agreement;

  1.1.2    "this Agreement", "this Guarantee", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Guarantee as it may be supplemented, amended or restated from time to time, and not to any particular Article, section or other portion hereof;

  1.1.3    "Borrower" means            a corporation incorporated under the laws of Ontario, and its successors;

  1.1.4    "Event of Default" means the occurrence of any of the following:

    (a)
    any Event of Default under the Indenture;

    (b)
    failure on the part of the Guarantor to perform or comply with Section 5.6 of this Agreement;

    (c)
    failure on the part of the Guarantor to perform any other covenant or agreement of the Guarantor under this Agreement for the benefit of the Debentureholders, which failure continues for 60 days after written notice thereof is given to the Guarantor by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Debentures; or

    (d)
    failure on the part of the Guarantor to make payment of any amounts payable by it under this Agreement;

  1.1.5    "Guaranteed Obligations" means the principal of, premium, if any, and interest on all Debentures issued by the Borrower under the Indenture from time to time when and as the same shall become due and payable, whether at maturity, upon redemption, acceleration or otherwise, and all other obligations and liabilities owing by the Borrower to the Trustee under the Indenture, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency, under or in respect of the Indenture;

  1.1.6    "Guarantor Counsel" means legal counsel retained by the Guarantor;

  1.1.7    "Officers' Certificate" means a certificate of the [general partner of the] Guarantor signed by any two officers of [the general partner of] the Guarantor in their capacities as officers and not in their personal capacities; and

  1.1.8    "Proceedings" means any receivership, insolvency, proposal, bankruptcy, compromise, arrangement, winding-up, dissolution or other similar judicial proceedings.

1.2   Headings

        The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3   References to Articles and Sections

        Whenever in this Agreement a particular Article, section or other portion thereof is referred to, such reference pertains to the Article, section or portion thereof contained herein unless otherwise indicated.

1.4   Currency

        All amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5   Gender and Number

        In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.6    Invalidity of Provisions

        Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

1.7    Entire Agreement

        This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement.

1.8    Governing Law, Attornment

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Guarantor hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

ARTICLE 2

GUARANTEE

2.1   Guarantee

        The Guarantor unconditionally guarantees the due payment of all Guaranteed Obligations.

2.2   Continuing Guarantee

        The guarantee herein shall be a continuing guarantee of the payment of all the Guaranteed Obligations and shall apply to and secure any ultimate balance thereof due or remaining unpaid. The guarantee herein shall not be considered as wholly or partially satisfied by the intermediate payment or satisfaction at any time of all or any part of the Guaranteed Obligations.

ARTICLE 3

ENFORCEMENT OF GUARANTEE

3.1   Demand

        Upon the occurrence of an Event of Default, the Guarantor shall, on demand by the Trustee, forthwith pay to the Trustee all Guaranteed Obligations for which such demand was made.

3.2   Right to Immediate Payment or Performance

        The Trustee shall not be bound to make any demand on or to seek or exhaust its recourse against the Borrower or any other Person before being entitled to demand payment from the Guarantor and enforce its rights under this Agreement, and the Guarantor hereby renounces all benefits of discussion and division.

3.3   Trustee's Statement

        The statement in writing of the Trustee as to the amount payable hereunder shall be binding upon the Guarantor and conclusive against it in the absence of manifest error.

ARTICLE 4

PROTECTION OF TRUSTEE

4.1   Liability Absolute

        The liability of the Guarantor hereunder shall be absolute and unconditional and shall not be discharged, diminished or in any way affected by:

  4.1.1    any amalgamation, merger, consolidation or reorganization of the Borrower, the Guarantor or the Trustee, or any continuation of the Borrower, the Guarantor or the Trustee from the statute under which it now or hereafter exists to another statute, whether under the laws of the same jurisdiction or another jurisdiction;

  4.1.2    any change in the name, business, objects, capital structure, ownership, constating documents, by-laws or resolutions of the Borrower, the Guarantor or the Trustee, including without limitation any transaction (whether by way of transfer, sale or otherwise) whereby all or any part of the undertaking, property and assets of the Borrower, the Guarantor or the Trustee becomes the property of any other Person;

  4.1.3    any Proceedings of or affecting the Borrower, the Guarantor, the Trustee or any other Person, and any court orders made or action taken by the Borrower, the Guarantor, the Trustee or any other Person under or in connection with those Proceedings, whether or not those Proceedings or orders or that action results in any of the matters described in Section 4.2 occurring with or without the consent of the Trustee;

  4.1.4    any defence, counterclaim or right of set-off available to the Borrower; and

  4.1.5    any other circumstance which might otherwise constitute in whole or in part a defence available to, or a discharge of, the Guarantor, the Borrower or any other Person in respect of the Guaranteed Obligations or the liability of the Guarantor.

4.2   Dealings by Trustee

        The Trustee may from time to time in its absolute discretion, without discharging, diminishing or in any way affecting the liability of the Guarantor hereunder:

  4.2.1    enforce or take action under or abstain from enforcing or taking action under the Indenture, any other guarantee or any other agreement;

  4.2.2    renew all or any part of the Guaranteed Obligations or grant extensions of time or any other indulgences to the Borrower or to any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

  4.2.3    accept or make any compositions or arrangements with or release, discharge or otherwise deal with or abstain from dealing with the Borrower or any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

  4.2.4    in whole or in part prove or abstain from proving a claim of the Trustee in any Proceedings of or affecting the Borrower or any other Person; and

  4.2.5    agree with the Borrower, any other guarantor or any other Person to do anything described in Sections 4.2.1 to 4.2.4,

whether or not any of the matters described above occur alone or in connection with one or more other such matters.

ARTICLE 5

COVENANTS OF THE GUARANTOR

5.1   Limitations on Indebtedness

        The Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Funded Indebtedness unless, after giving effect thereto, the Funded Indebtedness of BREP, calculated on a consolidated basis, would not exceed 75% of Total Consolidated Capitalization.

5.2   Limitation on Liens

        The Guarantor will not create or permit to exist any lien on any present or future assets of the Guarantor to secure any borrowed money, or permit any of its Subsidiaries to create or permit to exist any lien on any present or future assets of such Subsidiary to secure any borrowed money, unless at the same time the Guaranteed Obligations are secured equally and ratably with such borrowed money, provided that this shall not apply to liens existing on the date hereof or Permitted Encumbrances. Upon being advised by the Guarantor in writing in an Officers' Certificate that security has been provided for the Guaranteed Obligations on an equal and ratable basis in connection with the grant to a third party of security for borrowed money and subsequently that such security to the third party has been released, the Trustee will forthwith release the security granted for the Guaranteed Obligations.

5.3   Limitation on Sale and Leaseback Transactions

        The Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

  (a)
  the Sale and Leaseback Transaction is entered into prior to, concurrently with, or within 180 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the relevant property, and the Guarantor or such

    Subsidiary applies within 60 days after the sale an amount equal to the net proceeds of the sale (i) to the repayment of Indebtedness which is pari passu to the Guaranteed Obligations, (ii) to the redemption of the Debentures, or (iii) to the reinvestment in its core business or the core business of the Borrower, an Additional Guarantor and/or any Subsidiary of the Borrower or any Additional Guarantor; or

  (b)
  the Guarantor or the Subsidiary could otherwise grant a security interest on the property as a Permitted Encumbrance.

5.4   Limitation on Distributions

        The Guarantor may not, and may not permit any of its Subsidiaries, to suffer to exist any encumbrance or restriction on the ability of any Subsidiary of the Guarantor: (i) to pay, directly or indirectly, dividends permitted by applicable law or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Guarantor or any other such Subsidiary; (ii) to make loans or advances to the Guarantor or any other such Subsidiary; or (iii) to transfer any or all of its property or assets to the Guarantor or any other such Subsidiary.

        Notwithstanding the foregoing, the Guarantor or any such Subsidiary may suffer to exist any such encumbrance or restriction (a) pursuant to any agreement in effect on the date hereof; (b) pursuant to an agreement relating to any Indebtedness incurred by any such Subsidiary prior to the date on which such Subsidiary was acquired by the Guarantor and outstanding on such date and not incurred in anticipation of becoming a Subsidiary of the Guarantor; (c) pursuant to an agreement relating to any Limited Recourse Indebtedness of the Guarantor or any such Subsidiary; or (d) pursuant to an agreement effecting a renewal, refunding or extension of Indebtedness incurred pursuant to an agreement referred to in clauses (a) through (c) of this paragraph, provided however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the board of directors of the [general partner] of the Guarantor.

5.5   Limitations on Debt and Preferred Stock of Subsidiaries

        The Guarantor will not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Indebtedness or issue any Preferred Stock except: (a) Inter-Company Indebtedness of such Subsidiary; (b) Preferred Stock issued to any one or more of the Guarantor, an Additional Guarantor or any Subsidiary of the Guarantor or an Additional Guarantor; (c) Limited Recourse Indebtedness of such Subsidiary; (d) Net Swap Exposure of such Subsidiary; (e) Capital Lease Obligations of such Subsidiary; (f) purchase money obligations of such Subsidiary; and/or (g) any other Indebtedness or Preferred Stock of such Subsidiary (in addition to the Indebtedness and Preferred Stock referred to in paragraphs (a) to (f)) if, after giving effect to such other Indebtedness or Preferred Stock, the aggregate consolidated amount of all Indebtedness and Preferred Stock of BREP that does not constitute Inter-Company Indebtedness, Preferred Stock issued to the Borrower, a Guarantor, an Additional Guarantor or any of their Subsidiaries, Limited Recourse Indebtedness, Net Swap Exposure, Capital Lease Obligations or purchase money obligations, would not exceed 5% of the Net Worth. For the purposes of this covenant, the assignment by the Guarantor to a third party of Inter-Company Indebtedness owing by a Subsidiary will be considered to be incurrence of Indebtedness by that Subsidiary.

5.6   Limitations Concerning Merger, Consolidations and Certain Asset Sales

        So long as any Debentures are outstanding, the Guarantor will not enter into any transaction, directly or indirectly through a Subsidiary of the Guarantor, whereby all or substantially all of the undertaking, property and assets of the Guarantor would become the property of any other Person (any such Person being herein referred to as a "Successor"), whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, provided that nothing contained in this Indenture will prevent any such transaction if:

  (a)
  the Successor shall have executed, prior to or contemporaneously with the consummation of any such transaction, an assumption of the obligations of the Guarantor under this Agreement, including the due and punctual payment of all amounts payable hereunder, and such other instruments as in the opinion of the Guarantor's Counsel are necessary or advisable to evidence the agreement of the Successor to observe and perform all the covenants and obligations of the Guarantor under this Indenture;

  (b)
  no condition or event shall exist as to the Guarantor or the Successor, either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after compliance by the Successor with the provisions of this Section 5.6, which constitutes or would constitute, after the giving of notice or lapse of time, or both, an Event of Default; and

  (c)
  the Guarantor shall have delivered to the Trustee an Opinion of the Guarantor Counsel and an Officers' Certificate stating that the conditions precedent in this Section 5.6 have been satisfied,

provided, however, the provisions of this Section 5.6 shall not be applicable to any transaction between or among any one or more of the Borrower, the Guarantor, an Additional Guarantor and/or any Subsidiary of any of them.

        Whenever the conditions of this Section 5.6 have been duly observed and performed, (i) the Person who was a party to this Agreement as Guarantor immediately prior to the transaction described in Section 5.6 shall be released and discharged from all liability under this Agreement, (ii) references to the Guarantor under this Agreement will thereafter refer to the Successor which has complied with the provisions of this Section 5.6, and (iii) the Trustee will execute and deliver any documents which it may be advised are necessary, desirable or advisable for effecting or evidencing such release and discharge.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1   Representations and Warranties

        The Guarantor represents and warrants to the Trustee as follows:

  6.1.1    it is duly created and existing under the laws of its jurisdiction of formation and has the power and capacity to own its properties and assets and to carry on its business as presently carried on by it;

  6.1.2    it has the power and capacity to enter into this Agreement and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

  6.1.3    it has taken all necessary corporate and, if applicable, partnership action to authorize the execution, delivery and performance of this Agreement;

  6.1.4    [there is no unanimous shareholder agreement which restricts, in whole or in part, the powers of the directors of the Guarantor to manage or supervise the business and affairs of the Guarantor]; [NTD: Applicable for corporate guarantors.]

  6.1.5    the entering into of this Agreement and the performance by the Guarantor of its obligations hereunder does not and will not contravene, breach or result in any default under the constating documents of the Guarantor or under any material mortgage, lease, agreement or other legally binding instrument, license, permit or law to which the Guarantor is a party or by which the Guarantor or any of its properties or assets may be bound and will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation of the Guarantor under any material mortgage, lease, agreement or other legally binding instrument of or affecting the Guarantor; and

  6.1.6    no authorization, consent or approval of, of filing with or notice to, any Person or governmental body is required in connection with the execution, delivery or performance of this Agreement by the Guarantor.

ARTICLE 7

DEFAULT

7.1   Judgment Against the Guarantor

        In case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against the Guarantor in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon.

7.2   Immunity of Shareholders, Directors and Officers

        The Trustee and the Holders by their acceptance of the Debentures hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director, officer or partner of the Guarantor or of any successor thereof for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Guarantor herein or in the Debentures contained.

7.3   Recourse

        Notwithstanding anything contained in this Guarantee or the Indenture to the contrary, the obligations of the Guarantor hereunder will be performed, satisfied and paid only out of, and enforced only against, and recourse will only be had against, the assets of the Guarantor. This Agreement and the obligations of the Guarantor hereunder will not be personally binding upon, and resort will not be had to, nor will recourse or satisfaction be sought from the private property of any of the limited partners of the Guarantor.

ARTICLE 8

MISCELLANEOUS

8.1   Incorporation by Reference

        The provisions of Articles 11 (Meetings of Debentureholders), 12 (Notices), 13 (Concerning the Trustee) and 14 (Supplemental Indentures) of the Trust Indenture shall apply mutatis mutandis to this Guarantee.

8.2   Payment of Costs and Expenses

        The Guarantor shall pay to the Trustee on demand all costs and expenses of the Trustee, its officers, employees and agents and any receiver or receiver-manager appointed by it or by a court in connection with this Agreement, including, without limitation, in connection with:

  8.2.1    any actual or proposed amendment or modification hereof or any waiver hereunder and all instruments supplemental or ancillary thereto;

  8.2.2    obtaining advice as to the Trustee's rights and responsibilities under this Agreement; and

  8.2.3    the defence, establishment, protection or enforcement of any of the rights or remedies of the Trustee under this Agreement including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, this Agreement;

and further including, without limitation, all of the reasonable fees, expenses and disbursements of the Trustee's lawyers, on a substantial indemnity basis, incurred in connection therewith and all sales or value-added taxes payable by the Trustee (whether refundable or not) on all such costs and expenses.

8.3   No Waiver

        No delay on the part of the Trustee in the exercise of any right, power or remedy hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Trustee of any right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Trustee permitted hereunder shall in any way impair or affect its rights, powers or remedies under this Agreement.

8.4   Successors and Assigns

        This Agreement shall be binding upon the Guarantor and its successors and enure to the benefit of the Trustee and its successors and assigns.

8.5   Copy Received

        The Guarantor acknowledges receipt of a copy of this Agreement.

        IN WITNESS WHEREOF the Guarantor has executed this Agreement as of the date first above written.

By:
Name: Title:

 APPENDIX "D"

PLAN OF ARRANGEMENT

FORM OF PLAN OF ARRANGEMENT
UNDER SECTION 182 OF THE
BUSINESS CORPORATIONS ACT (ONTARIO)
ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Plan of Arrangement, the following terms have the following meanings:

"Acquisition Note A" has the meaning ascribed to it under Section 2.2.10;

"Acquisition Note B" has the meaning ascribed to it under Section 2.2.10;

"Arrangement" means the arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 13.4 of the Combination Agreement or Article 5 of this Plan of Arrangement or made at the direction of the Court in the Final Order (with the consent of BRPI and the Fund, each acting reasonably);

"Arrangement Resolutions" means the Preferred Shareholder Arrangement Resolution and the Unitholder Arrangement Resolution;

"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement to be filed with the Director after the Final Order is made;

"BEM LP" means Brookfield Energy Marketing LP;

"Bermuda Holdco" means BRP Bermuda Holdings I Limited;

"Bond Assumption Note" has the meaning ascribed to it under Section 2.2.8;

"Bond Indenture" means the trust indenture dated December 16, 2004 between BRPI, BNY Trust Company of New York and BNY Trust Company of Canada, as supplemented, amended and restated from time to time;

"Bondholder Approval" means the approval by the holders of BRPI Bonds, in accordance with the Bond Indenture, of the completion of the following as at the Effective Time: (i) the assumption of the obligations of BRPI under the Bond Indenture and the BRPI Bonds by Finco; (ii) the substitution of Finco for BRPI as the issuer of the BRPI Bonds; (iii) the release of BRPI of all of its obligations under the BRPI Bonds and the Bond Indenture; and (iv) the amendment of the Bond Indenture to reflect the foregoing and certain additional changes.

"Book Entry System" has the meaning ascribed to it under Section 4.3;

"BRELP" means Brookfield Renewable Energy L.P.;

"BRELP Class A LP Units" means Class A limited partnership units of BRELP;

"BRELP RE LP Units" means redeemable partnership units of BRELP;

"BREP" means Brookfield Renewable Energy Partners L.P.;

"BREP LP Units" means limited partnership units of BREP;

"Brookfield" means Brookfield Asset Management Inc.;

"BPUSHA" means Brookfield Power US Holding America Co.;

"BRP Canada" means Brookfield BRP Canada Corp., formerly Highvale Power Corporation;

"BRP Equity" means Brookfield Renewable Power Preferred Equity Inc.;

"BRP Equity Preferred Shares" means the issued and outstanding Class A preference shares in the capital of BRP Equity;

"BRPI" means Brookfield Renewable Power Inc.;

"BRPI Bonds" means all outstanding bonds issued by BRPI pursuant to the Bond Indenture, namely the Series 3 Bonds, the Series 4 Bonds, the Series 6 Bonds and the Series 7 Bonds;

"BRPT" means Brookfield Renewable Power Trust;

"BRPT Indenture" means the trust agreement dated as of September 29, 1999, as amended on April 28, 2003, May 12, 2009 and on May 13, 2011, pursuant to which BRPT was created, as the same may be amended or restated from time to time;

"Business Day" means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York;

"Canadian Assets" means the assets set forth on Appendix I to this Plan of Arrangement;

"Canadian Resident" means a resident of Canada for purposes of the Tax Act, and includes a partnership all of the members of which are Canadian Residents;

"CanHoldco" means Brookfield BRP Holdings (Canada) Inc.;

"CanHoldco Unit Note" has the meaning ascribed to it under Section 2.2.17;

"CanUSHoldco" means Brookfield BRP Holdings (US) Inc.;

"CBCA" means the Canada Business Corporations Act;

"CDS" means CDS Clearing and Depository Services Inc.;

"CDS Participant" has the meaning ascribed to it under Section 4.4;

"Certificate" means the certificate to be endorsed on the Articles of Arrangement by the Director pursuant to section 183(2) of the OBCA;

"Code" means the United States Internal Revenue Code of 1986;

"Combination Agreement" means the combination agreement dated as of September 12, 2011 between BRPI, the Fund, BRPT and BREP and the Disclosure Letter, as the same may be amended and/or restated from time to time in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

"Court" means the Ontario Superior Court of Justice (Commercial List);

"Director" means the Director appointed pursuant to Section 278 of the OBCA;

"Disclosure Letter" means the letter dated the date of the Combination Agreement from BRPI to the Fund and BRPT in respect of the representations, warranties and covenants of BRPI under the Combination Agreement;

"Dissent Rights" has the meaning ascribed to it under Section 3.1;

"Dissenting Securityholder" means a Securityholder who has duly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of Securities in respect of which Dissent Rights are validly exercised by such Securityholders;

"Effective Date" means the date shown on the Certificate giving effect to the Arrangement;

"Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date;

"Election Agent" means the agent appointed by BREP to receive notifications from Eligible Unitholders of their intention to make an election under subsection 97(2) of the Tax Act (and, where applicable, the analogous provisions of provincial or territorial income tax law) and to receive, sign and return the necessary prescribed election forms to former beneficial holders of Fund Units on behalf of the general partner of BREP as described in Section 2.4;

"Eligible Unitholder" has the meaning ascribed to it under Section 2.4;

"Energy Revenue Agreement" means the power purchase agreement between BEM LP and BPUSHA to be entered into on or before the Effective Date, substantially in the form attached to the Disclosure Letter;

"Final Order" means the final order of the Court pursuant to Section 182(5) of the OBCA approving the Arrangement, as such order may be amended by the Court (with the consent of BRPI and the Fund, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment shall be acceptable to BRPI and the Fund, each acting reasonably) on appeal;

"Final Tranche Units" has the meaning ascribed to it under Section 2.2.36;

"Final Unitholders" means the first 175 Unitholders that would be named on a list of Unitholders made in reverse rank order of number of Fund Units held who: (i) are not Canadian Residents; (ii) hold at least 100 Fund Units at the commencement of the Arrangement; and (iii) have not executed a trade in respect of their Fund Units on or before the disposition of their Fund Units pursuant to the Arrangement; provided that in determining such reverse rank order, if there are Unitholders that own the same number of Fund Units, those Unitholders will be ranked in alphabetical order;

"Finco" means BRP Finance ULC;

"Fund" means Brookfield Renewable Power Fund;

"Fund Units" means the issued and outstanding interests in the Fund, represented by trust units;

"GLPL" means Great Lakes Power Limited;

"GLPL Agreement Amendment" means the amendment to the agreement between BRPI and BRPT dated July 6, 2009, as amended on September 7, 2011, to be entered into on or before the Effective Date, substantially in the form attached to the Disclosure Letter;

"HB LP" means BRP Canada L.P.;

"Interim Order" means the interim order of the Court contemplated by Section 2.2 of the Combination Agreement and made pursuant to Section 182(5) of the OBCA providing for, among other things, the calling and holding of the Meetings, as the same may be amended by the Court (with the consent of BRPI and the Fund, each acting reasonably);

"Liens" means any hypothecations, mortgages, liens, charges, security interests, pledges, claims, encumbrances and adverse rights or other claims;

"Lux Holdco" means BRP Luxembourg Holdings I S.a. r.l.;

"Meetings" means the Preferred Shareholder Meeting and the Unitholder Meeting.

"MPT" means Mississagi Power Trust;

"MPT Master Power Purchase and Sale Agreement Amendment" means the amendment to the master power purchase and sale agreement between MPT and BEM LP dated November 27, 2003, as amended on July 6, 2009, to be entered into on or before the Effective Date, substantially in the form attached to the Disclosure Letter;

"New Luxco" means BRP Luxembourg Holdings II S.a. r.l.;

"Note A" has the meaning ascribed to it under Section 2.2.1;

"Note B" has the meaning ascribed to it under Section 2.2.3;

"Notification Deadline" has the meaning ascribed to it under Section 2.4;

"OBCA" means the Business Corporations Act (Ontario);

"Parties" means, collectively, BRPI, the Fund, BRPT and BREP and any other Person who may become a party to the Combination Agreement, and "Party" means any one of them;

"Penultimate Tranche Units" has the meaning ascribed to it under Section 2.2.32;

"Person" means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

"Plan of Arrangement" "hereof", "hereunder" and similar expressions means this plan of arrangement including the appendices hereto and any agreement or instrument supplementary or ancillary hereto and any amendments or variations hereto or thereto made in accordance with Section 13.4 of the Combination Agreement and Article 5 of this Plan of Arrangement or upon the direction of the Court in the Final Order (with the consent of BRPI and the Fund, each acting reasonably);

"Preferred Shareholder Approval" means the approval of the Preferred Shareholder Arrangement Resolution by at least two-thirds of the votes cast by Preferred Shareholders present in person or represented by proxy at the Preferred Shareholder Meeting;

"Preferred Shareholder Arrangement Resolution" means the special resolution approving the Arrangement to be considered at the Preferred Shareholder Meeting substantially in the form of Schedule A to the Combination Agreement;

"Preferred Shareholder Meeting" means the special meeting of Preferred Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Preferred Shareholder Arrangement Resolution;

"Preferred Shareholders" means the holders of BRP Equity Preferred Shares;

"Public Fund Units" has the meaning ascribed to it under Section 2.2.34;

"Resident Units" has the meaning ascribed to it under Section 2.2.30;

"Secured Note Indenture" means the amended and restated secured note indenture dated November 17, 1999 between BRPT and CIBC Mellon Trust Company, as amended on December 17, 2010, as the same may be supplemented, amended and restated from time to time;

"Secured Notes" means all outstanding secured notes that were issued by BRPT pursuant to the Secured Note Indenture;

"Security" means a Fund Unit or a BRP Equity Preferred Share;

"Securityholder" means a Unitholder or a Preferred Shareholder;

"Series 3 Bonds" means the 5.25% medium term notes, Series 3, due 2018, issued on November 1, 2006 pursuant to the second supplemental indenture relating to the Bond Indenture, dated October 27, 2006;

"Series 4 Bonds" means the 5.84% medium term notes, Series 4, due 2036, issued on November 1, 2006 pursuant to the second supplemental indenture relating to the Bond Indenture, dated October 27, 2006;

"Series 6 Bonds" means the 6.132% notes, Series 6, due 2016, issued on November 30, 2009 pursuant to the fourth supplemental indenture relating to the Bond Indenture, dated November 27, 2009;

"Series 7 Bonds" means the 5.14% medium term notes, Series 7, due 2020, issued on October 13, 2010 pursuant to the fifth supplemental indenture relating to the Bond Indenture, dated October 13, 2010;

"Tax Act" means the Income Tax Act (Canada);

"Toll LP" means GLPT Toll LP;

"Toll LP Agreement Amendment" means the amendment to the agreement between GLPL and Toll LP dated July 6, 2009, as amended on September 7, 2011, to be entered into on or before the Effective Date, substantially in the form attached to the Disclosure Letter;

"Transfer Agent" means CIBC Mellon Trust Company;

"Trust Indenture" means the trust indenture dated September 14, 1999, as amended and restated on October 27, 1999, and further amended on April 28, 2003 and May 13, 2011, pursuant to which the Fund was created, as the same may be amended or restated from time to time;

"Unitholder Arrangement Resolution" means the special resolution approving the Arrangement to be considered at the Unitholder Meeting substantially in the form of Schedule B to the Combination Agreement;

"Unitholder Meeting" means the special meeting of Unitholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Unitholder Arrangement Resolution; and

"Unitholders" means the holders of Fund Units.

1.2   Appendices

        The following appendices are annexed to this Plan of Arrangement and are incorporated by reference into this Plan of Arrangement and form a part thereof:

    Appendix I        –        Canadian Assets

1.3   Sections and Headings

        The division of this Plan of Arrangement into Articles and Sections and the inclusion of headings in this Plan of Arrangement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.4   Interpretation

        In this Plan of Arrangement, unless the context otherwise requires:

  1.4.1    words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

  1.4.2    (i) the words "include", "includes", "including", or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and (ii) the phrases "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning mean "the aggregate (or total or sum), without duplication, of";

  1.4.3    references to any Person include such Person's successors and permitted assigns;

  1.4.4    except as otherwise provided in this Plan of Arrangement, any reference in this Plan of Arrangement to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

  1.4.5    except as otherwise provided in this Plan of Arrangement, any reference to this Plan of Arrangement or any other agreement, document or instrument shall be construed as a reference to this Plan of Arrangement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified and will include all schedules to it;

  1.4.6    in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

  1.4.7    except where otherwise expressly provided, all references to dollars or to $ in this Plan of Arrangement are expressed in United States currency.

ARTICLE 2

ARRANGEMENT

2.1   Binding Effect

        This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on: (i) BRPI; (ii) the Fund (including the trustee under the Trust Indenture); (iii) BRPT (including the trustees under the BRPT Indenture); (iv) BREP; (v) BRELP; (vi) MPT; (vii) BEM LP; (viii) GLPL; (ix) Toll LP; (x) BPUSHA; (xi) Finco; (xii) the holders of BRPI Bonds and all beneficial holders of BRPI Bonds; (xiii) the trustees under the Bond Indenture; (xiv) CanHoldco; (xv) Brookfield Power Brazil US LLC; (xvi) Bermuda Holdco; (xvii) CanUSHoldco; (xviii) Lux Holdco; (xix) HB LP; (xx) the trusts and partnerships owned by BRPT referred to in Section 2.2.20; (xxi) BRP Equity; (xxii) the security trustee under the guarantees in respect of the BRP Equity Preferred Shares; (xxiii) BRP Canada; (xxiv) all Securityholders and all beneficial owners of Securities; (xxv) the Transfer Agent; and (xxvi) the trustee under the Secured Note Indenture; provided however, that the steps that are specified to occur after the Effective Time shall be deemed to occur at the time and on the dates so specified herein.

2.2   Arrangement

        Commencing at the Effective Time, each of the following steps shall occur and shall be deemed to occur in the following order and where specified to occur at a specific time or subsequent date, at such time or date as specified, without any further act or formality except as otherwise provided herein:

  Stage 1 — Certain Pre-Conversion Reorganization Transactions, Including Transfer of Assets to CanHoldco

  2.2.1    BRPI will transfer for value Cdn$139 million to BRPT in exchange for an interest bearing demand promissory note in the amount of Cdn$139 million issued by BRPT to BRPI ("Note A");

  2.2.2    BRPT will transfer for value Cdn$139 million to MPT in exchange for units of MPT having a fair market value equal to Cdn$139 million;

  2.2.3    BRPI will transfer for value Cdn$153.3 million to BRPT in exchange for an interest bearing demand promissory note in the amount of Cdn$153.3 million issued by BRPT to BRPI ("Note B");

  2.2.4    The MPT Master Power Purchase and Sale Agreement Amendment will become effective and pursuant thereto MPT will transfer for value Cdn$139 million to BEM LP;

  2.2.5    The Toll LP Agreement Amendment will become effective and in respect of the additional payments to be made thereunder, GLPL will issue a subordinate non-interest bearing demand promissory note in the amount of Cdn$153.3 million to Toll LP;

  2.2.6    The GLPL Agreement Amendment will become effective and pursuant thereto BRPT will transfer for value Cdn$153.3 million to BRPI;

  2.2.7    The Energy Revenue Agreement will become effective;

  2.2.8    Finco will assume the obligations of BRPI under the Bond Indenture and the BRPI Bonds, including accrued interest, and as consideration therefor, BRPI will issue an interest-bearing demand promissory note in the amount of the United States dollar equivalent of Cdn$1.1 billion plus accrued interest (the "Bond Assumption Note") to Finco;

  2.2.9    Finco will transfer the Bond Assumption Note to CanHoldco in exchange for an interest bearing subordinated demand promissory note in the amount of Cdn$1.1 billion plus the accrued interest amount noted in step 2.2.8 issued by CanHoldco to Finco;

  2.2.10    BRPI will transfer:

    (i)
    all of its equity interests in New Luxco;

    (ii)
    all of its interests in the Canadian Assets;

    (iii)
    all of its equity interests in BRP Canada;

    (iv)
    Note A; and

    (v)
    Note B;

    to CanHoldco and as consideration therefor, CanHoldco will pay $2.993 billion to BRPI, payable as follows: (A) an interest bearing subordinated demand promissory note in the amount of the United States dollar equivalent of Cdn$1.1 billion plus the accrued interest amount noted in step 2.2.8 issued by CanHoldco to BRPI (the "Acquisition Note A"); (B) an interest bearing subordinated demand promissory note in the amount of $660 million issued by CanHoldco to BRPI (the "Acquisition Note B"); and (C) common shares of CanHoldco having a fair market value equal to the remainder;

  2.2.11    The obligations owing by BRPI to CanHoldco pursuant to the Bond Assumption Note and the obligations owing by CanHoldco to BRPI pursuant to the Acquisition Note A will be set-off and those notes will be cancelled;

  2.2.12    CanHoldco will transfer to CanUSHoldco all of its equity interests in New Luxco in exchange for common shares of CanUSHoldco having a fair market value equal to the fair market value of the equity interests in New Luxco;

  2.2.13    CanUSHoldco will transfer to Lux Holdco all of its equity interests in New Luxco in exchange for common shares of Lux Holdco having a fair market value equal to the fair market value of the equity interests in New Luxco;

  2.2.14    If the Bondholder Approval is obtained: (i) Finco will be substituted for BRPI as the issuer of the BRPI Bonds; (ii) BRPI will be released from all of its obligations under the BRPI Bonds and the Bond Indenture; (iii) CanHoldco, Bermuda Holdco, BREP and BRELP will guarantee the obligations of Finco under the Bond Indenture; and (iv) the amendment of the Bond Indenture to reflect the foregoing and certain additional changes will become effective;

  2.2.15    Brookfield Power Brazil US LLC will transfer for value $5 million to Bermuda Holdco in exchange for shares of Bermuda Holdco having a fair market value equal to $5 million;

  Stage 2 — Transfer of Assets to BRELP and Certain Pre-Conversion Steps

  Commencing at 12:01 a.m. (Toronto time) on the date that is two days after the date on which step 2.2.15 has been completed, each of the following steps shall occur in the following order except as otherwise provided herein:

  2.2.16    BEM LP will transfer to BRELP all of its equity interests in CanHoldco in exchange for BRELP RE LP Units having a fair market value equal to the fair market value of the equity interests in CanHoldco;

  2.2.17    BRPI will transfer to BRELP (i) all its equity interests in CanHoldco, and (ii) the Acquisition Note B, in exchange for the issuance by BRELP to BRPI of (A) a non-interest bearing convertible demand promissory note in the amount of $764 million ("CanHoldco Unit Note"), and (B) BRELP RE LP Units having a fair market value equal to the amount by which the fair market value of the equity interests in CanHoldco exceeds $764 million;

  2.2.18    BRPI will transfer to HB LP the CanHoldco Unit Note in exchange for limited partnership units of HB LP having a fair market value equal to $764 million;

  2.2.19    The CanHoldco Unit Note will be converted into $764 million of BRELP RE LP Units issued to HB LP;

  2.2.20    The limited partnership agreements of Carmichael Limited Partnership and GLPT Toll LP and the declarations of trust of MPT and GNE Trust will be amended in order to (i) provide for the allocation to BRPT of income or loss of those partnerships up to the occurrence of step 2.2.21, and (ii) permit the distribution to BRPT of undistributed income or capital gains from those trusts up to the occurrence of step 2.2.21;

  2.2.21    MPT and GNE Trust will distribute to BRPT any undistributed income and capital gains realized by those trusts in the current taxation year up to the occurrence of this step;

  2.2.22    The BRPT Indenture and the Trust Indenture will be amended to the extent necessary to facilitate the Arrangement as provided herein;

  2.2.23    If Preferred Shareholder Approval is obtained: (i) the articles of incorporation of BRP Equity with respect to the BRP Equity Preferred Shares will be amended to the extent necessary to facilitate the Arrangement; (ii) the existing guarantees of the Fund in respect of the BRP Equity Preferred Shares will be deemed to have been released; and (iii) new guarantees of BREP, BRELP, CanHoldco and Bermuda Holdco will be delivered in respect of the BRP Equity Preferred Shares;

  2.2.24    If Preferred Shareholder Approval is not obtained, on the dissolution of the Fund in step 2.2.41, all of the BRP Equity Preferred Shares will be redeemed in accordance with their terms without giving notice to and without the consent of the holders of BRP Equity Preferred Shares;

  2.2.25    The accrued and unpaid interest on any indebtedness of BRPT owed to the Fund (including the Secured Notes) will be paid to the Fund;

  2.2.26    BRPT will distribute any undistributed current year income and capital gains to the Fund;

  2.2.27    The Fund will distribute any undistributed current year income and capital gains to Unitholders;

  Stage 3 — Commencement of Fund Conversion

  Commencing at 4:30 p.m. (Toronto time) on the date on which step 2.2.27 has been completed, each of the following steps shall occur five minutes apart in the following order except as otherwise provided herein:

  2.2.28    The Secured Notes will be settled in consideration for the issuance of additional units of BRPT to the Fund having a fair market value equal to the principal amount of the Secured Notes;

  2.2.29    The Secured Note Indenture will be cancelled;

  2.2.30    Unitholders that are Canadian Residents, other than BRP Canada, will transfer all their Fund Units (the "Resident Units") to BREP in exchange for BREP LP Units on the basis of one BREP LP Unit for each Resident Unit so transferred; provided however, that this step 2.2.30 and step 2.2.31 will occur in one or more tranches as necessary so that the BREP LP Units will at no time derive more than 50% of their fair market value, directly or indirectly, from one or any combination of: (i) real or immovable property situated in Canada; (ii) Canadian resource properties; (iii) timber resource properties; and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (i) to (iii), whether or not the property exists (all within the meaning of the Tax Act);

  2.2.31    BREP will transfer the Resident Units acquired in Section 2.2.30 (if applicable, on a tranche-by-tranche basis as each tranche of Resident Units is acquired by BREP) to BRELP in exchange for BRELP Class A LP Units having a fair market value equal to the fair market value of the Resident Units (if applicable, to be issued on a tranche-by-tranche basis as each tranche of Resident Units is transferred from BREP to BRELP);

  Stage 4 — Completion of Fund Conversion

  Commencing at 12:01 a.m. (Toronto time) on the date following the date on which steps 2.2.30 and 2.2.31 have been completed, each of the following steps shall occur five minutes apart in the following order except as otherwise provided herein:

  2.2.32    Unitholders that are not Canadian Residents (other than the Final Unitholders) will transfer all their Fund Units (the "Penultimate Tranche Units") to BREP in exchange for BREP LP Units on the basis of one BREP LP Unit for each Penultimate Tranche Unit so transferred;

  2.2.33    BREP will transfer the Penultimate Tranche Units to BRELP in exchange for BRELP Class A LP Units having a fair market value equal to the fair market value of the Penultimate Tranche Units;

  2.2.34    BRELP will transfer the Resident Units and the Penultimate Tranche Units (collectively, the "Public Fund Units") to CanHoldco in exchange for common shares of CanHoldco having a fair market value equal to the fair market value of the Public Fund Units;

  2.2.35    CanHoldco will transfer the Public Fund Units to BRP Canada in exchange for common shares of BRP Canada having a fair market value equal to the fair market value of the Public Fund Units;

  2.2.36    The Final Unitholders will transfer all their Fund Units (the "Final Tranche Units") to BREP in exchange for BREP LP Units on the basis of one BREP LP Unit for each Final Tranche Unit so transferred;

  2.2.37    BREP will transfer the Final Tranche Units to BRELP in exchange for BRELP Class A LP Units having a fair market value equal to the fair market value of the Final Tranche Units;

  2.2.38    BRELP will transfer the Final Tranche Units to CanHoldco in exchange for common shares of CanHoldco having a fair market value equal to the fair market value of the Final Tranche Units;

  2.2.39    CanHoldco will transfer the Final Tranche Units to BRP Canada in exchange for common shares of BRP Canada having a fair market value equal to the fair market value of the Final Tranche Units;

  2.2.40    BRPT will be dissolved and its assets and liabilities shall be distributed to, or assumed by, the Fund; and

  2.2.41    The Fund will be dissolved and its assets and liabilities shall be distributed to, or assumed by, BRP Canada.

2.3   Issuance of BREP LP Units

        Upon the exchange of Fund Units for BREP LP Units pursuant to Section 2.2:

  2.3.1    Each former registered Unitholder (other than BRP Canada and Dissenting Securityholders that have properly exercised their Dissent Rights and who are ultimately entitled to be paid fair value for their Fund Units) shall cease to be the holder of the Fund Units so exchanged and the name of each such Unitholder shall be removed from the register of Unitholders; and

  2.3.2    Each such registered Unitholder shall become the holder of BREP LP Units exchanged for the Fund Units by such Unitholder and shall be added to the register of holders of BREP LP Units in respect thereof.

2.4   Tax Elections

        Each former beneficial owner of Fund Units who is a Canadian Resident (other than any such owner who is exempt from Part I tax under the Tax Act or, in the case of a Canadian Resident that is a partnership, other than a partnership all of the members of which are exempt from such tax) (an "Eligible Unitholder") and who has notified the general partner of BREP or its agent for this purpose (the "Election Agent") of its intention to make such election by sending an email notification to the following email address tax@brpfund.com or by telephone confirmation by calling (819) 561-8646 on or before December 31, 2011 (the "Notification Deadline") shall be entitled to make an income tax election pursuant to subsection 97(2) of the Tax Act (and, where applicable, the analogous provisions of provincial or territorial income tax law) with respect to the transfer of its

Fund Units to BREP and receipt of the BREP LP Units by providing two signed copies of the necessary prescribed election form(s) to the general partner or the Election Agent, as the case may be, no later than February 29, 2012, duly completed with the required information concerning the former beneficial owner of Fund Units and the details of the number of Fund Units transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the Tax Act (and applicable provincial or territorial income tax law), the forms will be signed by the general partner of BREP on behalf of all of the members of BREP or the Election Agent, as the case may be, and one copy thereof shall be returned to such former beneficial owner of Fund Units within 30 days after the receipt thereof by the general partner of BREP or the Election Agent, as the case may be, for filing with the Canada Revenue Agency (or the applicable provincial or territorial taxing authority) by such former beneficial owner. Neither the general partner of BREP nor the Election Agent, as the case may be, will be responsible for the proper completion of any election form and, except for the obligation to return (within 30 days after the receipt thereof by the general partner of BREP or the Election Agent, as the case may be) duly completed election forms which are received by the general partner of BREP or the Election Agent, as the case may be, on or before February 29, 2012, neither the general partner of BREP nor the Election Agent will be responsible for any taxes, interest or penalties resulting from the failure by a former beneficial owner of Fund Units to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial or territorial legislation). An Eligible Unitholder that is a trust will be required to file the completed election forms with the Canada Revenue Agency (or the applicable provincial or territorial taxing authority) within 90 days of the end of its taxation year in which the Arrangement is completed. Accordingly, such Eligible Unitholders should provide the election forms to the managing general partner of BREP or the Election Agent, as the case may be, sooner than February 29, 2012 in order to avoid late filing penalties.

ARTICLE 3

RIGHTS OF DISSENT

3.1   Rights of Dissent

        Registered Securityholders may exercise rights of dissent in connection with the Arrangement pursuant to and in the manner set forth in section 190 of the CBCA, as though, in the case of Unitholders, their Fund Units were shares of a corporation governed by the CBCA, as modified by the Interim Order and this Section 3.1 ("Dissent Rights"); provided that, notwithstanding subsection 190(5) of the CBCA, the written objection referred to in subsection 190(5) of the CBCA to the Unitholder Arrangement Resolution or the Preferred Shareholder Arrangement Resolution must be received by the Fund or BRP Equity, as applicable, not later than 4:00 p.m. (Toronto time) on the Business Day preceding the applicable Meeting (or any adjournment or postponement thereof). Dissenting Securityholders who duly exercise their Dissent Rights and who:

  3.1.1    are ultimately determined to be entitled to be paid fair value for their Securities, shall be deemed to have transferred such Securities to BREP or BRP Equity, as the case may be, for cancellation as of the Effective Time, without any further act or formality and free and clear of any Liens; or

  3.1.2    are ultimately determined not to be entitled, for any reason, to be paid fair value for their Securities, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Securityholder on the basis determined in accordance with Section 2.2.

3.2   Recognition of Dissenting Securityholders

  3.2.1    In no circumstances shall the Fund, BRP Equity or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Securities in respect of which such rights are sought to be exercised.

  3.2.2    For greater certainty, in no case shall the Fund, BRP Equity or any other Person be required to recognize Dissenting Securityholders as holders of those Securities in respect of which Dissent Rights have been validly exercised after the Effective Time, and the names of such Dissenting Securityholders shall be removed from the registers of Securityholders with respect to those Securities for which they have validly exercised Dissent Rights at the Effective Time. In addition to any other restrictions under section 190 of the CBCA, Securityholders who vote or have instructed a proxyholder to vote such Securities in favour of the Unitholder Arrangement Resolution or Preferred Shareholder Arrangement Resolution, as applicable, shall not be entitled to exercise Dissent Rights (but only in respect of such Securities).

  3.2.3    Only registered Securityholders may dissent. Persons who are beneficial Securityholders registered in the name of a broker, custodian, nominee or intermediary who wish to dissent should be aware that they may only do so through the registered owner of such Securities. All Securities are registered in the name of CDS & Co. and are held through the beneficial holders' brokers, custodians, nominees or intermediaries. Accordingly, a beneficial Securityholder who wishes to exercise his or her right of dissent must make arrangements for the Securities beneficially owned by that Securityholder to be registered in the name of the Securityholder prior to the time the written objection to the applicable Arrangement Resolution to be voted upon by the applicable Securityholders at the Unitholder Meeting or the Preferred Shareholder Meeting is required to be received by the Fund or BRP Equity, as the case may be, or, alternatively, make arrangements for the registered holder of such Securities to dissent on behalf of the Securityholder. In such case, the written objection should set forth the number of Securities covered by such written objection.

ARTICLE 4

OUTSTANDING CERTIFICATES

4.1
From and after the Effective Time, any certificates formerly representing Fund Units (other than those held by BRP Canada and Dissenting Securityholders that have properly exercised their Dissent Rights and who are ultimately entitled to be paid the fair value of the Fund Units represented by such certificates) that are not deposited shall represent only the right to receive BREP LP Units in respect thereof or, as to any certificates formerly representing Securities held by Dissenting Securityholders that have properly exercised their Dissent Rights and who are ultimately entitled to be paid the fair value of the Securities represented by such certificates, to receive the fair value of the Securities represented by such certificates.

4.2
If certificates formerly representing Fund Units have not been so deposited on or before the sixth anniversary of the Effective Date, such certificates shall cease to represent a right or claim of any kind or nature and the right of the Unitholder previously represented thereby to receive BREP LP Units shall be deemed to be surrendered to BREP together with all distributions thereon held for such holder.

4.3
Registration of interests in and transfers of the BREP LP Units will be made through a book-based system (the "Book Entry System") administered by CDS. On or about the Effective Date, BREP will deliver to CDS one or more certificates evidencing the aggregate number of BREP LP Units issued in connection with the Arrangement.

4.4
BREP LP Units may be purchased, transferred or surrendered for redemption through a participant in the CDS depository service (a "CDS Participant"). All rights of holders of BREP LP Units may be exercised through, and all payments or other property to which such holder is entitled, may be made or delivered by CDS or the CDS Participant through which the holder holds such BREP LP Units. Upon purchase of such BREP LP Units, the holders will receive only a customer confirmation from the registered dealer which is a CDS Participant and from or through which the BREP LP Units are purchased.

4.5
BREP may issue certificates representing BREP LP Units to one or more unitholders, where such issuances are warranted in the opinion of BREP. BREP also has the option to terminate registration of the BREP LP Units through the Book Entry System, in which case certificates for the BREP LP Units in fully registered form would be issued to beneficial owners of such BREP LP Units or their nominees.

4.6
If any certificate which immediately prior to the Effective Time represented an interest in outstanding Fund Units that were transferred pursuant to Section 2.2 hereof has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to have been lost, stolen or destroyed, the registered holder thereof in the Fund Unit register shall, as a condition precedent to the receipt of any BREP LP Units to be issued to such Person, provide to BREP a bond, in form and substance satisfactory to BREP, or otherwise indemnify BREP to its satisfaction, in its sole and absolute discretion, against any claim that may be made against them with respect to the certificate alleged to have been lost, stolen or destroyed.

4.7
The Fund, BREP and the Transfer Agent shall be entitled to deduct and withhold from any payment, dividend, distribution or consideration otherwise payable to any holder of Fund Units or BREP LP Units such amounts as the Fund, BREP or the Transfer Agent is required to deduct and withhold with respect to such payment under the Tax Act, the Code, or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Fund, BREP and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Fund, BREP or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Fund, BREP or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

4.8
Notwithstanding the foregoing, if it appears to BREP that it would be contrary to applicable law to issue BREP LP Units pursuant to the Arrangement to a Person that is not a resident of Canada or the United States, the BREP LP Units that otherwise would be issued to that Person will be issued to the Transfer Agent for sale by the Transfer Agent on behalf of that Person. The BREP LP Units so issued to the Transfer Agent will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Transfer Agent determines in its sole discretion. The Transfer Agent shall not be obligated to seek or obtain a minimum price for any of the BREP LP Units sold by it. Each such Person will receive a pro rata share of the cash proceeds from the sale of the BREP LP Units sold by the Transfer Agent (less commissions, other reasonable expenses incurred in connection with the sale of the BREP LP Units and any amount withheld in respect of taxes) in lieu of the BREP LP Units themselves. The net proceeds will be remitted in the same manner as other payments pursuant to this Article 4. None of the Fund, BREP or the Transfer Agent will be liable for any loss arising out of any such sales.

ARTICLE 5

AMENDMENTS

5.1
The Parties may amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification or supplement must be: (i) set out in writing; (ii) approved by the Parties; and (iii) filed with the Court.

5.2
Any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Time by the Parties (or, if following the Arrangement, BREP) without the approval of the Court or Securityholders, provided that it concerns a matter which, in the reasonable opinion of the Parties (or, if following the Arrangement, BREP), is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement or is not adverse to the financial or economic interests of any Securityholder.

5.3
Subject to Section 6.2, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties at any time prior to or at the last to occur of the Meetings (provided that the other Parties shall have consented thereto, and provided further that any amendment, modification or supplement to this Plan of Arrangement proposed by the Parties shall not adversely affect the financial or economic interests of any Preferred Shareholder, if Preferred Shareholder Approval has been previously obtained, or any Unitholder, if Unitholder Approval has been previously obtained) with or without any other prior notice or communication to Securityholders, and if so proposed and accepted by the Persons voting at the applicable Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

5.4
Subject to Section 6.2, the Parties may amend, modify or supplement this Plan of Arrangement at any time and from time to time after the first to occur of the Meetings and prior to the Effective Time with the approval of the Court and, if and as required by the Court, after it is consented to by Securityholders voting in the manner directed by the Court.

ARTICLE 6

GENERAL

6.1
Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

6.2
If, prior to the Effective Date, any term or provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, the Court, at the request of any Party, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

6.3
This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the exclusive jurisdiction of the Court.

 APPENDIX I

CANADIAN ASSETS

2224405 Ontario Limited
2224406 Ontario Limited
2224409 Ontario Limited
6167047 Canada Limited
Beaver Power Corporation
Brookfield Power Services Inc.
Brookfield Power Wind Operations Inc.
Brookfield Power Wind Operations LP
Brookfield Renewable Power Development Inc.
Brookfield Renewable Power Development Limited Partnership
Brookfield Renewable Power (Thunder Mountain) Inc.
Chiiwedjin Shu Wind Energy Inc.
Coldwell Wind GP Inc.
Coldwell Wind Limited Partnership
Cranbrook Wind Limited Partnership
Great Lakes Exchange Corporation
Great Lakes Power Holding Corporation
Kwagis Power GP Inc.
Kwagis Power Limited Partnership
Lake Superior Power Limited Partnership
Lake Superior Power Inc.
Nimaasing Wind GP Inc.
Nimaasing Wind Limited Partnership
Valemount Hydro GP Inc.
Valemount Hydro Limited Partnership
Victor Wind Holding Corporation
Wa'as Hydro GP Inc.
Wa'as Power Limited Partnership

The exchange and voting agreement dated February 4, 2009 between Brookfield Renewable Power Inc., Brookfield Power Wind Corporation, Great Lakes Power Holding Corporation, Great Lakes Exchange Corporation, Great Lakes Hydro Income Fund, GLPT Power Holding Corporation and Great Lakes Power Trust, as assigned by Brookfield Power Wind Corporation to Brookfield Renewable Power Inc. pursuant to an assignment and assumption agreement dated as of December 14, 2010 between Brookfield Power Wind Corporation, Brookfield Renewable Power Inc., Great Lakes Power Holding Corporation, Great Lakes Exchange Corporation, Brookfield Renewable Power Fund, Brookfield Renewable Power Trust and GLPT Power Holding Corporation.

D-I-1

 APPENDIX "E"

BREP PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Financial Statements

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Page
Unaudited Pro Forma Condensed Combined Balance Sheet —
As at June 30, 2011 as if the transaction had occurred on June 30, 2011	E-5
Unaudited Pro Forma Condensed Combined Statement of Income (Loss) —
For the year ended December 31, 2010 as if the transaction had occurred on January 1, 2010	E-6
Unaudited Pro Forma Condensed Combined Statement of Income (Loss) —
For the six months ended June 30, 2011 as if the transaction had occurred on January 1, 2010	E-7
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	E-8

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements of Brookfield Renewable Energy Partners L.P. (the "Partnership" or "BREP") adjust the historical combined financial statements of Brookfield Renewable Power Division (the "Division") as at June 30, 2011 and for the six months ended June 30, 2011 and year ended December 31, 2010 to give effect to the following transactions as if each occurred as of June 30, 2011 in the case of the unaudited pro forma condensed combined balance sheet, or as of January 1, 2010 in the case of the unaudited pro forma condensed combined statements of income (loss):

  •
  the transfer of the Division and related transactions including the assumption of the term notes of Brookfield Renewable Power Inc. ("BRPI") and the preferred shares of Brookfield Renewable Power Preferred Equity Inc. and the issuance by a holding entity of preferred shares to BRPI;

  •
  the transfer to the Partnership of the 66% ownership interest in Brookfield Renewable Power Fund (the "Fund") not previously owned by the Division at fair value satisfied by the issuance of Partnership units and the subsequent dissolution of the Fund into an indirect, wholly-owned subsidiary of BREP. The result of this transaction is to reflect the settlement of the Fund unit liability and the issuance of Partnership units as equity and to reflect a reduction in deferred tax balances of certain subsidiaries due to the dissolution of the Fund;

  •
  the amendment of the Power Purchase Agreement between BRPI and Brookfield Renewable Power Trust ("BRPT") to increase the price guaranteed for energy generated from the facilities owned by Great Lakes Power Limited ("GLPL"), a subsidiary of BRPT, from C$68 per megawatt hour ("MWh") to C$82 per MWh. As a result of this amendment, energy revenues generated by facilities owned by GLPL will be increased;

  •
  the amendment of the Master Power Purchase and Sale Agreement between Brookfield Energy Marketing LP ("BEM LP") and Mississagi Power Trust ("MPT") to increase the price paid for energy from the facilities from C$68 per MWh to C$103 per MWh. As a result of this amendment, energy revenues generated by facilities owned by MPT will be increased;

  •
  the execution of an Energy Revenue Agreement between BEM LP and Brookfield Power US Holding America Co. ("BPUSHA") to guarantee the price for energy delivered by certain facilities in the United States at $75 per MWh. The contract price effectively replaces the market prices realized by BPUSHA for generation at these facilities;

  •
  changes in the fair value of certain facilities arising from the contract amendments and new agreement referred to above, changes in the accounting for certain power guarantee agreements between the Division and BRPI, and the change in accounting policy to reflect construction work-in-process at fair value;

  •
  the entry into a Master Services Agreement with Brookfield Asset Management Inc. and an Energy Marketing Agreement with BEM LP; and

  •
  the settlement of certain intercompany balances with BRPI and its subsidiaries.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management. The unaudited pro forma condensed combined financial statements are provided for information purposes only and may not be indicative of the results that would have occurred if the above transactions had been effected on the dates indicated.

The accounting for certain of the above transactions will require the determination of fair value estimates at the date of the transactions. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting for these transactions may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

All financial data in these unaudited pro forma condensed combined financial statements is presented in U.S. dollars and has been prepared in accordance with International Financial Reporting Standards ("IFRS").

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As at June 30, 2011

$US millions	Division- Combined	Transfer of Division	Transfer of BRPF Units	Revaluation of Power Assets	Intercompany Settlements	Income Taxes	Transaction Costs	Proforma
Note references:		4(i)	4(ii)	4(iv)	4(vii)	4(viii)	4(ix)
Assets
Current assets
Cash and cash equivalents	$308	5			12			$325
Trade and other receivables	152							152
Financial instrument assets	1							1
Due from related parties	414				(203)			211

	875	5	—	—	(191)	—	—	689
Due from related parties	20							20
Equity accounted and long-term investments	367			40				407
Property, plant and equipment	12,602			190				12,792
Intangible assets	86							86
Deferred tax assets	236					63		299
Other long-term assets	343							343

	$14,529	5	—	230	(191)	63	—	$14,636

Liabilities and Equity
Current liabilities
Accounts payable and other	$222						20	$242
Financial instrument liabilities	23							23
Due to related parties	617				(330)			287
Current portion of long term debt	270							270

	1,132	—	—	—	(330)	—	20	822
Financial instrument liabilities	185			(165)				20
Due to related parties	106				(106)			—
Credit facilities	140							140
Long term debt	4,889							4,889
Deferred tax liabilities	2,214					(132)		2,082
Other long-term liabilities	168							168

	8,834	—	—	(165)	(436)	(132)	20	8,121

Fund unit liability	1,519		(1,519)					—
Non-controlling interest	467	5						472
Common parent equity	3,709	(3,709)						—
Partnership equity	—	3,709	1,519	395	245	195	(20)	6,043

	5,695	5	—	395	245	195	(20)	6,515

	$14,529	5	—	230	(191)	63	—	$14,636

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2010

$US millions	Division- Combined	Transfer of Division	Transfer of BRPF Units	Power Purchase Agreements	Transfer of Revaluation to OCI	Change in Depreciation Expense	Management Service Agreements	Intercompany Settlements	Income Taxes	Proforma
Note references:		4(i)	4(ii)	4(iii)	4(iv)	4(v)	4(vi)	4(vii)	4(viii)
Revenues	$1,045			120						$1,165
Direct operating costs	(328)						(18)			(346)
Share of cash earnings in equity-accounted investments	22									22

	739	—	—	120	—	—	(18)	—	—	841
Interest expense — borrowings	(404)									(404)
Management service fee	—						(21)			(21)
Current income taxes	(32)									(32)

	303	—	—	120	—	—	(39)	—	—	384

Other items
Depreciation and amortization	(446)					25				(421)
Unrealized financial instrument gains	584				(606)					(22)
Loss on Fund unit liability	(159)		159							—
Share of non-cash earnings in equity-accounted investments	(7)									(7)
Deferred income tax recovery	3								71	74
Other	16							27		43

Net income (loss)	$294	—	159	120	(606)	25	(39)	27	71	$51

Net income (loss) attributable to:
Non-controlling interests	$35		—	—	—	—	—	—	—	$35
Common parent	259	(259)								—
Partners	—	259	159	120	(606)	25	(39)	27	71	16

	$294	—	159	120	(606)	25	(39)	27	71	$51

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the six months ended June 30, 2011

$US millions	Division- Combined	Transfer of Division	Transfer of BRPF Units	Power Purchase Agreements	Transfer of Revaluation to OCI	Change in Depreciation Expense	Management Service Agreements	Intercompany Settlements	Income Taxes	Proforma
Note references:		4(i)	4(ii)	4(iii)	4(iv)	4(v)	4(vi)	4(vii)	4(viii)
Revenues	$622			81						$703
Direct operating costs	(179)						(9)			(188)
Share of cash earnings in equity-accounted investments	12									12

	455	—	—	81	—	—	(9)	—	—	527
Interest expense — borrowings	(197)									(197)
Management service fee	—						(11)			(11)
Current income taxes	(29)									(29)

	229	—	—	81	—	—	(20)	—	—	290

Other items
Depreciation and amortization	(221)					2				(219)
Unrealized financial instrument gains	3				(3)					—
Loss on Fund unit liability	(160)		160							—
Share of non-cash earnings in equity-accounted investments	(4)									(4)
Deferred income tax provision	(31)								23	(8)
Other	23							13		36

Net income (loss)	$(161)	—	160	81	(3)	2	(20)	13	23	$95

Net income (loss) attributable to:
Non-controlling interests	$10		—	—	—	—	—	—	—	$10
Common parent	(171)	171								—
Partners	—	(171)	160	81	(3)	2	(20)	13	23	85

	$(161)	—	160	81	(3)	2	(20)	13	23	$95

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     NATURE AND DESCRIPTION OF THE LIMITED PARTNERSHIP

  Brookfield Renewable Energy Partners L.P. (the "Partnership" or "BREP") was created to facilitate a corporate reorganization (the "Arrangement") of the renewable power operations of Brookfield Renewable Power Inc. ("BRPI" or the "Company"). BRPI is a wholly-owned subsidiary of Brookfield Asset Management Inc. ("Brookfield"). The Arrangement will result in BREP's acquisition of BRPI's renewable power operations (including the assumption of BRPI's term notes with maturities ranging from 2016 to 2036 (the "BRPI Bonds") and the preferred shares of Brookfield Renewable Power Preferred Equity Inc. ("BRP Equity")), the acquisition of the outstanding fund units of Brookfield Renewable Power Fund (the "Fund") not previously owned by BRPI, the dissolution of the Fund and the execution or amendment of certain agreements described in Note 4. After the Arrangement, Brookfield will hold, directly or indirectly, approximately a 73% limited partnership interest on a fully exchanged basis and a 0.01% general partnership interest in BREP.

  The Partnership was formed as a limited partnership established under the laws of Bermuda, pursuant to a limited partnership agreement dated June 27, 2011. In connection with the Arrangement, an amended and restated limited partnership agreement (the "Partnership Agreement") will replace the initial limited partnership agreement in its entirety.

  The registered office of the Partnership is Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda.

2.     BASIS OF PRESENTATION

  The Partnership's unaudited pro forma condensed combined financial statements as at June 30, 2011 and for the six months ended June 30, 2011 and year ended December 31, 2010 have been prepared assuming the transactions described above had each occurred as of June 30, 2011 in the case of the unaudited pro forma condensed combined balance sheet, or as of January 1, 2010 in the case of the unaudited pro forma condensed combined statements of income (loss). The pro forma adjustments are described in Note 4 and are based upon currently available information and certain assumptions made.

  The Partnership's unaudited pro forma condensed combined statements have been prepared using the following information:

  i.
  Audited combined financial statements of Brookfield Renewable Power Division ("the Division") for the year ended December 31, 2010; and

  ii.
  Unaudited combined financial statements of the Division for the six months ended June 30, 2011.

  The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and should be read in conjunction with the combined financial statements of the Division described above and related disclosures used to prepare these statements. The preparation of these unaudited pro forma condensed combined financial statements requires management to make estimates and assumptions deemed appropriate. The unaudited pro forma condensed combined financial statements are not intended to present or be indicative of the actual financial position and results of operations that would have occurred if the transactions described above had been effected on the dates indicated.

3.     SIGNIFICANT ACCOUNTING POLICIES

  The Partnership presents its financial statements in accordance with International Financial Reporting Standards ("IFRS"). The accounting policies used in the preparation of the Partnership's unaudited pro forma condensed combined financial statements are those that are set out in the Division's audited combined financial statements for the year ended December 31, 2010, except as discussed below.

  The Partnership will elect to change its accounting policy for the revaluation of property, plant and equipment to include construction work-in-process. The Division historically accounted for construction work-in-process at cost until the asset was available for use to produce power for sale. The Partnership will elect to change its policy to provide more accurate and reliable information of the fair value of its property, plant and equipment. The Partnership will revalue construction work-in-process when sufficient information exists to determine fair value using the discounted cash flow method. The Partnership has included the effects of this change in accounting policy within these unaudited pro forma condensed combined financial statements as described in Note 4(iv).

4.     PRO FORMA ADJUSTMENTS

  This note should be read in conjunction with Note 2, Basis of Presentation. The Partnership's unaudited pro forma condensed combined financial statements adjust the Division's combined financial statements to give effect to the following transactions discussed in these notes.

  •
  Transfer of the Division

  •
  Transfer of Fund units

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4.     PRO FORMA ADJUSTMENTS (Continued)

  •
  Amendment and execution of power purchase and guarantee agreements

  •
  Changes in fair value of property, plant and equipment

  •
  Accounting policy change for construction work-in-process

  •
  Settlement of intercompany transactions

  •
  Execution of management service agreements

  The unaudited pro forma condensed combined financial statements also reflect the deferred tax adjustments arising from the above transactions and the computation of income (loss) per unit attributable to the general partner and limited partners based on the units to be issued in connection with the transactions described in (i) and (ii) below and the terms of the Partnership Agreement.

  The unaudited pro forma condensed combined financial statements do not reflect the impact of potential cost savings and other synergies.

  (i)    Transfer of the Division

  Through a series of transactions, BRPI will transfer the Division to Brookfield Renewable Energy L.P. ("BRELP"), a subsidiary of the Partnership, in return for the issuance of limited partnership units of the Partnership and redeemable partnership units of BRELP (see Note 5). As described in Note 5, the redeemable partnership units of BRELP will be accounted for as limited partnership units of the Partnership. The transfer of the Division includes all of BRPI's renewable power operations and the assumption of the BRPI Bonds and the preferred shares of BRP Equity. Since the BRPI Bonds and preferred shares of BRP Equity are reflected in the combined financial statements of the Division, no pro forma adjustments are required for the assumed approval of the Arrangement by the holders of such instruments.

  BRPI will own the general partner of BRELP (the "BRELP General Partner"). As part of the Arrangement, the Partnership will enter into a voting arrangement with BRPI (the "Voting Agreement") to provide the Partnership with control of the BRELP General Partner and BRELP. Accordingly, the Partnership will consolidate the accounts of BRELP and its subsidiaries.

  BRPI will provide $5 million of working capital funding through a subscription for preferred shares of a subsidiary of BRELP ("Bermuda Holdco"). The preferred shares of Bermuda Holdco are reflected as non-controlling interest on the unaudited pro forma condensed combined balance sheet as of June 30, 2011. The impact of the preferred share dividends on the unaudited pro forma condensed combined statements of income (loss) is not material.

  (ii)   Transfer of Brookfield Renewable Power Fund Units

  The transfer of the 66% of the Fund units not previously owned by the Division to the Partnership will be completed at fair value satisfied by the issuance of Partnership units. The result of this transaction is to reflect the settlement of the Fund unit liability at June 30, 2011 of $1,519 million and the Partnership units issued to satisfy the transfer are treated as equity of the Partnership. As a result of this transaction, the loss on Fund unit liability of $159 million and $160 million, related to the change in fair value of the units and the distributions made on such fund units, are eliminated in the unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2010 and six months ended June 30, 2011, respectively. Subsequent to the transfer of the Fund units, the Fund will be dissolved into a subsidiary of BRELP.

  (iii) Power Purchase Agreements

  The unaudited pro forma condensed combined statements of income (loss) reflect an amendment to the power purchase agreement between BRPI and Brookfield Renewable Power Trust ("BRPT"), an indirect wholly-owned subsidiary of the Partnership (the "GLPL PPA"). Under the amendment, BRPI will agree to guarantee the price of electricity generated by facilities owned by Great Lakes Power Limited, a subsidiary of BRPT, at C$82 per MWh for consideration of a prepayment amount payable in the amount of C$153.3 million. This price is to be increased annually on January 1 by an amount equal to forty percent (40%) of the increase in the consumer price index during the previous calendar year.

  In a separate transaction, Brookfield Energy Marketing LP ("BEM LP") and Mississagi Power Trust ("MPT"), an indirect wholly-owned subsidiary of the Partnership, will agree to an amendment to the existing Master Power Purchase and Sale Agreement (the "Mississagi PPA") to adjust the price of electricity purchased to C$103 per MWh for consideration of a prepayment amount payable in the amount of C$139 million. This price is to be increased annually by an amount equal to twenty percent (20%) of the

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4.     PRO FORMA ADJUSTMENTS (Continued)

  increase in the consumer price index during the previous calendar year. The contract may be terminated between January and July 2017 and January and July 2024 by MPT upon 120 days written notice.

  The amount of the contract price amendment payments will be equal to the present value of the increase in revenues. The prepayment amounts will be funded by loans from BRPI. As part of the Arrangement, BRPI will contribute the loans receivable from these funding arrangements to a subsidiary of the Partnership. As adjustments arising from a reorganization of entities under common control, the prepayments and loan contributions will be recorded as adjustments to Partnership equity. Accordingly, there is no net cash or equity impact of the contract prepayments on the unaudited pro forma condensed combined balance sheet and no impact of such prepayments on the unaudited pro forma condensed combined statements of income (loss).

  In a third transaction, BEM LP and Brookfield Power US Holding America Co. ("BPUSHA"), an indirect wholly-owned subsidiary of the Partnership, will agree to an Energy Revenue Agreement under which BEM LP will guarantee the price for energy delivered by certain facilities in the United States at $75 per MWh. This price is to be increased annually on January 1 by an amount equal to forty percent (40%) of the increase in the consumer price index during the previous calendar year, but not exceeding an increase of three percent (3%) in any calendar year. In conjunction with the Energy Revenue Agreement, BEM LP and each of the owners of the facilities will enter into power agency agreements (the "Power Agency Agreements") under which BEM LP will provide certain services. BEM LP will be entitled to be reimbursed for any third party costs incurred but receives no additional fee under the Power Agency Agreements.

  The impacts of these contract price amendments and agreements on pro forma revenues for the year ended December 31, 2010 and the six months ended June 30, 2011, are summarized as follows:

	Actual Generation (GWh)		Incremental Revenue (in millions)
Contract	December 31, 2010	June 30, 2011	December 31, 2010	June 30, 2011
GLPL PPA	997	579	13	8
Mississagi PPA	412	289	14	10
Energy Revenue Agreement	3,470	2,096	93	63

Total	4,879	2,964	120	81

  (iv)  Changes in Fair Value of Property, Plant and Equipment

  During the year ended December 31, 2010 and the six months ended June 30, 2011, certain power guarantee agreements between the Division and BRPI were accounted for as financial instruments and unrealized gains of $606 million and $3 million were recorded in the Division's combined statements of income (loss), respectively.

  As a result of new agreements and changes in existing agreements with BRPI and its subsidiaries arising from the Arrangement, the contracts will not be accounted for as financial instruments by the Partnership. The unrealized financial instrument gains described above have been eliminated in the unaudited pro forma condensed combined statements of income (loss). In addition, these contracts will be considered to be linked to the corresponding facilities and, accordingly, the cash flows from these contracts will be incorporated into the Partnership's discounted cash flow valuation model for such facilities in applying the revaluation method. The unaudited pro forma condensed combined balance sheet as of June 30, 2011 has been adjusted to eliminate the Division's financial instrument liability of $165 million and to record a corresponding reduction in the carrying value of property, plant and equipment.

  The amendments and agreements discussed in (iii) above result in changes in the fair value of the related power generating assets using the revaluation model since the fair value of such assets are determined using a discounted cash flow model. The unaudited pro forma condensed combined balance sheet as of June 30, 2011 reflects a net reduction in the fair value of property, plant and equipment of $167 million as a result of these amendments and agreements, including the $165 million reduction discussed above.

  The Partnership will elect to change its accounting policy to revalue construction work-in-process as a class of assets. The Partnership will account for this change in accordance with IAS 8 — Accounting Policies, Changes in Accounting Estimates and Errors, which requires a change in accounting policy pertaining to the revaluation of property, plant and equipment to be applied prospectively from the date of the policy change as an adjustment to the revaluation surplus. The unaudited pro forma condensed combined balance sheet as of June 30, 2011 reflect an increase in the fair value of property, plant and equipment and an increase in equity-accounted and long-term investments of $357 million and $40 million, respectively, as a result of the change in accounting policy. There are no adjustments to the

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4.     PRO FORMA ADJUSTMENTS (Continued)

  unaudited pro forma condensed combined statements of income (loss) arising from this policy change since depreciation would not have commenced for any of the affected assets during the periods presented.

  The fair value of property, plant and equipment increased $190 million in the unaudited pro forma condensed combined balance sheet as of June 30, 2011 as a result of these adjustments.

  (v)   Change in Depreciation Expense

  The reduction in fair value of the power generating assets from the Division's combined financial statements results in a decrease in pro forma depreciation expense of $25 million and $2 million for the year ended December 31, 2010 and the six months ended June 30, 2011, respectively.

  (vi)  Management Service Agreements

  The unaudited pro forma condensed combined statements of income (loss) reflect an exclusive agreement with Brookfield to provide operating, management and consulting services to the Partnership (the "Master Services Agreement") for a management service fee. The fee will be paid on a quarterly basis and will continue in perpetuity. The fee has a fixed quarterly component of $5 million and a variable component calculated as a percentage of the increase in the total capitalization value of the Partnership, as defined. The Partnership is also required to reimburse Brookfield for out-of-pocket costs incurred to provide required services to the Partnership. The unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect an expense of $21 million and $11 million, respectively, related to the Master Services Agreement.

  In addition to the management service agreement, the unaudited pro forma condensed combined statements of income (loss) reflect an agreement with BEM LP to provide energy marketing services (the "Energy Marketing Agreement"). The Partnership will pay an annual marketing service fee of $18 million to BEM LP. The fee will be increased annually on January 1 by an amount equal to the increase in the U.S. consumer price index during the previous calendar year. The unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect an expense of $18 million and $9 million, respectively, related to the Energy Marketing Agreement.

  (vii) Intercompany Settlements

  The Partnership and its subsidiaries will settle certain intercompany loans and transactions with BRPI or its wholly-owned subsidiaries upon completion of the Arrangement. The unaudited pro forma condensed combined balance sheet include the reduction in amounts due from related parties of $203 million and amounts due to related parties of $436 million as a result of these settlements. In conjunction with these settlements, interest income (expense) has been adjusted in the pro forma condensed combined statement of income (loss) to reflect these transactions and results in an increase in other of $27 million and $13 million for the year ended December 31, 2010 and the six months ended June 30, 2011, respectively.

  (viii)  Deferred Income Taxes

  The unaudited pro forma condensed combined balance sheet as of June 30, 2011 reflects an increase in deferred tax assets of $63 million as a result of the contract amendment payments (see (iii) above) and a decrease in deferred tax liabilities of $132 million as a result of changes in temporary differences arising from the pro forma adjustments discussed above, primarily related to the increase in the fair value of property, plant and equipment and the elimination of the financial instrument liability (see (iv) above) and the change in applicable tax rate for certain subsidiaries as a result of the dissolution of the Fund as part of the Arrangement. The unaudited pro forma condensed combined statements of income (loss) reflect an increase in deferred income tax recovery of $71 million for the year ended December 31, 2010 and a decrease in deferred income tax provision of $23 million for the six months ended June 30, 2011.

  (ix)  Transaction Costs

  Transaction costs of $20 million are expected relating to the Arrangement. Transaction costs include: legal fees, regulatory filing fees, audit fees, third party consulting costs, printing and mailing costs and other miscellaneous expenses. Because the transaction costs are not expected to have a continuing impact on the Partnership's results, the amount was recorded as an increase to accumulated deficit.

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4.     PRO FORMA ADJUSTMENTS (Continued)

  (x)   Earnings per Unit

  Based on the unaudited pro forma condensed combined statements of income (loss), the Partnership units that will be issued in connection with the Arrangement (see Note 5) and the allocation of earnings under the terms of the Partnership Agreement (see Note 5) the pro forma earnings per unit are as follows:

	Year ended December 31, 2010	Six months ended June 30, 2011
Basic earnings per unit attributable to:
General Partner	$0.00	$0.00
Limited Partners	0.06	0.32
Diluted earnings per unit attributable to:
General Partner	0.00	0.00
Limited Partners	0.06	0.32

5.     PARTNERSHIP CAPITAL

  The Partnership's capital structure is comprised of two classes of Partnership units: general partnership units and limited partnership units. Income and distributions of the Partnership are allocated to the partners of record based on their respective interests in the Partnership. Distributions may be made by the general partner of the Partnership with the exception of instances that there is insufficient cash available, payment renders the Partnership unable to pay its debts or payment of which might leave the Partnership unable to meet any future or contingent obligations.

  BRELP will issue redeemable limited partnership units to BRPI and certain of its subsidiaries in connection with the transfer of the Division that may, at the request of the holder, require BRELP to redeem all or a portion of the holders' units of BRELP for cash after two years from the date of closing the Arrangement. This right is subject to the Partnership's right of refusal which entitles it, at its sole discretion, to elect to acquire any unit so presented to BRELP in exchange for one of the Partnership's limited partnership units (subject to customary adjustments). As the Partnership, at its sole discretion, has the right to settle the obligation with limited partnership units, the redeemable partnership units of BRELP are classified as limited partnership units of the Partnership in the unaudited pro forma condensed combined financial statements.

  Based on 265.2 million limited partnership units of the Partnership to be issued in the Arrangement, Brookfield's aggregate limited partnership interest in the Partnership would be approximately 73% if it exercised its redemption right in full and the Partnership fully exercised its right of first refusal.

 APPENDIX "F"

NOTICE OF APPLICATION TO THE COURT FOR FINAL HEARING

F-1

27SEP201121285603 F-2 Court File No.CU— 11—9400-0000 ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.0. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING BROOKFIELD RENEWABLE POWER INC., BROOKFIELD RENEWABLE POWER PREFERRED EQUITY INC., BROOKFIELD RENEWABLE POWER FUND, AND CERTAIN OTHER RELATED ENTITIES BROOKFIELD RENEWABLE POWER INC., BROOKFIELD RENEWABLE POWER PREFERRED EQUITY INC. and BROOKFIELD RENEWABLE POWER FUND Applicants NOTICE OF APPLICATION TO THE RESPONDENTS: A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicants. The claim made by the applicants appears on the following page. THIS APPLICATION will come on for a hearing before a Judge presiding over the Commercial List on November 22, 2011 at 10:00 a.m. or as soon after that time as the Application may be heard at 330 University Avenue, Toronto, Ontario. IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the applicants’ lawyer or, where the applicants do not have a lawyer, serve it on the applicants, and file it, with proof of service, in this court office at least five days before the hearing, and you or your lawyer must appear at the hearing. IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicants’ lawyer or, where the applicants do not have a lawyer, serve it on the applicants, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but at least five days before the hearing.

27SEP201121285791 F-3 IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE. Date September 26, 2011 Issued by Local register Address of 330 University Avenue court office 7th Floor Toronto, Ontario M5G 1E6 Giuseppe Dipietro Registrar TO: Holders of Series 3, Series 4, Series 6 and Series 7 Bonds of Brookfield Renewable Power Inc. AND TO: The Indenture Trustees of Brookfield Renewable Power Inc. Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario AND TO: The Directors and Auditors of Brookfield Renewable Power Inc. in care of Brookfield Renewable Power Inc. Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario AND TO: The Preferred Shareholders of Brookfield Renewable Power Preferred Equity Inc. AND TO: The Directors and Auditors of Brookfield Renewable Power Preferred Equity Inc. in care of Brookfield Renewable Power Preferred Equity Inc. Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario AND TO: The Unitholders of Brookfield Renewable Power Fund AND TO: The Trustee and Auditors of Brookfield Renewable Power Fund in care of Brookfield Renewable Power Fund 480 de la Cite Boulevard, Gatineau, Quebec

27SEP201121290004 F-4 APPLICATION 1. The Applicants make application for: (a) an order approving the arrangement involving the Applicants under section 182(5) of the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16, as amended (the “OBCA”) (the “Arrangement”); (b) the advice and directions of this Honourable Court pursuant to section 182(5) of the OBCA, the Amended and Restated Trust Indenture of Brookfield Renewable Power Fund, dated October 27, 1999, as further amended on April 28, 2003 and May 13, 2011, rule 14.05 of the Rules of Civil Procedure, and section 60 of the Trustee Act, R.S.O. 1990, c. T-23, with respect to the calling, holding and conducting of a special meeting of the holders of preferred shares of Brookfield Renewable Power Preferred Equity Inc., and a special meeting of the holders of trust units of Brookfield Renewable Power Fund, to consider and vote upon, among other things, the Arrangement; and (c) such further and other relief as this Honourable Court deems just. 2. The grounds for the application are: (a) Brookfield Renewable Power Inc. (“BRPI”) is a company incorporated under the OBCA. BRPI owns and manages a portfolio of renewable power generating facilities and other infrastructure assets. BRPI has outstanding, among other securities, notes with an aggregate principal amount of C$1.1 billion issued to the public; (b) Brookfield Renewable Power Preferred Equity Inc. (“BRP Equity”) is a company incorporated under the provisions of the Canada Business Corporations Act, R.S.C. 1985 c. C-44, as amended. All the common shares of BRP Equity are owned indirectly by Brookfield Renewable Power Fund. BRP Equity also has outstanding Class A Preference Shares, Series 1 (the “Preferred Shares”) issued to the public and which trade on the Toronto Stock Exchange (“TSX”);

27SEP201121290199 F-5 (c) Brookfield Renewable Power Fund (the “Fund”) is an unincorporated, open-ended trust established on September 14, 1999 pursuant to a trust agreement, subsequently amended and restated. The Fund owns renewable power generating facilities which are managed by BRPI. The Fund has outstanding trust units which trade on the TSX, approximately 34% (on a fully exchanged basis) of which are owned by BRPI and the remaining approximately 66% are held by the public; (d) the proposed Arrangement involves the strategic combination of all the renewable power assets of BRPI and the Fund to create a global publicly traded partnership called Brookfield Renewable Energy Partners L.P.; (e) the proposed Arrangement is an “arrangement” as defined in section 182(1) of the OBCA; (f) all preconditions to the approval of the Arrangement by the Court, including all statutory requirements under the OBCA, have been fulfilled or will be fulfilled by the date of the return of this Application; (g) the Arrangement is put forward in good faith and is fair and reasonable; (h) if the Arrangement is approved, the Applicants intend to rely on the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, as set forth in Section 3(a)(10) thereof in respect of any securities to be issued under the Arrangement; (i) section 182 of the OBCA; (j) Rules 14.05(1), 14.05(2), 14.05(3), 17.02 and 38 of the Rules of Civil Procedure; and (k) such further and other grounds as counsel may advise and this Honourable Court may permit. 3. The following documentary evidence will be used at the hearing of the application: (a) this Notice of Application; (b) such Interim Order as may be granted by this Honourable Court;

27SEP201121290381 F-6 (c) affidavit evidence to be sworn on behalf of the Applicants, with exhibits thereto; (d) further affidavit evidence to be sworn on behalf of the Applicants reporting (i) as to the calling and conduct of the meeting of holders (the “Bondholders”) of the Series 3, Series 4, Series 6 and Series 7 medium term notes issued by BRPI (the “Bonds”) in accordance with the terms of the indenture pursuant to which the Bonds were issued, and the results of the Bondholders vote upon a special resolution approving the Arrangement, and (ii) as to the meetings of Preferred Shareholders and Unitholders conducted pursuant to the Interim Order and the results of those meetings; and (e) such further and other material as counsel may advise and this Honourable Court may permit. Notice of this Application to Bondholders, Unitholders and Preferred Shareholders outside Ontario is given pursuant to Rules 17.02(n) and 17.02(o) of the Rules of Civil Procedure, and the terms of any interim order for advice and directions granted by this Honourable Court. September 26, 2011 Torys LLP Suite 3000 79 Wellington St. W. Box 270, TD Centre Toronto, Ontario M5K 1N2 Canada Fax: 416.865.7380 Linda M. Plumpton (LSUC#: 34800A)  Tel: 416.865.8193 Alexander C.W. Smith (LSUC #: 57578L)  Tel: 416.865.8142 Lawyers for the Applicants

27SEP201121290572 F-7 IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.0. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE Court File No: CU-11 9400-0000. AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING BROOKFIELD RENEWABLE POWER PREFERRED INC. et al. ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST Proceeding commenced at Toronto NOTICE OF APPLICATION Torys LLP Suite 3000 79 Wellington St. W. Box 270, TD Centre Toronto, Ontario M5K 1N2 Canada Fax: 416.865.7380 Linda M. Plumpton (LSUC#: 34800A) Tel: 416.865.8193 Alexander C.W. Smith (LSUC #: 57578L) Tel: 416.865.8142 Lawyers for the Applicants

QuickLinks

  Exhibit T3E

GENERAL PROXY MATTERS
PRINCIPAL AMOUNT OF NOTES OUTSTANDING
OVERVIEW OF PROPOSED COMBINATION
GOVERNANCE
STRATEGIC BENEFITS OF THE COMBINATION
OVERVIEW OF MATTERS TO BE CONSIDERED AT THE MEETING
RATINGS
BUSINESS OF BROOKFIELD RENEWABLE
CAPITALIZATION OF BROOKFIELD RENEWABLE
BROOKFIELD RENEWABLE'S PRINCIPAL AGREEMENTS
APPROVALS AND ANTICIPATED TIMING FOR COMBINATION
DETAILS OF THE ARRANGEMENT
MEETING MATTERS
PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
RISK FACTORS
OFFICES OF BNY TRUST COMPANY OF CANADA
GLOSSARY OF TERMS
APPENDIX "A" EXTRAORDINARY RESOLUTION
APPENDIX "B" SIXTH SUPPLEMENTAL INDENTURE

Exhibit A
SCHEDULE A
APPENDIX "C" FORM OF GUARANTEE
APPENDIX "D" PLAN OF ARRANGEMENT
APPENDIX I CANADIAN ASSETS
APPENDIX "E" BREP PRO FORMA FINANCIAL STATEMENTS
APPENDIX "F" NOTICE OF APPLICATION TO THE COURT FOR FINAL HEARING